Exhibit 10.1

THIRD AMENDED AND RESTATED LOAN AGREEMENT

between

NATURAL GAS SERVICES GROUP, INC.

and

WESTERN NATIONAL BANK

Dated as of January 3, 2005

THIRD AMENDED AND RESTATED LOAN AGREEMENT

     This Third Amended and Restated Loan Agreement, dated as of January 3, 2005, made and entered into by and among Natural Gas Services Group, Inc., a Colorado corporation (the “Borrower”), and Screw Compression Systems, Inc. (the “Guarantor”), and Western National Bank, a national banking association (the “Lender”).

Recitals

     WHEREAS, the Borrower and the Lender are parties to that certain Second Amended and Restated Loan Agreement, dated as of November 3, 2003, as amended by the First Modification dated effective as of December 15, 2004, (said Second Amended and Restated Loan Agreement, the “Prior Loan Agreement”);

     WHEREAS, pursuant to the Prior Loan Agreement, the Borrower is now indebted to the Lender as evidenced by (i) that certain Revolving Line of Credit Promissory Note, dated March 26, 2003, in the original principal amount of $750,000.00, as renewed and extended on May 28, 2004, (ii) that certain Term Promissory Note, dated November 3, 2003, in the original principal amount of $7,521,109.00, and (iii) that certain Advance Term Note, dated November 3, 2003, in the original principal amount of $10,000,000.00, as and modified by documents dated effective as of December 15, 2004, which notes were given in renewal, extension, rearrangement and consolidation of Borrower’s indebtedness and additional funds made available to Borrower, the outstanding balances of which comprise a portion of Borrower’s indebtedness.

     WHEREAS, the Borrower has requested that the Lender (i) make additional loans to the Borrower, evidenced by the $8,000,000.00 Term Promissory Note, and the Oklahoma Term Promissory Note; and (ii) maintain, increase, and continue the Borrower’s revolving line of credit facility pursuant to the Revolving Line of Credit Promissory Note and this Third Amended and Restated Loan Agreement; and

     WHEREAS, the Bank is agreeable to the Borrower’s requests but only upon and subject to the terms and provisions which are hereinafter specified.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I
Definitions

     1.1 Defined Terms. In addition to the terms defined in the preamble and elsewhere in this Agreement, the following terms shall have the following meanings:

     “Advance” means any loan disbursement to or on behalf of Borrower under any of the Loan Papers, including, without limitation, all amounts initially advanced under the Notes and all Subsequent Advances.

     “Advance Note” means the Advancing Line of Credit Promissory Note described in Section 2.1(e) hereof, as the same may be renewed, extended, increased or otherwise modified from time to time.

     “Affiliate” means, as to any person, (a) any other person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person or (b) any person who is a director, officer or partner (i) of such person, (ii) of any Subsidiary of such person or (iii) of any person described in the preceding clause (a). For purposes of this definition, “control” of a person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such person or (ii) direct or cause the direction of the management and policies of such person whether by contract or otherwise.

     “Agreement” means this Third Amended and Restated Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time.

     “Bank Liens” means Liens in favor of the Lender, securing all or any portion of the Obligations, including, but not limited to, Rights in any Collateral created in favor of the Lender, whether by mortgage, pledge, hypothecation, assignment, transfer or other granting or creation of Liens.

     “Borrowing Base” means at any date the amount set forth in line M in the Borrowing Base Report, as determined pursuant to and in accordance with Section 2.3 and Exhibit D of this Agreement at such date.

     “Borrowing Base Report” shall have the meaning given to such term as set forth in Section 2.3(b) of this Agreement.

     “Business Day” means every day on which Lender is open for banking business.

     “Change of Control” means the occurrence after the date of this Agreement of any circumstance or event in which (i) a person shall cause or bring about (through solicitation of proxies or otherwise) the removal or resignation of a majority of the members of the

Board of Directors of the Borrower serving in such capacity on the date of this Agreement or a person causes or brings about (through solicitation of proxies or otherwise) an increase in the size of the existing Board of Directors of the Borrower such that the existing members of the Board of Directors thereafter represent a minority of the total number of persons comprising the entire Board; or (ii) a person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of any class of stock of the Borrower having thirty percent (30%) or more of the total number of votes that may be cast for the election of directors of the Borrower.

     “Collateral” means any and all property, tangible or intangible, now existing or hereafter acquired, mortgaged, pledged, assigned or otherwise encumbered by the Borrower, the Subsidiaries or any other person to or for the benefit of the Lender pursuant to any of the Loan Papers now or hereafter executed and delivered by the Borrower or any of its Subsidiaries or any other person to secure the payment and performance of the Notes and obligations of the Borrower hereunder or under any of the other Loan Papers, as any such Loan Paper may be amended, supplemented or otherwise modified from time to time.

     “Consolidated Cash Flow” means, with respect to any period of calculation thereof, the sum of (i) the consolidated pre-tax net income (or loss), less actual taxes paid, from continuing operations of the Borrower and its Subsidiaries during such period (excluding extraordinary income but including extraordinary expenses), plus (ii) depreciation, depletion, amortization and interest expenses deducted in determining consolidated net income (or loss) of the Borrower and its Subsidiaries during such period, all determined on a consolidated basis.

     “Consolidated Current Ratio” means the ratio of (i) the sum of the current assets of the Borrower and its Subsidiaries to (ii) the sum of the current liabilities of the Borrower and its Subsidiaries, all determined on a consolidated basis.

     “Consolidated Debt” means at a particular date the total Debt of the Borrower and its Subsidiaries, determined on a consolidated basis.

     “Consolidated Fixed Charges” means, with respect to any period of calculation thereof, the sum of (a) the aggregate principal amount of all Debt of the Borrower and its Subsidiaries paid or due and payable during such period plus (b) all interest, including, without limitation, imputed interest in connection with Financing Leases, paid or accrued by the Borrower and its Subsidiaries during such period; provided, however, that any principal amount of Debt and any interest payable in one fiscal period and paid in another shall not be twice included in Consolidated Fixed Charges.

     “Consolidated Intangible Assets” means those assets of the Borrower and its Subsidiaries, determined on a consolidated basis, that would be classified as intangible assets in accordance with generally accepted accounting principles, but in any event including, without limitation, (i) deferred assets, other than prepaid insurance and prepaid taxes; (ii) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such person, prepared in accordance with generally accepted accounting principles; (iii) unamortized debt discount and expense, and unamortized organization and reorganization expense; and (iv) assets located, and notes and receivables due from obligors domiciled, outside of the United States.

     “Consolidated Tangible Net Worth” means at a particular date (i) the sum of (a) all amounts which would be included under stockholders’ equity, on a consolidated balance sheet of the Borrower and its Subsidiaries and (b) the outstanding principal amount of the Subordinated Notes, less (ii) the sum of the aggregate book value of Consolidated Intangible Assets, all determined on a consolidated basis.

     “Contractual Obligation” means, as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

     “Debt” means, for the Borrower and any Subsidiary, at any particular date, and without duplication, the sum at such date of (i) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) for which such person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such person otherwise assures a creditor against loss; (ii) all obligations of such person under leases which shall have been, or should have been, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such person otherwise assures a creditor against loss, (iii) unfunded vested benefits under each ERISA Plan; (iv) all indebtedness and other liabilities secured by any Lien on any property owned by such person even though such person has not assumed or otherwise become liable for payment thereof; (v) all obligations of such person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such person; and (vi) indebtedness of such person evidenced by a bond, debenture, note or similar instrument, excluding, however, the Subordinated Notes.

     “Environmental Complaint” means any complaint, request for information, summons, order, demand, citation, notice or other written communication from any person or Governmental Authority with respect to the existence or alleged existence of a violation of any Requirement of Law or liability resulting from any air emission, water discharge, noise emission, asbestos, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any of the property owned, operated or used by the Borrower or any of its Subsidiaries.

     “ERISA Plan” shall have the meaning given to such term as set forth in Section 4.15 of this Agreement.

     “Event of Default” shall have the meaning given to such term as set forth in Section 7.1 of this Agreement.

     “Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

     “Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     “Hazardous Substance” shall have the meaning given to such term as set forth in Section 4.20 of this Agreement.

     “Highest Lawful Rate” means the maximum rate of interest (or, if the context so requires, an amount calculated at such rate) which Lender is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Papers.

     “Letters of Credit” means those certain Letters of Credit of even date herewith, issued by Lender to Borrower in the aggregate original principal amount of $2,000,000.00, which Letters of Credit secure Borrower’s performance under the SCS Notes.

     “Lien” means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, including, but not limited to, a lien or security interest arising from any mortgage, encumbrance, pledge, hypothecation, assignment, deposit arrangement, or preference, priority or other security agreement (including, without limitation, any conditional sale or other title retention agreement or trust receipt or a lease, consignment or bailment for security purposes). The term “Lien” shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

     “Loan Papers” means (i) this Agreement, (ii) the Notes and (iii) any and all notes, mortgages, deeds of trust, security agreements, pledge agreements, financing statements, guaranties, and other agreements, documents, certificates, letters and instruments ever delivered or executed pursuant to, or in connection with, this Agreement, whether existing on the date hereof or thereafter created, as any of the same may hereafter be amended, supplemented, extended or restated.

     “Material Adverse Effect” means any set of circumstances or events which (i) has, will or could reasonably be expected to have any material adverse effect upon the validity or enforceability of this Agreement or any of the other Loan Papers or the Rights or remedies of the Lender hereunder or thereunder; (ii) is or could reasonably be expected to be material and adverse to the financial condition, business, operations, property or prospects of the Borrower or any of its Subsidiaries; (iii) will or could reasonably be expected to impair the ability of the Borrower or any of its Subsidiaries to perform its respective obligations under the terms and conditions of any of the Loan Papers to which it is a party; or (iv) will or could reasonably be expected to cause an Event of Default.

     “Material Agreement” of any person means any material written or oral agreement, contract, commitment, arrangement or understanding to which such person is a party, by which such person is directly or, to such person’s knowledge, indirectly bound, or to which any asset of such person may be subject, which is not cancelable by such person upon 30 days or less notice without liability for further payment other than nominal penalties, excluding, however, such agreements, contracts, commitments, arrangements or understandings pursuant to which the subject matter thereof does not exceed $50,000.00 in the aggregate.

     “Note” or “Notes” means the individual or collective reference, as the context may require, to the Advance Note, Revolving Line of Credit Promissory Note, the $7,521,109.00 Term Promissory Note, the $8,000,000.00 Term Promissory Note and the Oklahoma Term Promissory Note.

     “Obligations” means the unpaid principal of and interest on the Notes and all other present and future indebtedness, obligations and liabilities of the Borrower and any of its Subsidiaries to the Lender, and all renewals, rearrangements and extensions thereof, or any part thereof, now or hereafter owed to Lender by the Borrower or any of its Subsidiaries, whether arising from, by virtue of, or pursuant to any Loan Paper, or otherwise, together with all interest accruing thereon and all costs, expenses and attorneys’ fees incurred in the enforcement or collection thereof, and whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by Lender, owed to some other person.

     “Oklahoma Term Promissory Note” means the Term Promissory Note described in Section 2.1(b) hereof, as the same may be renewed, extended, increased or otherwise modified from time to time.

     “Prime Rate” means that variable rate of interest per annum published in the Money Rates section of The Wall Street Journal as its “prime rate”. If the Money Rates section of The Wall Street Journal does not have a rate designated by it as its “prime rate,” then the “Prime Rate” shall be deemed to be the variable rate of interest per annum which is the general reference rate designated by the Lender as its “reference rate”, “base rate” or other similar rate and which is comparable to the “Prime Rate” as described above. The Prime Rate is used by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that it is not necessarily the lowest or best rate actually charged to any customer and that Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

     “Relevant Environmental Law” means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health, wildlife or the environment, as now or may at any time hereafter be in effect.

     “Requirement of Law” means, as to any person, the certificate and articles of incorporation and bylaws, articles of organization, regulations or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

     “Revolving Line of Credit Promissory Note” means the Revolving Line of Credit Promissory Note described in Section 2.1(c) hereof, as the same may be renewed, extended, increased or otherwise modified from time to time.

     “Rights” means rights, remedies, powers, privileges and benefits.

     “SCS Notes” means the promissory notes, dated of even date herewith, issued by the Borrowers to Paul D. Hensley, Jim Hazlett and Tony Vohjesus, in connection with the Borrower’s purchase from such individuals of all of the outstanding capital stock of Guarantor.

     “Subsequent Advance” means any disbursement to or on behalf of Borrower after the initial Advance under the Advance Note or the Revolving Line of Credit Promissory Note pursuant to the provisions of Section 2.1 and Section 2.2 hereof.

     “Subordinated Notes” means the Series A 10% Subordinated Notes due December 31, 2006 in the aggregate outstanding principal amount of $1,409,343.00 outstanding as of July 31, 2004, issued by NGE Leasing, Inc., a former Subsidiary of the Borrower which has now merged with Borrower.

     “Subsidiary” means, as to the Borrower or any other designated person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors, managers or other governing body of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Borrower or such other designated person.

     “$8,000,000.00 Term Promissory Note” means the Term Promissory Note described in Section 2.1(a) hereof, as the same may be renewed, extended, increased or otherwise modified from time to time.

     “$7,521,109.00 Term Promissory Note” means the Term Promissory Note described in Section 2.1(d) hereof, as the same may be renewed, extended, increased or otherwise modified from time to time.

     1.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement or any other Loan Paper, such determination, consolidation or computation shall be made in accordance with generally accepted accounting principles consistently applied, except where such principles are inconsistent with the requirements or definitions of this Agreement.

     1.3 Directly or Indirectly. When any provision in this Agreement refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable where the action in question is taken directly or indirectly.

     1.4 Plural and Singular Forms. The definitions given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     1.5 References. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

ARTICLE II
Amount and Terms of Loans; Subordination

     2.1 The Loans. Subject to and upon the terms and conditions and relying on the representations and warranties contained in this Agreement, Lender agrees to make loans to the Borrower as follows:

          (a) $8,000,000.00 Term Loan - Contemporaneously with the execution and delivery hereof, the Borrower shall execute and deliver to the Lender the promissory note in the form of Exhibit A hereto in the original principal amount of $8,000,000.00. The Term Promissory Note shall mature on the date stated therein and shall bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum as provided in the Term Promissory Note. Principal and interest on the Term Promissory Note shall be payable in the manner and on the dates specified therein.

          (b) Oklahoma Term Loan - Contemporaneously with the execution and delivery hereof, the Guarantor shall execute and deliver to the Lender the promissory note in the form of Exhibit B hereto in the original principal amount of $1,415,836.00, secured by Real Estate Mortgage in the form of Exhibit F hereto. The Oklahoma Term Promissory Note shall mature on the date stated therein and shall bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum as provided in the Oklahoma Term Promissory Note. Principal and interest on the Oklahoma Term Promissory Note shall be payable in the manner and on the dates specified therein. The Oklahoma Term Promissory Note shall be guaranteed by Borrower, as evidenced by the Guaranty Agreement in the form of Exhibit K hereto.

          (c) Revolving Loans. Contemporaneously with the execution and delivery hereof, the Borrower shall execute and deliver to the Lender the Revolving Line of Credit Promissory Note in the form of Exhibit C hereto, in the original principal amount of $2,000,000.00, which note is given in renewal and extension, but not in extinguishment of the outstanding balance of that certain Revolving Line of Credit Note dated May 28, 2004, in the original principal amount of $750,000.00. The oustanding principal balance of said Note on the date of this Agreement is $521,461.42. All amounts outstanding under the Revolving Line of Credit Promissory Note on the date of this Agreement shall be deemed to be Advances made under and pursuant to this Agreement, and the Revolving Line of Credit Promissory Note is and shall remain in full force and effect in accordance with the terms thereof, subject in all respects to the terms of this Agreement and the other Loan Papers. Subject to and upon the terms and conditions of this Agreement and the Revolving Line of Credit Promissory Note, the Borrower may request one or more Advances and borrow, prepay and reborrow at any time and from time to time under the Revolving Line of Credit Promissory Note; provided, however, the aggregate principal amount of all Advances outstanding at any one time under the Revolving Line of Credit Promissory Note shall never exceed the lesser of (i) $2,000,000.00 or (ii) the amount available for Advance under the Revolving Line of Credit Promissory Note as determined in accordance with and as set forth in line Q in the Borrowing Base Report. The Revolving Line of Credit Promissory Note shall mature on the date stated therein and shall bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum as provided in the Revolving Line of Credit Promissory Note. Principal and interest on the Revolving Line of Credit Promissory Note shall be payable in the manner and on the dates specified therein.

          (d) $7,521,109.00 Term Loan - Pursuant to the Prior Loan Agreement, Borrower executed and delivered to the Lender the promissory note in the form of Exhibit D hereto in the original principal amount of $7,521,109.00, in renewal, extension, rearrangement and consolidation of the Borrower’s then existing indebtedness to Lender. Contemporaneously with the execution and delivery of the documents contemplated by this Loan Agreement, Borrower shall reduce the principal of the $7,521,109.00 Term Loan by $3,000,000.00, and the payment provisions of said note shall be modified as evidenced by the Modification Agreement in the form of Exhibit D-1 hereto. The $7,521,109.00 Term Promissory Note shall mature on the date stated therein and shall bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum as provided in said note. Principal and interest on the $7,521,109.00 Term Promissory Note shall be payable in the manner and on the dates specified therein.

          (e) Advance Type Term Loans. Pursuant to the Prior Loan Agreement, Borrower executed and delivered to the Lender the promissory note in the form of Exhibit E hereto in the original principal amount of $10,000,000.00, which note was renewed and modified by the Modification Agreement dated December 15, 2004, in the form of Exhibit E-1 hereto. The outstanding principal balance of said Note is $7,000,000.00 as of the date of this Loan Agreement. Subject to and upon the terms and conditions of this Agreement and the Advance Note, the Borrower may, at any time and from time to time during the period commencing on the date of the Advance Note and ending at the close of business on December 14, 2005, request one or more Advances and borrow (without the ability to reborrow amounts paid under the Advance Note) under the Advance Note; provided, however, and notwithstanding the face amount of the Advance Note, without the prior written consent of Lender in its sole discretion the cumulative aggregate principal amount of all Advances under the Advance Note shall never exceed the lesser of (i) $10,000,000.00 or (ii) the amount available for Advance under the Advance Note and Revolving Line of Credit Promissory Note as determined in accordance with and set forth in line Q in the Borrowing Base Report. The Advance Note shall mature as provided therein and shall bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum as provided in the Advance Note. Principal and interest on the Advance Note shall be payable in the manner and on the dates specified therein. The Advance Note, including the loans evidenced thereby, is a multiple advance term loan facility and shall not be construed as a revolving line of credit as reborrowings are not permitted.

     2.2 Procedure For Borrowings. (a) At the time of the initial Advance under the Advance Note or the Revolving Line of Credit Promissory Note, as the case may be, the conditions set forth in Section 3.1 of this Agreement shall have been satisfied and, with respect to each Subsequent Advance under the Advance Note or the Revolving Line of Credit Promissory Note, the conditions set forth in Section 3.2 hereof shall have been satisfied at the time of each such Subsequent Advance. At the time of each request for a Subsequent Advance under the Advance Note or the Revolving Line of Credit Promissory Note, the Borrower shall simultaneously furnish to the Lender a written notice of borrowing (dated as of the date of the request for such Subsequent Advance and otherwise being in substantially the form attached hereto as Exhibit H) confirming (i) the Note under which the Subsequent Advance has been requested, (ii) the amount of the requested Subsequent Advance, and (iii) the absence of any Event of Default at the date of such request. Each request for a Subsequent Advance under the Advance Note or the Revolving Line of Credit Promissory Note must be in the minimum amount of $50,000.00 or the unadvanced portion of the Note under which the Subsequent Advance has been requested, whichever is less. Assuming the satisfaction of the conditions set forth in this Section 2.2, requests for Subsequent Advances under the Advance Note or the Revolving Line of Credit Promissory Note will be funded on the same Business Day that Lender receives Borrower’s request for each such Subsequent Advance; provided that Borrower’s request is received by the Lender prior to 12:00 noon on the date of any such request.

          (b) The Lender shall maintain in accordance with its usual practice one or more accounts or other records evidencing the Obligations of the Borrower to the Lender resulting from each loan made by the Lender from time to time under the Notes, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement and each respective Note. The entries made in such accounts or records of the Lender shall be prima facie evidence of the existence and amounts of the Obligations of the Borrower and its Subsidiaries therein recorded; provided, however, that the failure of the Lender to maintain any such accounts or records, or any error therein, shall not in any manner affect the absolute and unconditional obligation of the Borrower to repay (with applicable interest) all loans made to the Borrower in accordance with the terms of this Agreement and the Notes.

     2.3 Borrowing Base. The Borrowing Base shall be determined as follows:

          (a) Initial Borrowing Base. The initial Borrowing Base shall be $20,888,199.00 during the period from the date hereof to the date on which the Borrower receives notice of the first redetermination of the Borrowing Base by the Lender pursuant to Section 2.3(b) and thereafter the amount of the Borrowing Base shall be the Borrowing Base most recently determined pursuant to Section 2.3(b).

          (b) Redeterminations of the Borrowing Base.

               (i) No later than forty-five (45) days after the end of each month, the Borrower shall, at its own expense, furnish to the Bank a borrowing base report (the “Borrowing Base Report”) in the form attached hereto as Exhibit G, which shall be dated as of the end of each such month.

               (ii) Within fifteen (15) days after it receives each Borrowing Base Report, the Lender may in its sole discretion, but shall not be obligated to, redetermine the Borrowing Base, and shall notify the Borrower of the new Borrowing Base, if any; provided, however, if the Lender does not so notify the Borrower of a new Borrowing Base within such 15-day period, then the Borrowing Base set forth in the Borrowing Base Report furnished to the Lender by the Borrower pursuant to Section 2.3(b)(i) shall be deemed to be the redetermined Borrowing Base until a new Borrowing Base is redetermined by the

Lender and notice of such new Borrowing Base is given by the Lender to the Borrower. Each redetermination of the Borrowing Base shall be made by the Lender in the exercise of its sole discretion in accordance with the then current standards and practices of the Lender for similar loans, taking into account such factors as the Lender may deem appropriate, including, without limitation, the nature and extent of the Borrower’s interest in the accounts and leases receivable and inventory upon which the Borrowing Base is then redetermined. The Lender may in its sole discretion discount the value of any property included in the redetermination of the Borrowing Base as set forth in a Borrowing Base Report by the same factors utilized by it in discounting the value of comparable borrowing base assets in comparable transactions for comparable borrowers.

               (iii) Each delivery by the Borrower to the Lender of a Borrowing Base Report shall be deemed to constitute a representation and warranty by the Borrower to the Lender that the Borrower and its Subsidiaries have good and marketable title to the Collateral owned by each of them and described therein, and that such Collateral is not subject to any Lien other than Bank Liens and Liens permitted by Section 6.8.

     2.4 Optional and Mandatory Prepayments. (a) The Borrower may at any time and from time to time prepay any one or all of the Notes, in whole or in part, without premium or penalty, upon prior or simultaneous irrevocable notice to the Lender, specifying the Note to be prepaid, the date and the amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $20,000.00 or a whole multiple thereof, or shall equal the aggregate outstanding balance of the Note being prepaid.

          (b) If the aggregate unpaid principal amount of all Notes shall at any time exceed the Borrowing Base at such time, the Lender shall so notify the Borrower, and the Borrower shall, within fifteen (15) Business Days after such notification, first prepay the principal of the Revolving Line of Credit Promissory Note in an aggregate amount at least equal to such excess, together with accrued interest on the amount prepaid to the date of such prepayment and, to the extent such excess is not eliminated by the prepayment of the Revolving Line of Credit Promissory Note, the Borrower shall next prepay the principal of the Advance Note, the $7,521,109.00 Term Promissory Note, the $8,000,000.00 Term Promissory Note, and the Oklahoma Term Promissory Note, in that order, in an aggregate amount equal to the remaining unpaid excess amount.

     2.5 Payment Procedure. Each payment or prepayment on the Notes must be made at the principal office of Lender in funds which are or will be available for immediate use by Lender on or before 12:00 noon Midland, Texas time on the day such payment is due or such prepayment is made. In any case where a payment of principal of, or interest on, the Notes is due on a day which is not a Business Day, the Borrower shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is in fact made.

     2.6 Order of Application. Except as otherwise provided in the Loan Papers, all payments and prepayments on the Obligations, including proceeds from the exercise of any Rights of Lender under the Loan Papers, shall be applied to the Obligations in the following order: (i) first, to reasonable expenses for which Lender shall not have been reimbursed under the Loan Papers and then to all amounts to which Lender is entitled to indemnification under the Loan Papers; (ii) to the accrued interest on the Note being paid or prepaid; (iii) to the principal of the Note being paid or prepaid and, with regard to the Advance Note and the Term Promissory Notes, applied upon installments of most remote maturity; and (iv) to the remaining Obligations.

     2.8 Subordination of Subordinated Notes. Subject to Section 6.15 hereof, the indebtedness of NGE Leasing, Inc. evidenced by the Subordinated Notes and any guarantee thereof by the Borrower and any and all renewals, extensions, refundings and modifications (but not increases) thereto are hereby subordinated and subject in right of payment and in all other respects to the prior payment in full of (a) all Debt of the Borrower and any Subsidiary to the Lender, (b) any other indebtedness, liability or obligation, contingent or otherwise, of Borrower or any Subsidiary or Guarantor to Lender, and any guaranty, endorsement or other contingent obligation in respect thereof, whether outstanding on the date hereof or hereafter created, incurred or assumed, and (c) modifications, renewals, extensions, increases, rearrangements and refundings of any such indebtedness, liabilities or obligations owed to the Lender.

ARTICLE III
Conditions Precedent

     3.1 Conditions to Initial Advance. The obligation of Lender to renew and extend and increase the Borrower’s Debt to Lender pursuant to the Term Promissory Notes and to make Advances under the Advance Note and the Revolving Line of Credit Promissory Note is subject to the satisfaction and fulfillment of each of the following conditions precedent which shall have occurred on or before the date hereof, or simultaneously with the closing of the transactions contemplated by this Agreement, unless compliance therewith shall have been waived in writing by Lender:

          (a) There shall have been duly executed, where appropriate, and delivered by the Borrower to Lender (and/or any other requisite party thereto) the following:

     (1) this Agreement;

     (2) the Notes;

     (3) Stock Pledge Agreements covering the capital stock of Screw Compression Systems, Inc., being in substantially the form attached hereto as Exhibit I;

     (4) the Security Agreement in substantially the form attached hereto as Exhibit J;

     (5) the Guaranty Agreement in substantially the form attached hereto as Exhibit K;

     (6) a certificate of account status (good standing) and a certificate of existence for Borrower in the jurisdiction under the laws of which Borrower is organized and in each jurisdiction wherein Borrower’s operations, transaction of business or ownership of property make qualification as a foreign corporation necessary;

     (7) an Officer’s Certificate in substantially the form attached hereto as Exhibit L, which shall contain the names and signatures of the officers of the Borrower authorized to execute Loan Papers and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (A) a copy of resolutions duly adopted by the Board of Directors of the Borrower and in full force and effect at the time this Agreement is entered into, covering the matters described in subparagraph (d) below of this Section 3.1, (B) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower’s state of organization, and (C) a copy of the bylaws of Borrower, and certifying as to such other matters as Lender may reasonably require;

     (8) receipt, review and acceptance of an appraisal of fixed assets of Screw Compression Systems, Inc. with minimum value equal to the net book value;

     (9) receipt, review, and acceptance of complete audited financial statements on Screw Compression Systems, Inc. for the fiscal year ending December 31, 2003;

     (10) receipt, review and acceptance of a Phase I environmental, Phase II, if necessary, and remediation, if necessary, of the real estate property being refinanced;

     (11) receipt, review and acceptance of a site appraisal of the real estate property being refinanced;

     (12) receipt, review and acceptance of the purchase contract for Screw Compression Systems, Inc. (which will include non compete clauses, etc.); and

     (13) receipt, review and acceptance of all releases or assignments of liens; and

     (14) such other documents or instruments as Lender may reasonably require.

          (b) There shall have been executed, where appropriate, and delivered by the Guarantor (and/or any other requisite party thereto) the following, all of which shall be in form and substance satisfactory to Lender and its counsel:

     (1) Guaranty Agreement in substantially the form attached hereto as Exhibit M;

     (2) Security Agreement in substantially the form attached hereto as Exhibit N;

     (3) Real Estate Mortgage on the Oklahoma property in substantially the form attached hereto as Exhibit F.

     (4) a certificate of account status (good standing) and a certificate of existence for each Subsidiary in the jurisdiction under the laws of which each Subsidiary is organized and in each jurisdiction wherein its operations, transaction of business or ownership of property made qualification as a foreign entity necessary;

     (5) an Officer’s Certificate of the Guarantor in substantially the form attached hereto as Exhibit O, which shall contain the names and signatures of the officers of the Guarantor authorized to execute Loan Papers and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (A) a copy of resolutions duly adopted by the Board of Directors of the Guarantor and in full force and effect at the time this Agreement is entered into, covering the matters described in subparagraph (e) below of this Section 3.1, (B) a copy of the charter or other organizational documents of the Guarantor and all amendments thereto, certified by the appropriate official of the Guarantor’s state of organization, and (C) a copy of the bylaws of the Guarantor, and certifying as to such other matters as Lender may reasonably require; and

     (6) such other documents or instruments as Lender may reasonably require.

          (c) All requirements of notice to perfect each Bank Lien shall have been accomplished or arrangements made therefor to the satisfaction of Lender and its counsel;

          (d) The Borrower shall have approved the execution, delivery and performance of the Loan Papers to which it is a party by resolutions satisfactory to Lender and its counsel, authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Papers to which the Borrower is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the pledge and security interests pursuant to the Loan Papers to which the Borrower is a party and appropriate certificates as to such actions, showing the parties authorized to execute the Loan Papers and all items required herein, shall have been delivered to the Lender;

          (e) The board of directors of the Guarantor shall have approved the execution, delivery and performance of the Loan Papers to which it is a party by resolutions satisfactory to Lender and its counsel, authorizing (i) the execution, delivery and performance of the Loan Papers to which it is a party, (ii) acknowledging the benefits and consideration to such Guarantor from the borrowings contemplated hereunder and (iii) authorizing the granting by it of the pledge and security interests pursuant to the Loan Papers to which it is a party and appropriate certificates as to such actions, showing the parties authorized to execute such Loan papers and all items required herein, shall have been delivered to Lender;

          (f) There shall exist no Event of Default hereunder, nor shall any events or circumstances have occurred, and not theretofore been cured, which with notice or lapse of time or both, would constitute an Event of Default hereunder;

          (g) The representations and warranties of the Borrower contained in Article IV shall be true and correct in all material respects;

          (h) No suit, action or other proceeding by a third party or a Governmental Authority shall be pending or threatened which relates to this Agreement or the transactions contemplated hereby; and

     3.2 Conditions to Subsequent Advances. The obligation of the Lender to make any Subsequent Advance under the Advance Note and the Revolving Line of Credit Promissory Note requested to be made by the Borrower on any date is subject to the satisfaction of the following conditions precedent:

          (a) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Papers shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Event of Default shall have occurred and be continuing on such date or after giving effect to the Subsequent Advance requested to be made on such date.

          (c) Notwithstanding Section 2.4(b), after giving effect to the Advances under the Revolving Line of Credit Promissory Note requested by Borrower to be made on any date, the aggregate principal amount of the Revolving Line of Credit Promissory Note then outstanding shall not exceed the lesser of (i) $2,000,000.00 or (ii) the amount available for Advance under the Revolving Line of Credit Note, as determined in accordance with and as set forth in line Q of the Borrowing Base Report.

          (d) After giving effect to the Advances under the Advance Note requested by Borrower to be made on any date, the cumulative aggregate principal amount of all Advances under the Advance Note shall not exceed $10,000,000.00.

          (e) Each request for an Advance under the Advance Note shall have been received by Lender prior to December 14, 2005.

          (f) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority shall be pending or, to the knowledge of the Borrower, threatened by or against the Borrower or the Lender with respect to this Agreement or any of the other Loan Papers or the transactions contemplated by this Agreement or any of the other Loan Papers.

          (g) The Lender shall have received all Borrowing Base Reports required to be delivered by Borrower pursuant to Section 2.3(b)(i).

     Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 3.2 have been satisfied.

     3.3 Corporate Proceedings and Documents. In addition to the conditions precedent set forth in Section 3.1 and Section 3.2, all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Papers shall be satisfactory in form, substance and date to the Lender, and Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

ARTICLE IV
Representations and Warranties

     As a material inducement to Lender to enter into this Agreement, the Borrower hereby represents and warrants to the Lender that:

     4.1 Organization, Existence and Good Standing; Compliance With Law. The Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its state of organization, (b) is duly qualified, in good standing and authorized to do business in each jurisdiction where the character of its operations, transaction of business or ownership of property makes such qualification necessary, except where the absence of qualification, good standing or authorization would not have a Material Adverse Effect and (c) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.2 Authorization. Each of the Borrower and its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Papers to which it is a party and, in the case of the Borrower, to borrow hereunder, and in the case of the Subsidiaries, to guarantee the obligations of the Borrower hereunder, and each of the Borrower and its Subsidiaries has taken all necessary corporate action to authorize the borrowings and other transactions on the terms and conditions of each Loan Paper to which it is a party, the grant of the Bank Liens on the Collateral pursuant to the Loan Papers to which it is a party and the execution, delivery and performance of the Loan Papers to which it is a party.

     4.3 Enforceable Obligations. This Agreement and each of the other Loan Papers to which the Borrower or any of its Subsidiaries is a party have been duly executed and delivered on behalf of the Borrower or its Subsidiaries, as the case may be. This Agreement constitutes and the other Loan Papers to which the Borrower or any of its Subsidiaries is a party, when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and any of its Subsidiaries, as the case may be, enforceable against the Borrower and any of its Subsidiaries, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     4.4 No Conflicts or Consents. The execution, delivery and performance of this Agreement, the Notes and the other Loan Papers, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties, assets or revenues pursuant to any such Requirement of Law or Contractual Obligation, except as contemplated by the Loan Papers. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Papers.

     4.5 Financial Statements. The unaudited consolidated financial statements of Natural Gas Services Group, Inc., dated September 30, 2004, and Screw Compression Systems, Inc. for the period ended August 31, 2004, which have been delivered to Lender, are complete and correct as they relate to the Borrower and Guarantor, have been prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the unaudited consolidated financial condition and results of operations of the Borrower and Guarantor, as of the dates and for the periods stated (subject only to normal year-end adjustments with respect to such unaudited interim statements). During the period from September 30, 2004 with respect to Borrower, and during the period from August 31, 2004, with regard to Guarantor, to and including the date hereof, no change has occurred in the condition, financial or otherwise, of the Borrower and Guarantor, taken as a whole, which could reasonably be expected to result in a Material Adverse Effect, and there has been no sale, transfer or other disposition by the Borrower or Guarantor since June 30, 2004, of any material part of its business or property and no purchase or other acquisition of any business or property material in relation to the consolidated condition, financial or otherwise, of the Borrower and Guarantor.

     4.6 Other Obligations. As of the date hereof, neither Borrower nor any Subsidiary has any outstanding Debt or other material liabilities, direct or indirect, absolute or contingent, which is, in the aggregate, material to the Borrower and its Subsidiaries and not shown in the financial statements referred to in Section 4.5 hereof. Borrower is not aware of any fact, circumstance, act, condition or development which will have or which threatens to have any Material Adverse Effect.

     4.7 Investments, Advances and Guaranties. At the date of this Agreement, Borrower has not made investments in, advances to or guaranties of the obligations of any person, except as reflected in the financial statements referred to in Section 4.5 hereof.

     4.8 Litigation. There is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which involves the possibility of any judgment or liability not fully covered by indemnity agreements or insurance, and which would have a Material Adverse Effect.

     4.9 No Burdensome Restrictions. No unusual or unduly burdensome restriction, restraint or hazard exists under or by reason of any Contractual Obligation or, to the best of Borrower’s knowledge, any Requirement of Law.

     4.10 Taxes. All tax returns required to be filed by the Borrower and its Subsidiaries with all Governmental Authorities have been filed, and all taxes, assessments, fees and other governmental charges imposed upon Borrower and its Subsidiaries or upon any of their respective property, income or franchises which are due and payable, have been paid (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the consolidated financial statements of the Borrower); and no tax Lien has been filed and, to the knowledge of Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

     4.11 Purpose of Loan. The proceeds of the loans made pursuant to Section 2.1 and evidenced by the Notes have been or will be used by the Borrower for the following purposes:

          (a) with respect to loans made pursuant to and evidenced by the $8,000,000.00 Term Promissory Note, for the acquisition of all of the outstanding capital stock of Guarantor;

          (b) with respect to loans made pursuant to and evidenced by the Oklahoma Term Promissory Note, for the refinancing of Screw Compression Systems, Inc.’s existing real estate debt;

          (c) with respect to loans made pursuant to and evidenced by the Revolving Line of Credit Promissory Note, for general working capital purposes;

          (d) with respect to loans made pursuant to and evidenced by the $7,521,109.00 Term Promissory Note for the renewal, extension, rearrangement and consolidation of the Term Loan described in the Prior Loan Agreement; and

          (e) with respect to loans made pursuant to and evidenced by the Advance Note, for the construction of natural gas compressors.

     4.12 Title to Properties; Liens. Each of the Borrower and its Subsidiaries have good record and defensible title to, or a valid leasehold interest in, all its real property, and good title to all its other properties and, except for Liens of the type permitted under Section 6.8 of this Agreement, there are no Liens on any properties or assets of the Borrower or any of its Subsidiaries.

     4.13 Insurance. The Borrower and its Subsidiaries maintain with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business and such insurance is otherwise in compliance with the Loan Papers.

     4.14 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect, other than defaults which could not have a Material Adverse Effect. No Event of Default has occurred and is continuing.

     4.15 ERISA Plans. Borrower does not have any plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA Plan”).

     4.16 Principal Business Office and Location of Records. The Borrower’s principal place of business and chief executive offices are located at 2911 S. CR 1260, Midland, Texas 79706, and the records of the Borrower and each of its Subsidiaries concerning its ownership of assets, business and operations are located at such address.

     4.17 Licenses, Permits and Franchises, etc. The Borrower and each of its Subsidiaries owns, or is licensed to use, all permits, know-how, processes, technology, franchises, patents, patent rights, trade names, trademarks, trademark rights and copyrights which are necessary or required for the ownership or operation of its properties and the conduct of its business. Borrower is not aware of any fact or condition that might cause any of such rights not to be renewed in due course.

     4.18 Subsidiaries. The following constitute all the Subsidiaries of the Borrower at the date hereof: Screw Compression Systems, Inc., which is a Subsidiary wholly owned by the Borrower.

     4.19 No Material Omissions or Misstatements. No information, exhibit or report furnished to Lender by the Borrower in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading. Without limiting the generality of the foregoing, there are no material facts relating to the Loan Papers, the Collateral or the financial condition, assets, liabilities, results of operations or business of the Borrower or any of its Subsidiaries which could, collectively or individually, have a Material Adverse Effect and which have not been disclosed in writing to Lender as an exhibit to this Agreement or in the financial statements of the Borrower referred to in Section 4.5 of this Agreement.

     4.20 Environmental Matters.

          (a) No Environmental Complaint has been issued or filed, no penalty has been assessed and, to the knowledge of Borrower, no investigation or review is pending or threatened by any Governmental Authority or other person (i) with respect to any alleged violation of any law, ordinance, rule, regulation or order of any Governmental Authority in connection with the property, operations or conduct of the business of the Borrower or any of its Subsidiaries, or (ii) with respect to any alleged failure to have any permit, certificate, license, approval, requisition or authorization required in connection with the property, operations or conduct of the business of the Borrower or any of its Subsidiaries or (iii) with respect to any generation, treatment, storage, recycling, transportation or disposal or release, all as defined in 42 USC § 9601(22) (“Release”) (other than Releases in compliance with Relevant Environmental Laws or permits issued thereunder), of any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, solid waste, contaminants, polychlorinated biphenyls, paint containing lead, urea, formaldehyde, foam insulation, and discharge of sewage or effluent, whether or not regulated under federal, state or local environmental statutes, ordinances, rules, regulations or orders (“Hazardous Substance”) generated by the operations or business, or located at any property, of the Borrower or any of its Subsidiaries.

          (b) Except in substantial compliance with Relevant Environmental Laws and permits issued thereunder (i) neither the Borrower nor its Subsidiaries, nor the businesses conducted by the Borrower and its Subsidiaries, have placed, held, located or disposed of any Hazardous Substance on, under or at any property now or previously owned or leased by the Borrower or any of its Subsidiaries, and none of such properties has been used (by the Borrower or any of its Subsidiaries) as a dump site or storage (whether permanent or temporary) site for any Hazardous Substance; (ii) no polychlorinated biphenyls, urea or formaldehyde is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries; (iii) no asbestos is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries; (iv) there are no underground storage tanks which have been used to store or have contained any Hazardous Substance, active or abandoned, at any property now or previously owned or leased by the Borrower or any of its Subsidiaries; (v) no Hazardous Substance has been released at, on or under any property previously owned or leased by the Borrower or any of its Subsidiaries; and (vi) no Hazardous Substance has been released or is present, in a reportable or threshold quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries.

          (c) The Borrower and its Subsidiaries have not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”), the Comprehensive Environmental Response, Compensation and Liability Information System (“CERCLIS”) or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations.

          (d) There are no environmental Liens on any property owned or leased by the Borrower or any of its Subsidiaries, and no actions by any Governmental Authority have been taken or are in the process of being taken which could subject any of such properties to such Liens.

          (e) Prior to the date hereof, the Borrower has provided to Lender all environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries.

     4.21 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

     4.22 Public Utility Holding Company Act. The Borrower is not a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.23 Federal Regulations. No part of the proceeds of any loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by the Bank, the Borrower will furnish to the Bank a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

     4.24 Casualties: Taking of Properties. Since the dates of the financial statements of the Borrower and its Subsidiaries delivered to the Lender as described in Section 4.5, neither the business nor the assets or properties of the Borrower or any Subsidiary have been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by and domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

     4.25 Not A Utility. Neither the Borrower nor any of its Subsidiaries is an entity engaged in the State of Texas in the (i) generation, transmission or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial or other use; (iii) provision of telephone or telegraph service to others; (iv) production, transmission or distribution and sale of steam or water; (v) operation of a railroad; or (vii) provision of sewer service to others.

ARTICLE V
Affirmative Covenants

     As a material inducement to Lender to enter into this Agreement, the Borrower hereby covenants and agrees that from the date hereof until payment in full of the Obligations, the Borrower shall and shall cause each of its Subsidiaries to:

     5.1 Financial Statements and Other Information. Promptly furnish to Lender copies of (i) such information regarding its business and affairs and financial condition as Lender may reasonably request, and (ii) without request, the following:

          (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and changes in cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Hein + Associates LLP or other independent certified public accounting firm of recognized standing acceptable to the Lender;

          (b) as soon as available, but in any event not later than forty-five (45) days after the end of each month, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and changes in cash flows of the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the most recent fiscal year to the end of such month, certified by the chief financial officer of the Borrower (subject to normal year-end audit adjustments);

          (c) as soon as available, but in any event not later than forty-five (45) days after the end of each month, calculations of the Consolidated Current Ratio, Consolidated Tangible Net Worth, Debt Service Ratio and Consolidated Debt to Consolidated Tangible Net Worth Ratio of the Borrower for the periods required as set forth in Section 6.1 of this Agreement;

          (d) as soon as available, but in any event not later than forty-five (45) days after the end of each month, a list of all accounts payable and accounts receivable of the Borrower and its consolidated Subsidiaries, and an aging of such accounts on the basis of 30-60-90 and over 90 days from date of invoice;

          (e) promptly upon their becoming available, but in any event not later than five (5) days after the same are sent, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its shareholders, of all regular and periodic reports and all private placement memorandums and all registration statements and prospectuses, if any, filed by the Borrower with any securities exchange or with the Securities and Exchange Commission; and all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower;

          (f) immediately after becoming aware of the existence of, or any material change in the status of, any Environmental Complaint or any litigation which could have a Material Adverse Effect if determined adversely against the Borrower or any of its Subsidiaries, a written communication to Lender of such matter;

          (g) immediately upon becoming aware of an Event of Default or the existence of any condition or event which constitutes, or with notice or lapse of time, or both, would constitute an Event of Default, a verbal notification to Lender specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto and, immediately thereafter, a written confirmation to Lender of such matters;

          (h) immediately after becoming aware that any person has given notice or taken any action with respect to a claimed default under any indenture, mortgage, deed of trust, promissory note, loan agreement, note agreement, joint venture agreement or any other Material Agreement or other undertaking to which the Borrower or any Subsidiary is a party, a verbal notification to Lender specifying the notice given or action taken by such person and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto and, immediately thereafter, a written communication to Lender of such matters;

          (i) within forty-five (45) days after the end of each month, the Borrowing Base Report required by Section 2.3(b)(i) of this Agreement;

          (j) within forty-five (45) days after the end of each month, a compliance certificate in the form attached hereto as Exhibit P, which shall be signed by the chief executive officer or principal financial officer of the Borrower;

          (k) as soon as available, but in any event not later than forty-five (45) days after the end of each calendar quarter, a report, in detail reasonably satisfactory to Lender, (i) setting forth, by owner, the unit number, serial number or other identifying number of each gas compressor owned by the Borrower and its Subsidiaries, (ii) stating whether or not each compressor identified in the report has been leased or rented to any person and, if so, a brief description of the lease, including, without limitation, the date of the lease and the name of the lessee, (iii) describing the specific location of each gas compressor, (iv) attaching copies of any compressor lease or rental agreement entered into during the prior month and (v) including such other information as Lender shall reasonably require; and

          (l) notify Lender of the cancellation of leases in excess of $500,000.00 in the aggregate in a twelve (12) month period.

     5.2 Taxes; Other Claims. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Borrower and its Subsidiaries, or upon or in respect of all or any part of the income, property or business of the Borrower and its Subsidiaries, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which, if unpaid, might become a Lien or charge upon any or all of the property of the Borrower or any of its Subsidiaries; provided, however, the Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is currently being contested in good faith by appropriate actions or proceedings diligently conducted which will prevent the forfeiture or sale of any property of the Borrower and its Subsidiaries or any material interference with the use thereof by the Borrower or its Subsidiaries, and (ii) the Borrower shall have set aside on its consolidated financial statements reserves therefor deemed adequate under generally accepted accounting principles.

     5.3 Compliance and Maintenance. (i) Maintain its corporate existence, rights and franchises; (ii) observe and comply with all Requirements of Law, including, without limitation, Relevant Environmental Laws; and (iii) maintain the Collateral and all other equipment, properties and assets (and any properties, equipment and assets leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties, equipment and assets as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

     5.4 Maintenance of Insurance. Maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customarily carried by companies engaged in the same or similar businesses and similarly situated. From time to time, upon request by Lender, the Borrower will furnish Lender with copies of certificates, binders and policies necessary to give Lender reasonable assurance of the existence of such coverage. Borrower agrees to promptly notify Lender of any termination or other material change in Borrower’s insurance coverage and, if requested by Lender, to provide Lender with all information about the renewal of each policy at least 15 days prior to the expiration thereof. In the case of any fire, accident or other casualty causing loss or damage to any property of Borrower, the proceeds of such policies in excess of $50,000.00 shall, at Borrower’s option, be used to (i) replace the lost or damaged property with similar property having a value at least equivalent to the lost or damaged property, or (ii) prepay the Notes to the extent of such proceeds.

     5.5 Reimbursement of Fees and Expenses. Pay all reasonable fees and expenses incurred by Lender and its designated representatives in connection with this Agreement, all renewals hereof, the other Loan Papers or other transactions pursuant hereto or to the other Loan Papers, whether the services provided hereunder or thereunder are provided directly by Lender or by a third party selected by Lender, as well as all costs of filing and recordation, all reasonable legal and accounting fees, all costs associated with enforcing any of Lender’s Rights under the Loan Papers, including, without limitation, costs of repossessing, storing, transporting, preserving and insuring any Collateral that Borrower or any of its Subsidiaries may pledge to Lender, all court costs associated with enforcing or defending Lender’s Rights against the Borrower, its Subsidiaries or any third party challenging said Rights and any other cost or expense incurred by Lender or its designated representatives in connection herewith or with the other Loan Papers, together with interest at a rate per annum two percent (2%) above the Prime Rate on each such amount commencing on the date notice of such expenditure is given to the Borrower by Lender until the date it is repaid to Lender.

     5.6 Indemnification. Indemnify, save and hold harmless the Lender and its Affiliates, directors, officers, agents, attorneys and employees (collectively, the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any person (other than the Borrower) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such person asserts or may assert against the Borrower, any Affiliate of the Borrower or any officer, director or shareholder of the Borrower; (b) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any person (other than the Borrower) if the claim, demand, action or cause of action arises out of or relates to the loans made by Lender to the Borrower under the Notes and this Agreement, the use or contemplated use of proceeds of such loans or the relationship of the Borrower and the Lender under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clauses (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including reasonable attorneys’ fees and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; provided, that no Indemnitee shall be entitled to indemnification for any liability, loss, cost or expense caused by its own gross negligence or willful misconduct. If any claim, demand, action or cause of action is asserted against any Indemnitee and such Indemnitee intends to claim indemnification from the Borrower under this Section 5.6, such Indemnitee shall promptly notify the Borrower, but the failure to so promptly notify the Borrower shall not affect the obligations of the Borrower under this Section 5.6 unless such failure materially prejudices the Borrower’s right to participate, or the Borrower’s rights, if any, in the contest of such claim, demand, action or cause of action, as hereinafter provided. Each Indemnitee may, and if requested by the Borrower in writing shall, in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel selected by such Indemnitee and reasonably acceptable to the Borrower, and shall permit the Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which the Borrower may be liable for payment of indemnity hereunder shall give the Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower’s prior written consent, which consent shall not be unreasonably withheld. In connection with any claim, demand, action or cause of action covered by this Section 5.6 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel selected by the Indemnitees and reasonably acceptable to the Borrower; provided, that if such legal counsel determines in good faith and advises the Borrower in writing that representing all such Indemnitees would or could result in a conflict of interest under legal requirements or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to the Borrower. Any obligation or liability of the Borrower to any Indemnitee under this Section 5.6 shall survive the expiration or termination of this Agreement and the repayment of the Loans and the payment of all other Obligations owing to the Lender for the statute of limitations period applicable to such claim or contest.

     5.7 Further Assurances. Use its best efforts to cure any defects in the execution and delivery of any of the Loan Papers to which it is a party and in any other instrument or document referred to or mentioned herein, and immediately execute and deliver to Lender, upon Lender’s request, all such other and further instruments as may be required or desired by Lender from time to time in compliance with or accomplishment of the covenants and agreements of the Borrower made herein and in the other Loan Papers.

     5.8 Inspection and Visitation. Permit any officer, employee, agent or representative of Lender to visit and inspect any of the properties and assets of the Borrower and its Subsidiaries, examine all of its books, records and accounts, and take copies and extracts therefrom, all at such reasonable times and during normal business hours as Lender may request and, further, the Borrower shall allow and does hereby grant Lender the right to contact any employees, associates, Affiliates, officers, accountants and auditors of Borrower and its Subsidiaries as Lender may desire, and upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to contact the customers of Borrower and its Subsidiaries.

     5.9 Compliance With Laws. Comply with all Requirements of Law, the violation of which could have a Material Adverse Effect.

     5.10 Accounts and Records. Keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles consistently applied, except only for changes in accounting principles or practices with which the Borrower’s independent public accountants concur.

     5.11 Environmental Complaints. Promptly give notice to Lender (a) of any Environmental Complaint affecting the Borrower or any of its Subsidiaries, any property owned, operated or used by the Borrower or any of its Subsidiaries, or any part thereof or the operations of the Borrower or any of its Subsidiaries, or any other person on or in connection with such property or any part thereof (including receipt by the Borrower or any of its Subsidiaries of any notice of (i) the happening of any event involving the use, spill, release, leak, seepage, discharge or clean-up of any Hazardous Substance or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting the Borrower or any of its Subsidiaries from any person or entity (including without limitation the United States Environmental Protection Agency)), and (b) of any notice from any person of (i) any violation or alleged violation of any Relevant Environmental Law relating to any such property or any part thereof or any activity at any time conducted on any such property, (ii) the occurrence of any release, spill or discharge in a quantity that is reportable under any Relevant Environmental Law or (iii) the commencement of any clean-up pursuant to or in accordance with any Relevant Environmental Law of any Hazardous Substance on or about any such property or any part thereof.

ARTICLE VI
Negative Covenants

     As a material inducement to Lender to enter into this Agreement, the Borrower covenants and agrees that from the date hereof until payment in full of the Obligations, the Borrower shall not, and (except with respect to Section 6.1) shall not permit any of its Subsidiaries to, directly or indirectly:

     6.1 Financial Covenants.

          (a) Consolidated Current Ratio. Permit the Consolidated Current Ratio, as defined herein and calculated pursuant to Exhibit Q hereto, to be less than 1.5 to 1.0 as of September 30, 2004, and as of the end of each month thereafter.

          (b) Consolidated Tangible Net Worth. Permit the Consolidated Tangible Net Worth, as defined herein and calculated pursuant to Exhibit R hereto, to be less than $14,500,000.00 as of September 30, 2004, and as of the end of each month thereafter.

          (c) Debt Service Ratio. Permit the ratio of (i) Consolidated Cash Flow to (ii) Consolidated Fixed Charges, as such terms are defined herein and as calculated pursuant to Exhibit S hereto, to be less than 1.25 to 1.00 as of the end of each fiscal quarter of the Borrower.

          (d) Consolidated Debt to Consolidated Tangible Net Worth Ratio. Permit the ratio of (i) Consolidated Debt to (ii) Consolidated Tangible Net Worth, as such terms are defined herein and calculated pursuant to Exhibit T hereof, to be more than 2.7 to 1.00 as of September 30, 2004 and as of the end of each month thereafter.

     6.2 Debt. Create, assume, incur or have outstanding any Debt, except:

          (a) Debt of the Borrower and its Subsidiaries to the Lender;

          (b) Debt existing on the date of this Agreement which is set forth in the financial statements referred to in Section 4.5 of this Agreement, but not any increases thereof;

          (c) obligations for the payment of rent or hire of property under leases or lease agreements which would not cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to such leases or lease agreements to exceed $200,000.00 in the aggregate during any calendar year;

          (d) additional Debt of the Borrower and its Subsidiaries not to exceed $100,000.00 in the aggregate principal amount at any one time outstanding, without the prior written consent of Lender; and

          (e) the SCS Notes.

     6.3 ERISA Compliance. (a) Engage in any “prohibited transaction” as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

          (b) incur any “accumulated funding deficiency” as such term is defined in Section 302 of ERISA; or

          (c) terminate any such plan in a manner which could result in the imposition of a Lien on the property of Borrower or any Subsidiary pursuant to Section 4068 of ERISA.

     6.4 Amendment of Organizational Documents. Amend or otherwise modify its articles of incorporation, regulations, articles of organization or otherwise change its corporate or limited liability company structure in any manner, except as required by Section 5.12 hereof.

     6.5 Fiscal Year. Permit its fiscal year to end on a day other than the last day of December of each year.

     6.6 Nature of Business. Make any significant or substantial change in the nature of its business as being conducted on the date of this Agreement.

     6.7 Disposition of Collateral. Sell, transfer, lease, exchange, alienate or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of the Collateral, except as permitted by Section 6.12, without the prior written consent of Lender.

     6.8 Liens. Create, incur, assume or permit to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or agree to do any of the foregoing, except:

          (a) Bank Liens;

          (b) Liens to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security;

          (c) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business;

          (d) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are in good faith being contested by appropriate proceedings; provided, however, this exception shall not allow any Lien imposed by the U.S. Government for failure to pay income, payroll, FICA or similar taxes, other than any such Lien where (i) the validity, applicability or amount thereof is being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any property of the Borrower or any Subsidiary or any material interference with the use thereof by the Borrower or any Subsidiary, and (ii) the Borrower shall have set aside on its books reserves appropriate within generally accepted accounting principles with respect thereto;

          (e) vendors’, operators’, materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising by operation of law in the ordinary course of business and securing obligations less than 90 days from the date of invoice, and on which no suit to foreclose has been filed, or which are in good faith being contested by appropriate proceedings;

          (f) Liens created by or resulting from any litigation or legal proceeding which is being contested in good faith by appropriate proceedings; and

          (g) Liens permitted by the other Loan Papers.

     6.9 Dividends, Redemptions and Other Payments. Declare or pay any dividends (except dividends payable solely in its own capital stock) on, or redeem, retire, purchase or otherwise acquire for value, any shares of any class of its respective shares of capital stock, now or hereafter outstanding, or return any capital to its shareholders, or make any other distribution in respect thereof, whether in cash or property or in obligations of the Borrower or any Subsidiary without the prior written consent of Lender, except that: (a) Borrower’s Subsidiaries may declare, pay or make dividends or distributions to Borrower; (b) Borrower may declare and pay cash dividends on its outstanding shares of 10% Convertible Series A Preferred Stock, $.01 par value per share, if: (i) there is not in existence, at the time of the dividend payment to be made, an “Event of Default” as defined in Section 7.1 of this Agreement; and (ii) the dividend payment to be made would not cause or result in the occurrence of an Event of Default; and (c) Borrower may make the payments required under the SCS Notes.

     6.10 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions), all or substantially all of its property, business or assets (whether now owned or hereafter acquired), or make any material change in its present method of conducting business, except as required by Section 5.12 hereof.

     6.11 Transactions with Affiliates. Enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of services) with any of its Affiliates, other than in the ordinary course of business and upon terms no less favorable than could be obtained in an arm’s-length transaction with a person that was not an Affiliate.

     6.12 Disposition of Assets. Sell, convey, transfer, lease, exchange, alienate or otherwise dispose of any of its respective property or assets, except, to the extent not otherwise prohibited under the other Loan Papers:

          (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value; and

          (b) inventory and equipment which is sold or leased in the ordinary course of business.

     6.13 Limitation on Negative Pledge Clauses. Enter into with any person any agreement, other than (a) this Agreement and (b) the other Loan Papers, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

     6.14 Terms of Other Agreements. Become a party to any agreement (or any amendment, supplement, extension or other modification thereto or thereof) which, in any manner (i) violates, conflicts with or creates a breach of any of the terms or provisions of this Agreement or any of the other Loan Papers, (ii) provides for the granting or conveyance to any person other than Lender of Liens on or affecting the Collateral, or (iii) restricts the Borrower’s or any of its Subsidiaries (a) rights of ownership, possession or operation of all or any part of the Collateral or (b) rights or ability to direct the use or disposition of all or any part of the Collateral or (c) which requires the consent of any person (other than Lender) to use or dispose of any of the Collateral for any purpose or to act or refrain from acting with respect thereto.

     6.15 Subordinated Notes. Make any payment of principal or interest on the Subordinated Notes, unless:

     (i) there is not in existence, at the time of the principal or interest payment to be made, an “Event of Default” as defined in Section 7.1 of this Agreement; and

     (ii) the principal or interest payment to be made would not cause or result in the occurrence of an Event of Default as defined in Section 7.1 of this Agreement.

     6.16 Amendment of Compressor Leases. Amend or otherwise modify in any material respect any lease or rental agreement covering any of the Borrower’s or Subsidiaries’ gas compressors without the approval of Lender; provided, however, it shall not be a violation of this Section 6.16 if upon expiration of a lease or rental agreement by its own terms Borrower enters into a new lease or rental agreement with the same lessee.

     6.17 Use of Loan Proceeds. Use the proceeds of any Advance for any purpose other than as described in Section 4.11 hereof.

ARTICLE VII
Default and Remedies

     7.1 Events of Default. If any one or more of the following shall occur and shall not have been remedied in the period, if any, provided for, an “Event of Default” shall be deemed to have occurred hereunder and with respect to all of the Obligations, unless waived in writing by Lender:

          (a) default shall be made in the payment when due of any installment of principal or interest on the Notes or any other Obligations;

          (b) any representation or warranty made by the Borrower herein or in any of the other Loan Papers or in any certificate, document or financial or other statement furnished to Lender under or in connection with this Agreement or any other Loan Paper shall be or shall prove to have been incorrect or untrue or misleading in any material respect on or as of the date made or deemed made and shall continue unremedied for a period of 30 days after the earlier of (i) the Borrower becoming aware of such default or (ii) the Lender giving notice thereof to the Borrower;

          (c) default shall be made by the Borrower or any Subsidiary in the due performance or observance of any covenant, condition or agreement contained in any of the Loan Papers to which it is a party and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) Borrower becoming aware of such default or (ii) the Lender giving notice thereof to the Borrower;

          (d) Borrower or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of all or a substantial part of its assets; (ii) be unable, or admit in writing its inability, or fail to confirm its ability (when requested to do so by Lender) to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy; (v) file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency law; (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or (vii) take any action for the purpose of effecting any of the foregoing;

          (e) an order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of the Borrower or any of its Subsidiaries or appointing a receiver, trustee or liquidator of the Borrower or any of its Subsidiaries or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed in effect for any period of thirty (30) consecutive days;

          (f) the failure of the Borrower or any of its Subsidiaries to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration or similar proceeding against any of its properties or assets having a value of $100,000.00 or more;

          (g) any acceleration, notice of default, default, filing of suit or notice of breach by any lender, lessor, creditor or other party to any Material Agreement to which the Borrower or any of its Subsidiaries is a party, or to which its properties or assets are subject;

          (h) the occurrence of a Material Adverse Effect with respect to Borrower or any of its Subsidiaries;

          (i) the occurrence of a Change of Control;

          (j) final judgment or judgments shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance or not otherwise covered by indemnity agreements acceptable to Lender in its sole discretion) of $100,000.00 or more, and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

          (k) if, at any time, the then existing President of the Borrower or the then existing Chief Executive Officer (if there shall be one) of the Borrower ceases, for any reason, to hold such office and a replacement for such officer acceptable to Lender is not appointed within 120 days thereafter.

     7.2 Remedies.

          (a) Upon the occurrence of any Event of Default described in Section 7.1(d) or Section 7.1(e) hereof, the lending obligations (including the obligations to make Advances under Section 2.1 hereof), if any, of Lender hereunder shall immediately terminate, and the entire principal amount of all Obligations then outstanding together with interest then accrued and unpaid thereon shall become immediately due and payable, all without demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity or notice of acceleration of maturity, or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

          (b) Upon the occurrence and at any time during the continuance of any other Event of Default specified in Section 7.1 hereof, Lender may, by written notice to the Borrower, (i) declare the entire principal amount of all Obligations then outstanding, together with interest then accrued and unpaid thereon, to be immediately due and payable without demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity or notice of acceleration of maturity, or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower, and (ii) terminate the lending obligations, if any, of Lender hereunder unless and until Lender shall reinstate same in writing.

     7.3 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, or if the Borrower becomes insolvent, however evidenced, Lender is hereby authorized at any time and from time to time, without prior notice to Borrower (any such notice being expressly waived by the Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not Lender shall have made any demand under this Agreement or the Notes and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 7.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

     7.4 Delegation of Duties and Rights. Lender may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its officers, directors, employees, attorneys, agents or other representatives.

     7.5 Lender Not in Control. None of the covenants or other provisions contained in this Agreement or the other Loan Papers shall, or shall be deemed to, give Lender the Right to exercise control over the affairs or management of the Borrower.

     7.6 Waivers by Lender. The acceptance by Lender at any time and from time to time of part payment on the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by Lender in exercising any Right under this Agreement or any of the other Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein.

     7.7 Cumulative Rights. All Rights available to Lender under this Agreement and the other Loan Papers are cumulative of, and in addition to, all other Rights available to

Lender at law or in equity. The exercise or partial exercise of any such Right shall not preclude the exercise of any other Right under the Loan Papers or otherwise.

     7.8 Expenditures by Lender. All court costs, reasonable attorneys’ fees, other costs of collection, and other sums spent by Lender pursuant to the exercise of any Right provided herein shall be payable to Lender on demand, shall become part of the Obligations, and shall bear interest at a rate per annum two percent (2%) above the Prime Rate on each such amount commencing on the date notice of such claims, judgments, costs, charges or attorneys’ fees is given to Borrower by Lender until the date paid by Borrower.

ARTICLE VIII
Miscellaneous

     8.1 Survival of Representations and Warranties. All representations and warranties of the Borrower made herein, in the other Loan Papers to which it is a party and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

     8.2 Communications. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by cable, telex, telecopy, fax or other similar means of remote facsimile transmission) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the third day (or if such third day is not a Business Day, then on the next succeeding Business Day) after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped, sealed, and deposited in the appropriate official postal service. Until changed by notice pursuant hereto, the address of each party for purposes of this Agreement is as follows:

BORROWER:

Natural Gas Services Group, Inc.
2911 S. CR 1260
Midland, Texas 79706
Attn. Earl Wait
Facsimile Number for Notice: (432) 563-5567
          or

LENDER:

Western National Bank
500 W. Wall, Suite 100
Midland, Texas 79701
Attn: Scott A. Lovett
Facsimile Number for Notice: (432) 570-9567

8.3 Successors and Assigns.

          (a) All covenants and agreements contained by or on behalf of the Borrowers in this Agreement, the Notes and the other Loan Papers shall bind its respective successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. The Borrowers shall not, however, have the right to assign any of its respective rights hereunder or any interest herein without the prior written consent of Lender and Lender shall not be obligated to make any Loan hereunder to any Person other than the Borrowers.

          (b) Lender may sell, without the consent of the Borrowers or the Guarantor, a participation interest to any financial institution or institutions, and such financial institution or institutions may further sell a participation interest (undivided or divided) in, the Loan made to the Borrowers hereunder and the Lender’s rights and benefits under this Agreement, the Notes and the other Loan Papers and to the extent of that participation, such participant or participants shall have, without limitation, the same rights and benefits against the Borrower as it or they would have had if participation of such participant or participants were the Lender making the loans to the Borrowers hereunder, provided, however, that (i) the Lender’s obligations under this Agreement shall remain unmodified and fully effective and enforceable against the Lender, (ii) the Lender shall remain the holder of the Notes for all purposes of this Agreement, and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.

          (c) Lender may, without the consent of the Borrower or the Guarantor, assign to one or more banks or other persons all or a portion of the Lender’s rights and obligations under this Agreement (including, without limitation, all or a portion of the indebtedness owing to it from the Borrower and the Notes and the other Loan Papers held by it). Upon any such assignment, from and after the effective date specified in such assignment (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the Bank hereunder, and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment covering all of the remaining portion of the

Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto).

     (d) Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Agreement disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or the Guarantor.

     8.4 Governing Law. THIS AGREEMENT AND THE OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT THE RIGHTS PROVIDED IN ANY LOAN PAPER WITH REFERENCE TO PROPERTIES COVERED THEREBY THAT ARE SITUATED IN OTHER STATES MAY BE GOVERNED BY THE LAWS OF SUCH OTHER STATES, AND PROVIDED, FURTHER, THAT THE LAWS PERTAINING TO THE ALLOWABLE RATES OF INTEREST MAY, FROM TIME TO TIME, BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA.

     8.5 Usury Savings Clause. It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions hereof), then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or any other Loan Paper or other agreement entered into in connection with or as security for the Notes, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under the Notes, this Agreement or any other Loan Paper or agreement entered into in connection with or as security for the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an Event of Default under this Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Notes, this Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

     To the extent that Texas Finance Code Section 303.002 is relevant to Lender for the purposes of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender’s right subsequently to change such method in accordance with applicable law. Notwithstanding anything to the contrary contained herein or in any of the other Loan Papers, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     8.6 Severability. If one or more of the provisions contained herein or in the Notes or any of the other Loan Papers shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Notes or any of the other Loan Papers.

     8.7 Non-Waiver. No Advance hereunder shall constitute a waiver of the representations, warranties, conditions or agreements of Borrower or of any of the conditions of Lender’s obligations to make further Advances. If Borrower is unable to satisfy any such representation, warranty, condition or agreement, no such Advance shall have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

     8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

     8.9 Amendments and Waivers. Neither this Agreement, the Notes nor any of the other Loan Papers may be amended or waived orally, but only by an instrument in writing signed by Borrower and Lender (and/or any other person which is a party to the Loan Paper being amended or waived).

     8.10 Terms and Headings. Terms used herein but not defined shall have the meanings accorded them under generally accepted accounting principles, or the Texas Uniform Commercial Code, as appropriate. All headings used herein are for convenience and reference purposes only and shall not affect the substance of this Agreement.

     8.11 Conflicts. If there is ever a conflict between any of the terms, conditions, representations, warranties or covenants contained in this Agreement and the terms, conditions, representations, warranties or covenants in any of the other Loan Papers executed by the Borrower, the provisions of this Agreement shall govern and control; provided, however, the fact that any term, condition, representation, warranty or covenant contained in such other Loan Paper is not contained herein shall not be, or be deemed to be, a conflict.

     8.12 Environmental Indemnity. Borrower hereby agrees to defend, indemnify, pay and hold Lender and its officers, directors, employees and agents (each, an “Indemnitee”) harmless from and against, and shall reimburse each Indemnitee for, any and all loss, claim, liability, damages, injunctive relief, penalty, judgment, suit, obligation, injury to persons, property or natural resources, cost, expense or disbursement of any kind or nature whatsoever including, without limitation, attorneys’ fees and costs attributable to any action or cause of action (whether or not each Indemnitee shall be designated a party thereto), arising, directly or indirectly, in whole or in part, out of the release or presence, or alleged release or alleged presence, or any Hazardous Substance, at, on, or under, surrounding or in connection with any of the real property owned or leased by Borrower (“Premises”), or any portion thereof, whether foreseeable or unforeseeable, regardless of the source of such release and regardless of when such release occurred or such presence is discovered. The foregoing indemnity includes, without limitation, all cost in law or in equity of removal, remediation of any kind and disposal of any such Hazardous Substance, all costs of determining whether the Premises are in compliance, and causing the Premises to be in compliance, with all Requirements of Law relating to Hazardous Substances, all costs associated with claims for damages to persons, property or natural resources, and each Indemnitee’s consultants’ fees (including attorneys’ fees and costs) and court costs. The obligations of Borrower under this indemnity shall survive the repayment of the Notes and shall be independent of the obligations of Borrower to the Indemnitees in connection with the Notes. The rights of each Indemnitee under this indemnity shall be in addition to any other rights and remedies of such Indemnitee under any guaranty or any document or instrument now or hereafter executed in connection with this Agreement, the Notes, the Loan Papers or at law or in equity.

     8.13 Renewal, Extension or Rearrangement. All provisions of this Agreement and any of the other Loan Papers relating to the Notes or any other Obligations shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Notes or any part of such other Obligations.

     8.14 Direct Benefit. The loans hereunder and any additional loans are for the direct benefit of each of the Borrower and its Subsidiaries and the loans hereunder will be used by them for general working capital purposes. The Borrower and its Subsidiaries are engaged as an integrated group in the manufacturing, leasing and financing of industrial equipment and systems for the oil and gas industry and other industries, and any benefits to the Borrower or any of its

Subsidiaries are a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of the Borrower and its Subsidiaries is dependent upon the continued successful performance of the functions of the integrated group as a whole.

     8.15 Waivers. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any right, power or privilege of the Lender under this Agreement, the Notes or any other Loan paper shall operate as a waiver thereof, except as otherwise provided in Section 8.9 hereof.

     8.16 Cumulative Rights. Rights and remedies of the Lender under this Agreement, the Notes and the other Loan Papers shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     8.17 Governmental Regulation. Anything contained herein to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation.

     8.18 Exhibits. The exhibits, annexes and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits, annexes and schedules and the provisions of this Agreement, the provisions of this Agreement shall prevail. All capitalized terms used in such exhibits, annexes and schedules, but not defined therein, shall have the same meanings as given to such terms in this Agreement.

     THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED EFFECTIVE as of the date first above written.

BORROWER: NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Wallace C. Sparkman
Wallace C. Sparkman, President

GUARANTOR: Screw Compression Systems, Inc.
By:	/s/ Paul D. Hensley
Paul D. Hensley, President

LENDER: WESTERN NATIONAL BANK
By:	/s/ Scott A. Lovett
Scott A. Lovett, Executive
Vice President

EXHIBIT “A”

TERM PROMISSORY NOTE

$8,000,000.00	January 3, 2005

     FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the “Borrower”), hereby promises and agrees to pay to the order of WESTERN NATIONAL BANK, a national banking association (the “Lender”), in Midland, Midland County, Texas, the principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on the unpaid principal amount hereof from time to time outstanding until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the “Established Rate”) equal to the greater of (i) one percent (1.00%) over the Prime Rate in effect from day to day, or (ii) six percent (6%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days. Each change in the rate of interest charged under this Term Promissory Note (this “Note”) shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Established Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Established Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Established Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Established Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Established Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Established Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. Interest calculations may be made ten days prior to any interest installment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

     This Note is the $8,000,000.00 Term Promissory Note referred to in the Third Amended and Restated Loan Agreement, dated as of January 3, 2005 (said Third Amended and Restated Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, the Guarantor thereto and the Lender, and is subject to the terms and conditions thereof. Reference is made to the Loan Agreement for provisions for the disbursement of funds hereunder and for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Borrower, Guarantor and Lender under the Loan Agreement and this Note. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The holder of this Note shall be entitled to the benefits of the Loan Agreement.

     The principal of this Note shall be due and payable (a) in eighty-four consecutive monthly installments of $95,238.00 each, with the first such installment being due and payable on February 1, 2005, and a like installment being due and payable on the first (1st) day of each succeeding month to and including December 1, 2011; and (b) one final installment in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on January 1, 2012. Interest, computed on the unpaid balance of this Note, shall be due and payable as it accrues, on the same dates as, but in addition to, the installments of principal. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance to principal. Partial prepayments of principal shall be applied to the installments of principal thereof in the inverse order of their maturity. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate.

     This Note is secured as provided in the Loan Agreement and in the other Loan Papers, to which reference is hereby made for a description of the properties and assets in which a lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interests were granted and the rights of the holder of this Note with respect thereto.

     Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement (after expiration of any applicable notice and cure periods), all amounts then remaining unpaid on (a) this Note, (b) the Promissory Term Note of even date herewith from Screw Compression Systems, Inc., to Lender in the original principal amount of $1,415,836.00; (c) the Revolving Line of Credit Note of even date herewith from Borrower to Lender in the original principal amount of $2,000,000.00; (d) the Term Promissory Note dated November 3, 2003, from Borrower to Lender in the original principal amount of $7,512,109.00 as modified by that certain Modification Agreement dated of even date herewith; and (e) the Advance Term Promissory Note dated November 3, 2003, from Borrower to Lender in the original principal mount of $10,000,000.00 as modified by that certain Modification Agreement, dated effective as of December 15, 2004, shall become, or may be declared to be, immediately due and payable, all as provided therein.

     Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or (c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.

     It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

     To the extent that Texas Finance Code Section 303.002 is relevant to Lender for the purposes of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender’s right subsequently to change such method in accordance with applicable law. Notwithstanding anything to the contrary contained herein or in any of the other Loan Papers, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     This Note is performable and payable in the County of Midland, State of Texas, and shall be construed in accordance with, and governed by, the laws of the State of Texas; provided, however, that the laws pertaining to allowable rates of interest may, from time to time, be governed by the laws of the United States of America.

NATURAL GAS SERVICES GROUP, INC.

By:

Wallace C. Sparkman, President

EXHIBIT “B”

TERM PROMISSORY NOTE

$1,415,836.00	January 3, 2005

     FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, SCREW COMPRESSION SYSTEMS, INC., a Texas corporation (the “Borrower”), hereby promises and agrees to pay to the order of WESTERN NATIONAL BANK, a national banking association (the “Lender”), in Midland, Midland County, Texas, the principal sum of ONE MILLION FOUR HUNDRED FIFTEEN THOUSAND EIGHT HUNDRED THIRTY-SIX AND NO/100 DOLLARS ($1,415,836.00) in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on the unpaid principal amount hereof from time to time outstanding until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the “Established Rate”) equal to the greater of (i) one percent (1.00%) over the Prime Rate in effect from day to day, or (ii) six percent (6%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days. Each change in the rate of interest charged under this Term Promissory Note (this “Note”) shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Established Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Established Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Established Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Established Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Established Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Established Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. Interest calculations may be made ten days prior to any interest installment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

     This Note is the Oklahoma Term Promissory Note referred to in the Third Amended and Restated Loan Agreement, dated as of January 3, 2005 (said Third Amended and Restated Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Screw Compression Systems, Inc., as Guarantor thereunder, Natural Gas Services Group, Inc., as Borrower thereunder, and the Lender, and is subject to the

1

terms and conditions thereof. Reference is made to the Loan Agreement for provisions for the disbursement of funds hereunder and for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Borrower, Guarantor and Lender under the Loan Agreement and this Note. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The holder of this Note shall be entitled to the benefits of the Loan Agreement.

     The principal of this Note shall be due and payable (a) in sixty (60) consecutive monthly installments of $7,866.00 each, with the first such installment being due and payable on February 1, 2005, and a like installment being due and payable on the first (1st) day of each succeeding month to and including December 1, 2009; and (b) one final installment in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on January 1, 2010. Interest, computed on the unpaid balance of this Note, shall be due and payable as it accrues, on the same dates as, but in addition to, the installments of principal. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance to principal. Partial prepayments of principal shall be applied to the installments of principal thereof in the inverse order of their maturity. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate.

     This Note is secured as provided in the Loan Agreement and in the other Loan Papers, to which reference is hereby made for a description of the properties and assets in which a lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interests were granted and the rights of the holder of this Note with respect thereto.

     Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement (after expiration of any applicable notice and cure periods), all amounts then remaining unpaid on (a) this Note, (b) the Term Promissory Note of even date herewith from Natural Gas Services Group, Inc. (“NGSG”), to Lender in the original principal amount of $8,000,000.00; (c) the Revolving Line of Credit Note of even date herewith from NGSG to Lender in the original principal amount of $2,000,000.00; (d) the Term Promissory Note dated November 3, 2003, from NGSG to Lender in the original principal amount of $7,512,109.00 as modified by that certain Modification Agreement dated of even date herewith; and (e) the Advance Term Promissory Note dated November 3, 2003, from NGSG to Lender in the original principal amount of $10,000,000.00 as modified by that certain Modification Agreement, dated effective December 15, 2004, shall become, or may be declared to be, immediately due and payable, all as provided therein.

     Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or

2

its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or (c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.

     It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

     To the extent that Texas Finance Code Section 303.002 is relevant to Lender for the purposes of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender’s right subsequently to change such method in accordance with applicable law. Notwithstanding anything to the contrary contained herein or in any of the other Loan Papers, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

3

     This Note is performable and payable in the County of Midland, State of Texas, and shall be construed in accordance with, and governed by, the laws of the State of Texas; provided, however, that the laws pertaining to allowable rates of interest may, from time to time, be governed by the laws of the United States of America.

SCREW COMPRESSION SYSTEMS, INC.

By:

Paul D. Hensley, President

4

EXHIBIT “C”

REVOLVING LINE OF CREDIT PROMISSORY NOTE

$2,000,000.00	January 3, 2005

     FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (“Borrower”), hereby promises and agrees to pay to the order of WESTERN NATIONAL BANK, a national banking association (“Lender”), in Midland, Midland County, Texas, the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) or, if less, the aggregate unpaid principal amount outstanding hereunder from time to time, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on the unpaid principal amount hereof from time to time outstanding until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the “Established Rate”) equal to the greater of (i) one percent (1.00%) over the Prime Rate in effect from day to day, or (ii) six percent (6%), calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days or (b) the Highest Lawful Rate. Each change in the rate of interest charged under this Revolving Line of Credit Promissory Note (this “Note”) shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Prime Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Established Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Established Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Established Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Established Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Established Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. Interest calculations may be made ten (10) days prior to any interest installment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

     This Note is given in renewal, extension and modification, but not in extinguishment or novation, of that certain Revolving Line of Credit Promissory Note, dated May 28, 2004, in the original principal amount of $750,000.00, which Note was given in renewal, extension and modification, but not in extinguishment or novation, of that certain Revolving Line of Credit Promissory Note dated March 26, 2003, as modified by that certain Modification of Promissory

Note, dated March 15, 2004, by and between Borrower and Lender, and is the Revolving Line of Credit Promissory Note referred to in the Second Amended and Restated Loan Agreement, dated as of November 3, 2003 (the “Prior Loan Agreement”). This Note is made pursuant to that certain Third Amended and Restated Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time (the “Loan Agreement”), by and among Borrower, the Guarantors parties thereto and the Lender, and is subject to the terms and conditions thereof. Reference is made to the Loan Agreement for provisions for the disbursement of funds hereunder and for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Borrower and Lender under the Loan Agreement and this Note. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The holder of this Note shall be entitled to the benefits of the Loan Agreement.

     Advances and Subsequent Advances under this Note shall be made in accordance with the provisions of the Loan Agreement. Subject to the terms hereof and of the Loan Agreement, Borrower may borrow, repay and reborrow at any time and from time to time under this Note; provided, however, that the principal sum outstanding hereunder at any one time shall never exceed the lesser of (i) $2,000,000.00 or (ii) the Borrowing Base then in effect.

     Interest on the outstanding principal balance of this Note shall be due and payable monthly on the first (1stth) day of each month, commencing February 1, 2005. The then outstanding principal balance of this Note and all accrued and unpaid interest shall be due and payable on January 1, 2006. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate.

     This Note is secured as provided in the Loan Agreement and in the other Loan Papers, to which reference is hereby made for a description of the properties and assets in which a lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interests were granted and the rights of the holder of this Note with respect thereto.

     Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement (after expiration of any applicable notice and cure periods), all amounts then remaining unpaid on (a) this Note, (b) the Term Promissory Note of even date herewith from Screw Compression Systems, Inc., to Lender in the original principal amount of $1,415,836.00; (c) the Term Promissory Note of even date herewith from Borrower to Lender in the original principal amount of $8,000,000.00; (d) the Term Promissory Note dated November 3, 2003, from Borrower to Lender in the original principal amount of $7,512,109.00 as modified by that certain Modification Agreement, dated of even date herewith; and (e) the Advance Term Promissory Note dated November 3, 2003, from Borrower to Lender in the original principal amount of $10,000,000.00 as modified by that certain Modification Agreement, dated effective December 15, 2004, shall become, or may be declared to be, immediately due and payable, all as provided therein.

2

     Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or (c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.

     It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

     To the extent that Texas Finance Code Section 303.002 is relevant to Lender for the purposes of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender’s right subsequently to change such method in accordance with applicable law. Notwithstanding anything to the contrary contained herein or in any of the other Loan Papers, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

3

     This Note is performable and payable in the County of Midland, State of Texas, and shall be construed in accordance with, and governed by, the laws of the State of Texas; provided, however, that the laws pertaining to allowable rates of interest may, from time to time, be governed by the laws of the United States of America.

     THIS NOTE, THE LOAN AGREEMENT, AND THE OTHER LOAN PAPERS REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

NATURAL GAS SERVICES GROUP, INC.

By:

Wallace C. Sparkman, President

4

EXHIBIT “D”

TERM PROMISSORY NOTE

$7,521,109.00	November 3, 2003

     FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the “Borrower”), hereby promises and agrees to pay to the order of WESTERN NATIONAL BANK, a national banking association (the “Lender”), in Midland, Midland County, Texas, the principal sum of SEVEN MILLION FIVE HUNDRED TWENTY-ONE THOUSAND ONE HUNDRED NINE AND NO/100 DOLLARS ($7,521,109.00) in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on the unpaid principal amount hereof from time to time outstanding until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the “Established Rate”) equal to the greater of (i) one percent (1.00%) over the Prime Rate in effect from day to day, or (ii) five and one-fourth percent (5.25%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days. Each change in the rate of interest charged under this Term Promissory Note (this “Note”) shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Established Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Established Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Established Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Established Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Established Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Established Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. Interest calculations may be made ten days prior to any interest installment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

     This Note is the Term Promissory Note referred to in the Second Amended and Restated Loan Agreement, dated as of November 3, 2003, (said Second Amended and Restated Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to

1

time, the “Loan Agreement”), by and among Borrower, the Guarantors parties thereto and the Lender, and is subject to the terms and conditions thereof. Reference is made to the Loan Agreement for provisions for the disbursement of funds hereunder and for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Borrower, Guarantors and Lender under the Loan Agreement and this Note. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The holder of this Note shall be entitled to the benefits of the Loan Agreement.

     The principal of this Note shall be due and payable (a) in forty-six consecutive monthly installments of $170,801.00 each, with the first such installment being due and payable on December 15, 2003, and a like installment being due and payable on the fifteenth day of each succeeding month to and including August 15, 2007; and (b) one final installment in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on September 15, 2007. Interest, computed on the unpaid balance of this Note, shall be due and payable as it accrues, on the same dates as, but in addition to, the installments of principal. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance to principal. Partial prepayments of principal shall be applied to the installments of principal thereof in the inverse order of their maturity. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate.

     This Note is secured as provided in the Loan Agreement and in the other Loan Papers, to which reference is hereby made for a description of the properties and assets in which a lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interests were granted and the rights of the holder of this Note with respect thereto.

     Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

     Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or (c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.

2

     It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

     To the extent that Texas Finance Code Section 303.002 is relevant to Lender for the purposes of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender’s right subsequently to change such method in accordance with applicable law. Notwithstanding anything to the contrary contained herein or in any of the other Loan Papers, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     This Note is performable and payable in the County of Midland, State of Texas, and shall be construed in accordance with, and governed by, the laws of the State of Texas; provided, however, that the laws pertaining to allowable rates of interest may, from time to time, be governed by the laws of the United States of America.

NATURAL GAS SERVICES GROUP, INC.

By:

Wayne L. Vinson, President

3

EXHIBIT “D-1”

MODIFICATION AGREEMENT

This Modification Agreement (“Modification Agreement”) is effective as of January 3, 2005. The parties to the Modification Agreement are Natural Gas Services Group, Inc. (“Borrower”) and Western National Bank (“Lender”).

RECITALS

On November 3, 2003, Borrower executed and delivered to Lender that certain Term Promissory Note in the original principal sum of $7,521,109.00, bearing interest at the rate stated therein, with a stated final maturity date of September 15, 2007, pursuant to that certain Second Amended and Restated Loan Agreement dated November 3, 2003, as modified by that certain first Modification dated effective as of December 15, 2004 (the “Prior Loan Agreement”). All liens, security interests and assignments securing the Note are collectively called the “Liens”. Terms defined in the Note or the Loan Agreement and not otherwise defined herein shall have the same meanings here as in those documents.

Contemporaneously with the execution and delivery by Borrower to Lender of that certain Third Amended and Restated Loan Agreement of even date herewith between Borrower, Screw Compression Systems, Inc., the Guarantor thereunder, and Lender, as the same may hereafter be amended, restated or otherwise modified from time to time (the “Loan Agreement”), Borrower agreed to make a principal payment to Lender on this Note in the amount of $3,000,000.00, and Borrower and Lender agreed to enter into this Modification Agreement to modify the payment provisions of this Note, to provide for cross-default of this Note and the other Notes under the Loan Agreement described as (a) the Term Promissory Note of even date herewith from Borrower to Lender in the original principal amount of $8,000,000.00; (b) the Promissory Term Note of even date herewith from Screw Compression Systems, Inc., to Lender in the original principal amount of $1,415,836.00; (c) the Revolving Line of Credit Note of even date herewith from Borrower to Lender in the original principal amount of $2,000,000.00; and (d) the Advance Term Promissory Note dated November 3, 2003, from Borrower to Lender in the original principal amount of $10,000,000.00 as modified by that certain Modification Agreement dated effective as of December 15, 2004 (collectively, the “Notes”), and to ratify the Liens.

AGREEMENT

1. Modification of Payment Provisions of the Note. In lieu of the following provisions which were contained in the Note:

     “The principal of this Note shall be due and payable (a) in forty-six consecutive monthly installments of $170,801.00 each, with the first such installment being due and payable on December 15, 2003, and a like installment being due and payable on the fifteenth day of each succeeding month to and including August 15, 2007; and (b) one final installment in an amount equal to all remaining

1

unpaid principal and accrued and unpaid interest on this Note shall be due and payable on September 15, 2007. Interest, computed on the unpaid balance of this Note, shall be due and payable as it accrues, on the same dates as, but in addition to, the installments of principal. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance to principal. Partial prepayments of principal shall be applied to the installments of principal thereof in the inverse order of their maturity. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate”, such provisions of the Note are changed to read in their entirety as follows:

     “The principal of this Note shall be due and payable in forty-six (46) consecutive monthly installments beginning December 15, 2003, as follows:

(a)	The first (1st) through twelfth (12th) monthly installments shall be in the amount of $170,801.00 each, beginning on December 15, 2003, and continuing on the fifteenth (15th) day of each month thereafter through November 15, 2004;

(b)	The thirteenth (13th) through the forty-fifth (45th) monthly installments shall be in the amount of $78,142.00 each, beginning on December 15, 2004, and continuing on the fifteenth (15th) day of each month thereafter; and

(c)	the forty-sixth (46th) and final installment shall be in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on September 15, 2007. Interest, computed on the unpaid balance of this Note, shall be due and payable as it accrues, on the same dates as, but in addition to, the installments of principal. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance to principal. Partial prepayments of principal shall be applied to the installments of principal thereof in the inverse order of their maturity. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate.”

2. Cross-Default of Notes. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement (after expiration of any applicable notice and cure periods), all amounts then remaining unpaid on (a) this Note, (b) the Promissory Term Note of even date herewith from Borrower to Lender in the original principal amount of $8,000,000.00; (c) the Promissory Term Note of even date herewith from Screw Compression Systems, Inc., to Lender in the original principal amount of $1,415,836.00; (d) the Revolving Line of Credit Note of even date herewith from Borrower to Lender in the original principal amount of $2,000,000.00; and (e) the Advance Term Promissory Note dated November 3, 2003, from Borrower to Lender in the original principal amount of $10,000,000.00 as modified by that certain Modification Agreement dated effective as of December 15, 2004, shall become, or may be declared to be, immediately due and payable, all as provided therein.

2

3. Ratification of Liens. Borrower and Lender further agree that all Liens securing the Notes shall continue and carry forward until the Notes and all indebtedness evidenced thereby, as well as all other indebtedness or obligations secured by Liens, are paid in full. Borrower further agrees that such Liens are hereby ratified and affirmed as valid and subsisting against the collateral described therein, and that this Modification Agreement shall in no manner vitiate, affect or impair the Notes or the Liens (except as expressly modified in this Modification Agreement) and that such Liens shall not in any manner be waived, released, altered or modified.

4. Miscellaneous.

(a)	As modified hereby, the provisions of the Note and the Liens shall continue in full force and effect, and Borrower acknowledges and affirms its liability to Lender thereunder. In the event of an inconsistency between this Modification Agreement and the terms of the Note or of the Liens, this Modification Agreement shall govern.

(b)	Borrower hereby agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Modification Agreement.

(c)	Any default by Borrower in the performance of his obligations herein contained shall constitute a default under the Note and the Liens and shall allow Lender to exercise any or all of its remedies set forth in such Note and Liens or at law or in equity.

(d)	Lender does not, by its execution of this Modification Agreement, waive any rights it may have against any person not a party hereto.

(e)	All terms, provisions, covenants, agreements, and conditions of the Note and the Liens are unchanged, except as provided herein. Borrower agrees that this Modification Agreement and all of the covenants and agreements contained herein shall be binding upon Borrower and shall inure to the benefit of Lender and each of their respective heirs, executors, legal representatives, successors, and permitted assigns.

THIS MODIFICATION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

3

Borrower:

Natural Gas Services Group, Inc.

By:

Wallace C. Sparkman, President

Lender	:

Western National Bank

By:

Scott A. Lovett, Executive Vice President

4

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§

     This instrument was acknowledged before me on January ___, 2005, by Wallace C. Sparkman, President of Natural Gas Services Group, Inc., a Colorado corporation, on behalf of said corporation.

Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§

     This instrument was acknowledged before me on January ___, 2005, by Scott A. Lovett, Executive Vice President of Western National Bank, a national banking association, on behalf of said association.

Notary Public, State of Texas

5

EXHIBIT “E”

ADVANCING LINE OF CREDIT PROMISSORY NOTE

$10,000,000.00	November 3, 2003

     FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the “Borrower”), hereby promises and agrees to pay to the order of WESTERN NATIONAL BANK, a national banking association (the “Lender”), in Midland, Midland County, Texas, the principal sum of TEN MILLION and NO/100 Dollars ($10,000,000.00 ) or, if less, the aggregate unpaid principal amount outstanding hereunder from time to time, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on the unpaid principal amount hereof from time to time outstanding until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the “Established Rate”) equal to the greater of (i) one percent (1%) over the Prime Rate in effect from day to day, or (ii) five and one-fourth percent (5.25%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days. Each change in the rate of interest charged under this Advancing Line of Credit Promissory Note (this “Note”) shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Established Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Established Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Established Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Established Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Established Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Established Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. Interest calculations may be made ten days prior to any interest installment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

     This Note is the “Advance Note” referred to in the Second Amended and Restated Loan Agreement, dated as of November 3, 2003 (said Second Amended and Restated Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, the Guarantors parties thereto and the Lender, and is subject to the terms and conditions thereof. Reference is made to the Loan Agreement for provisions for the disbursement of funds hereunder and for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Borrower, Guarantors and Lender under the Loan Agreement and this Note. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The holder of this Note shall be entitled to the benefits of the Loan Agreement.

     Subject to the terms hereof and of the Loan Agreement, the Lender will make Advances and Subsequent Advances under this Note in accordance with the provisions of the Loan Agreement.

     Interest only on this Note shall be due and payable on the fifteenth day of each month, commencing on December 15, 2003 and continuing on the fifteenth day of each succeeding month, to and including November 15, 2004. The principal of this Note shall be due and payable in (a) fifty-nine consecutive monthly installments which shall each be in an amount equal to 1/60th of the outstanding principal balance of this Note on December 15, 2004, with the first such installment being due and payable on December 15, 2004, and a like installment being due and payable on the fifteenth day of each succeeding month to and including October 15, 2009; and (b) one final installment in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on November 15, 2009. Interest, computed on the unpaid balance of this Note, shall be due and payable monthly as it accrues, on the same dates as, but in addition to each installment of principal. All payments and prepayment shall be applied first to accrued and unpaid

2

interest, and the balance to principal. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate.

     This Note is secured as provided in the Loan Agreement and in the other Loan Papers, to which reference is hereby made for a description of the properties and assets in which a lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interest were granted and the rights of the holder of this Note with respect thereto.

     Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

     Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or (c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.

     It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all

3

consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

     To the extent that Texas Finance Code Section 303.002 is relevant to Lender for the purpose of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender’s right subsequently to change such method in accordance with applicable law. Notwithstanding anything to the contrary contained herein or in any of the other Loan Papers, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     This Note is performable and payable in the County of Midland, State of Texas, and shall be construed in accordance with, and governed by, the laws of the State of Texas; provided, however, that the laws pertaining to allowable rates of interest may, from time to time, be governed by the laws of the United States of America.

NATURAL GAS SERVICES GROUP, INC.

4

By:
Wayne L.Vinson, President

5

EXHIBIT “E-1”

MODIFICATION AGREEMENT

This Modification Agreement (“Modification Agreement”) is effective as of December 15, 2004. The parties to the Modification Agreement are Natural Gas Services Group, Inc. (“Borrower”) and Western National Bank (“Lender”).

RECITALS

On November 3, 2003, Borrower executed and delivered to Lender that certain Advancing Line of Credit Promissory Note in the original principal sum of $10,000,000.00, bearing interest at the rate stated therein, with a stated final maturity date of November 15, 2009 (the “Note”), pursuant to that certain Second Amended and Restated Loan Agreement dated November 3, 2003 (the “ Loan Agreement”). All liens, security interests and assignments securing the Note are collectively called the “Liens”. Terms defined in the Note or the Loan Agreement and not otherwise defined herein shall have the same meanings here as in those documents.

Contemporaneously with the execution and delivery by Borrower to Lender of that certain First Modification to Second Amended and Restated Loan Agreement of even date herewith between Borrower and Lender, (the “First Modification”), Borrower and Lender agreed (a) to increase the Borrowing Base of said Note from $7,000,00.00 to $10,000,000.00, (b) extend the period for Borrower to request advances under the Note from November 3, 2004, to December 14, 2005, (c) modify the provisions relating to the amortization of advances between the date hereof and an December 14, 2005, and (d) to make other related changes to the Loan Agreement to incorporate such agreement and substitution.

Further, Borrower and Lender agreed to enter into this Modification Agreement to modify the interest provisions of the Note to provide for an increase in the interest floor from five and one-fourth percent (5.25%) to six percent (6%), and to ratify the Liens.

AGREEMENT

1. Modification of Interest Provisions of the Note. In lieu of the following provisions which were contained in the first paragraph of Note:

     “...at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the “Established Rate”) equal to the greater of (i) one percent (1%) over the Prime Rate in effect from day to day, or (ii) five and one-fourth percent (5.25%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days.”

such provisions of the Note are changed to read in their entirety as follows:

1

     “...at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the “Established Rate”) equal to the greater of (i) one percent (1%) over the Prime Rate in effect from day to day, or (ii) six percent (6.0%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days.”

2. Modification of Payment Provisions of the Note. In lieu of the following provision which was contained in the fourth (4th) paragraph of the Note:

     “The principal of this Note shall be due and payable in (a) fifty-nine consecutive monthly installments which shall each be in an amount equal to 1/60th of the outstanding principal balance of this Note on December 15, 2004, with the first such installment being due and payable on December 15, 2004, and a like installment being due and payable on the fifteenth day of each succeeding month to and including October 15, 2009; and (b) one final installment in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on November 15, 2009. Interest, computed on the unpaid balance of this Note, shall be due and payable monthly as it accrues, on the same dates as, but in addition to each installment of principal.”

such provision of the Note is changed to read as follows:

          “The principal of this Note shall be due and payable as follows:

(a)	with respect to the principal balance outstanding under this Note on December 15, 2004, in fifty-nine (59) consecutive monthly installments of $116,666.67, with the first (1st) such installment being due and payable on December 5, 2004 and a like installment being due and payable on the 15th day of each succeeding month to and including October 15, 2009; plus

(b)	1/60th of the sum of all advances made by Lender under this note after December 15, 2004 and prior to March 31, 2005 and a like installment being due and payable on the 15th day of each succeeding month to and including October 15, 2009; plus

(c)	1/60th of the sum of all advances made by Lender under this note after April 1, 2005 and prior to June 30, 2005, and a like installment being due and payable on the 15th day of each succeeding month to and including October 15, 2009; plus

(d)	1/60th of the sum of all advances made by Lender under this note after July 1, 2005 and prior to September 30, 2005 and a like installment

2

being due and payable on the 15th day of each succeeding month to and including October 15, 2009; plus

(e)	1/60th of the sum of all advances made by Lender under this note after October 1, 2005 and prior to December 15, 2005 and a like installment being due and payable on the 15th day of each succeeding month to and including October 15, 2009; plus

(f)	one final installment in an amount equal to all remaining unpaid principal and accrued and unpaid interest on the Note shall be due and payable on November 15, 2009.

Interest, computed on the unpaid balance of the Note, shall be due and payable monthly as it accrues, on the same dates as, but in addition to each installment of principal.”

3. Ratification of Liens. Borrower and Lender further agree that all Liens securing the Note shall continue and carry forward until the Note and all indebtedness evidenced thereby is paid in full. Borrower further agrees that such liens are hereby ratified and affirmed as valid and subsisting against the collateral described therein, and that this Modification Agreement shall in no manner vitiate, affect or impair the Note or the Liens (except as expressly modified in this Modification Agreement) and that such Liens shall not in any manner be waived, released, altered or modified.

4. Miscellaneous.

(a)	As modified hereby, the provisions of the Note and the Liens shall continue in full force and effect, and Borrower acknowledges and affirms its liability to Lender thereunder. In the event of an inconsistency between this Modification Agreement and the terms of the Note or of the Liens, this Modification Agreement shall govern.

(b)	Borrower hereby agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Modification Agreement.

(c)	Any default by Borrower in the performance of his obligations herein contained shall constitute a default under the Note and the Liens and shall allow Lender to exercise any or all of its remedies set forth in such Note and Liens or at law or in equity.

(d)	Lender does not, by its execution of this Modification Agreement, waive any rights it may have against any person not a party hereto.

(e)	All terms, provisions, covenants, agreements, and conditions of the Note and the Liens are unchanged, except as provided herein. Borrower agrees that this Modification Agreement and all of the covenants and agreements contained herein shall be binding upon Borrower and shall inure to the benefit of Lender and each of

3

their respective heirs, executors, legal representatives, successors, and permitted assigns.

THIS MODIFICATION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Borrower:

Natural Gas Services Group, Inc.

By:

Wallace C. Sparkman, President

Lender:

Western National Bank

By:

Scott A. Lovett, Executive Vice President

4

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§

     This instrument was acknowledged before me on December           , 2004, by Wallace C. Sparkman, President of Natural Gas Services Group, Inc., a Colorado corporation, on behalf of said corporation.

Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§

     This instrument was acknowledged before me on December             , 2004, by Scott A. Lovett, Executive Vice President of Western National Bank, a national banking association, on behalf of said association.

Notary Public, State of Texas

5

EXHIBIT “F”

REAL ESTATE MORTGAGE
WITH POWER OF SALE

     Effective as of the 3rd day of January, 2005, SCREW COMPRESSION SYSTEMS, INC., a Texas corporation (called “Mortgagor,” whether one or more) mortgages to WESTERN NATIONAL BANK, 508 West Wall, Suite 1100, Midland, Texas 79701 (called “Mortgagee,” whether one or more and which term shall be construed to include Mortgagee’s successors and assigns) the following described real estate and premises located in Rogers County, State of Oklahoma:

MORTGAGOR’S LEASEHOLD INTEREST AS CREATED BY THE ASSIGNMENT OF LEASE BY AND BETWEEN PATRICK J. MALLOY III,AS TRUSTEE OF THE BANKRUPTCY ESTATE OF KING FINISHES & METAL -AKA- KING FINISHES & METAL FABRICATING, INC., AS ASSIGNOR, AND SCREW COMPRESSION SYSTEMS, INC., AS ASSIGNEE, DATED SEPTEMBER 28, 2001, AND FILED IN BOOK 1322, PAGE 598-600, IN ROGERS COUNTY, STATE OF OKLAHOMA, IN THE FOLLOWING DESCRIBED REAL PROPERTY, HAVING A PROPERTY ADDRESS OF 5725 BIRD CREEK AVENUE, CATOOSA, OKLAHOMA 74015:

SEE LEGAL DESCRIPTION ON ATTACHED EXHIBIT “A”

With, subject to the terms of the documents creating or evidencing the Mortgagor’s leasehold estate, all the buildings and other improvements located or constructed on the real estate, all fixtures, personal property used on or in, and appurtenances to the real estate, and Mortgagor assigns and pledges all rents, issues, profits and income derived from the above real estate (collectively referred to as the “Mortgaged Property”). This Mortgage and assignment of rents, issues, profits and income derived from the Mortgaged Property creates a security interest in the Mortgaged Property and like kind future property from the time the Mortgage and assignment is granted even though enforcement of the assignment of rents, issues, profits and income may be delayed until default.

Mortgage warrants the title to the Mortgaged Property, insofar as the Mortgagor’s leasehold interest therein, unto Mortgagee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Mortgagee but not otherwise.

This Mortgage is given to secure the payment and performance of all of the following (collectively, the “Debt”):

(a)	The indebtedness evidenced by the following described promissory note (the “Note,”, whether one or more) and any modifications, renewals or substitutions of the Note:

          (i) Term Promissory Note dated January 3, 2005, executed by Mortgagor and payable to the order of Mortgagee in the original principal sum of $1,415,836.00;

          (ii) Term Promissory Note dated January 3, 2005, executed by Debtor and payable to the order of Mortgagee in the original principal sum of $8,000,000.00;

          (iii) Revolving Line of Credit Note dated January 3, 2005, executed by Debtor and payable to the order of Mortgagee in the original principal sum of $2,000,000.00;

          (iv) Term Promissory Note dated November 3, 2003, executed by Debtor and payable to the order of Mortgagee in the original principal sum of $7,521,109.00 as modified by that certain Modification Agreement dated January 3, 2005, with an outstanding principal balance of $______on the date hereof; and

          (v) Advance Term Promissory Note dated November 3, 2003, executed by Debtor and payable to the order of Mortgagee in the original principal sum of $10,000,000.00 as modified by that certain Modification Agreement dated effective as of December 15, 2004, with an outstanding principal balance of $______on the date hereof;

(b)	All sums advanced or paid by Mortgagee on account of the failure of the Mortgagor to comply with the terms or covenants of this Mortgage or other documents signed by the Mortgagor;

(c)	All future loans and advances and all future renewals of loans which Mortgagee may make to Mortgagor or to the Debtor identified in the Note, if different from Mortgagor (the “Debtor”); and all other debts, obligations and liabilities of every kind and character of Mortgagor or Debtor now existing, whether or not explicitly referred to, or arising in the future in favor of Mortgagee, whether direct or indirect, absolute or contingent, or originally payable to Mortgagee or any other person; and any renewals or extensions; provided, however, if the Mortgaged Property includes Mortgagor’s principal dwelling or is otherwise a 1 to 4 family dwelling the Mortgaged Property will not secure any future loan, advance, debt, obligation or liability taken or incurred principally for a personal, family or household purpose.

Mortgagor further agrees, subject to the terms of the documents creating or evidencing the Mortgagor’s leasehold estate, (a) to pay and discharge all taxes and assessments on the Mortgaged Property before they become delinquent; (b) to keep all the Mortgaged Property and improvements insured and under policies which are acceptable to, and for the benefit of, the Mortgagee; (c) to cure all title defects or clouds on or claims against Mortgagor’s leasehold title which may arise or be discovered; (d) to keep all the Mortgaged Property in good condition and repair and to repair or replace any damaged or destroyed Mortgaged Property; and (e) to discharge any levies, liens, attachments, or other claims which may be asserted against the Mortgaged Property. Mortgagor also agrees with respect to the Mortgaged Property to comply with all environmental laws and regulations now in force or later promulgated and to disclose to Mortgagee at all times information regarding the environmental status of the Mortgaged

2

Property. Mortgagor grants Mortgagee the right to acquire additional environmental information regarding the Mortgaged Property. Mortgagor also grants Mortgagee or its agents a license to enter onto the Mortgaged Property and inspect it for any reason and further agrees to indemnify the Mortgagee for any liability associated with the Mortgaged Property. The discovery of undisclosed environmental hazards on the Mortgaged Property may, at option of Mortgagee, be considered an Event of Default under this Mortgage. In the event of the failure of the Mortgagor to fulfill the agreements of this paragraph, the Mortgagee may purchase insurance or pay taxes, assessments or other liens and appropriate sums to protect the Mortgaged Property, and shall have a lien secured by this Mortgage and assignment for the amount of those sums with interest on those amounts at the maximum rate of interest on any part of the Debt secured by this Mortgage and assignment.

If the Mortgaged Property is Mortgagor’s homestead and one of the Mortgagors is the spouse of another Mortgagor or the Borrower identified in the Note but is not obligated under the Note, and is only signing this Mortgage to satisfy the requirements of Title 16 Okla. Stat. § 4 (which requires a spouse to sign a mortgage on homestead property), then such Mortgagor is not obligated under the provisions of the immediately preceding paragraph and is only signing this Mortgage to convey his or her interest in the Mortgaged Property.

If Mortgagee is required to give Mortgagor notice, notice mailed or delivered at least five (5) days before action is taken will be considered reasonable.

Mortgagor confers on Mortgagee or its attorney or agent the power to sell the Mortgaged Property and the interests of all persons in it in the manner provided in the Oklahoma Power of Sale Mortgage Foreclosure Act (Title 46 Okla. Stat. § 40 et seq.). On the occurrence of an Event of Default (as described in this Mortgage), Mortgagee may, at its option, accelerate payment of the Debt so that all the Debt shall be immediately due and payable and pay either exercise the Power of Sale or foreclose this Mortgage in a judicial foreclosure. The following are considered “Events of Default”: (a) any default in payment of the Debt or performance under the Note; (b) Mortgagor fails to perform any covenant or agreement contained in this Mortgage or in any other indebtedness, obligation or agreement of the Mortgagor to Mortgagee or to another within five (5) days after Mortgagor’s receipt of written notice of such failure; or (c) Mortgagor sells, conveys, transfers, hypothecates, or in any other manner ceases to be the owner or in possession of all or any portion of or interest in the Mortgaged Property, except as agreed to by Mortgagee in writing or as permitted under applicable law.

Subject to the provisions of the Oklahoma Power of Sale Mortgage Foreclosure Act, Mortgagee may accelerate payment of the Debt for the reasons stated in this Mortgage without notice to, or demand on, Mortgagor.

The Mortgagor irrevocably appoints the Mortgagee its lawful attorney in fact, with Power of Attorney in its name and stead to collect any income, rents, issues and profits arising from or accruing at any time that are due under each and all of the leases, contracts and agreements, written or verbal, now existing or existing in the future with reference to the Mortgaged Property, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as the Mortgagor would have. As often as any

3

action may be taken to foreclose this Mortgage or to exercise rights under the Power of Sale Mortgage Foreclosure Act, the Mortgagor agrees to pay the Mortgagee’s reasonable attorneys’ fees incurred in taking such action.
If there is a foreclosure of this Mortgage other than by Power of Sale, Mortgagor waives appraisement of the Mortgaged Property, unless Mortgagee seeks an appraisal. Appraisal shall be at the sole option of the Mortgagee, to be declared when the petition to foreclose is filed or when judgment is taken.

Mortgagor understands and agrees that on Mortgagor’s default, a court may grant specific performance of Mortgagor’s agreements in this Mortgage, and Mortgagee will have the right to take possession of the Mortgaged Property by appointing a receiver in accordance with Title 12 Okla. Stat. §1551.2(c) which authorizes appointment when a condition of a mortgage has not been performed and the mortgage provides for appointment of a receiver. The court may also appoint a receiver upon other grounds as specified in Title 12 Okla. Stat. §1551.

“A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.”

Effective as of January 3, 2005.

MORTGAGOR:

Screw Compression Systems, Inc.

By:

Paul D. Hensley, President

MORTGAGEE:

Western National Bank

By:

Scott A. Lovett
Executive Vice President

4

STATE OF OKLAHOMA

COUNTY OF ROGERS

     The foregoing instrument was acknowledged before me on this ____day of December, 2004 by Paul D. Hensley, President of Screw Compression Systems, Inc., a Texas corporation, on behalf of said corporation.

Notary Public, State of Oklahoma

STATE OF TEXAS

COUNTY OF MIDLAND

     The foregoing instrument was acknowledged before me on this ____day of January, 2005, by Scott A. Lovett, Executive Vice President of Western National Bank, a national banking association, on behalf of said association.

Notary Public, State of Texas

5

EXHIBIT “A”
To
Real Estate Mortgage with Power of Sale

Grantor:	Screw Compression Systems, Inc.
5725 Bird Creek Ave.
Catoosa, OK 74015

Lender:	Western National Bank
508 W. Wall, Suite 1100
Midland, TX 79701

     This Exhibit attaches to and it and the provisions described below, become a permanent part of that certain Real Estate Mortgage with Power of Sale effective as of January 3, 2005, between the above referenced Grantor and Lender.

Description of Property:

A tract of land that is a part of the Southwest Quarter (SW/4) of Section Five (5) and the Southeast Quarter (SE/4) of Section Six (6), Township Twenty (20) North, Range Fifteen (15) East, Rogers County, State of Oklahoma, said tract of land being more particularly described as follows, to-wit: Starting at the Southwest corner of said Section Five(5); thence due North for 1179.56 feet; thence due East for 126.34 feet to the “Point of Beginning” of said tract of land; thence North 36 Degrees 59’ 43” West for 570.42 feet; thence North 53 degrees 00’ 17” East for 481.39 feet; thence South 36 degrees 59’ 43” East for 570.42 feet; thence South 53 degrees 00’ 17” West for 481.39 feet to the “Point of Beginning” of said tract of land.

Property Address: 5725 Bird Creek Avenue, Catoosa, OK 74015

GRANTOR:

Screw Compression Systems, Inc.

By:

Paul D. Hensley, President

LENDER:

Western National Bank

By:

Scott A. Lovett
Executive Vice President

EXHIBIT “G”

BORROWING BASE REPORT
FOR THE MONTH ENDED
                    , 200

Borrowing Base Calculation:

A.	Trade Accounts Receivable of Borrower
	and Guarantor(1)	$

B.	Less Trade Accounts Receivable of Borrower
	and Guarantor over 90 days	$

C.	Net Allowable Accounts Receivable
	of Borrower and Guarantor (A-B)	$

D.	Lease Receivable(2)	$

E.	Total Accounts Receivable
	of Borrower and Guarantor (C+D)	$

F.	Discounted Receivables of
	Borrower and Guarantor (E x 75%)	$

G.	Leased equipment at NBV	$

H.	Discounted equipment (G x 70%)	$

I.	Work in Process	$

J.	Inventory of Borrower and Guarantor(3)	$

K.	Total Inventory of Borrower and Guarantor (I+J)	$

L.	Discounted Inventory of Borrower
	and Guarantor (K x 50%)	$

M.	Borrowing Base (F+H+L)	$

N.	Less Principal Balance of Term
	Promissory Notes	$( )

O.	Amount Available for Advance Under
the Advance Note and Revolving Line
	of Credit Promissory Note(4)	$

P.	Less Maximum Permitted Advances
	under the Advance Note	$(10,000,000.00)

Q.	Amount Available for Advance under
	Revolving Line of Credit Promissory Note(4)	$

R.	Less Principal Balance of the Revolving
	Line of Credit Promissory Note	$( )

S.	Borrowing Base Excess or Deficit (Q-R)
	Excess	$
	(Deficit)	$( )

(1)	For purposes of the Borrowing Base calculation pursuant hereto and the Third Amended and Restated Loan Agreement to which this Report is delivered, “Trade Accounts Receivable” means the face amount (less maximum discounts, credits and allowances that may be taken by or granted to account debtors in connection therewith) of Borrower’s and Guarantor’s trade accounts receivable, all as determined in accordance with generally accepted accounting principles.

(2)	Includes, without limitation, leases of equipment to third parties and classified as sales-type leases or operating leases.

(3)	“Inventory” means all inventory, wherever located, in which the Borrower has any right, title or interest, including, without limitation, all goods and other personal property owned by the Borrower or Guarantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the business of the Borrower or Guarantor, or in the processing, packaging or shipping of the same, and all finished goods, including, but not limited to all inventory classified as such on a consolidated balance sheet of Borrower or Guarantor.

(4)  Subject to the limitation of Section 2.1 of the Third Amended and Restated Loan Agreement.

Dated:

Prepared by:
Name:
Title:

2

3

EXHIBIT “H”

NOTICE OF BORROWING

Western National Bank
508 W. Wall, Suite 1100
Midland, Texas 79701

Attention: Scott A. Lovett

Gentlemen:

     Pursuant to the provisions of Section 2.2 of the Third Amended and Restated Loan Agreement (the “Loan Agreement”), dated as of January 3, 2005, by and among you, the undersigned and the guarantor thereto, this letter confirms to you that (i) the undersigned has requested a Subsequent Advance in the amount of $           to be made under the [Advance Note] [Revolving Line of Credit Promissory Note] and (ii) there is not in existence any Event of Default at the date set forth below.

     Immediately following the Subsequent Advance requested herein, the outstanding principal balance of the [Advance Note] [Revolving Line of Credit Promissory Note] is $                              .

     Capitalized terms used herein and which are defined in the Loan Agreement have the same meanings as given to such terms in the Loan Agreement.

Dated: [Insert date on which request for Subsequent Advance is made]

NATURAL GAS SERVICES GROUP, INC.

By:
Name:
Title:

EXHIBIT “I”

STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT, dated as of January 3, 2005, is made by and between NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the “Pledgor”), and WESTERN NATIONAL BANK, a national banking association (the “Lender”).

W I T N E S S E T H

     WHEREAS, pursuant to that certain Third Amended and Restated Loan Agreement, dated as of January 3, 2005, between the Pledgor and the Lender (said Third Amended and Restated Loan Agreement, as the same may hereafter be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), the Lender has agreed to make loans to the Pledgor upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes (as defined in the Loan Agreement) issued by the Pledgor thereunder; the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by Screw Compression Systems, Inc., a corporation organized under the laws of Texas (the “Issuer”); and it is a condition precedent to the obligation of the Lender to make loans to the Pledgor under the Loan Agreement that the Pledgor shall have executed and delivered this Stock Pledge Agreement to the Lender; and

     WHEREAS, Lender has conditioned its obligations under the Loan Agreement upon the execution and delivery by Pledgor of this Stock Pledge Agreement, and Pledgor has agreed to make and deliver this Stock Pledge Agreement.

     NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Loan Agreement and to make loans to Pledgor under the Loan Agreement, the Pledgor hereby agrees with the Lender, as follows:

     1.      Defined Terms. Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

     “Code” means the Uniform Commercial Code from time to time in effect in the State of Texas.

     “Collateral” means the Pledged Stock and all Proceeds from the

Pledged Stock.

     “Obligations” means the unpaid principal of and interest on the Notes (including, without limitation, interest accruing after the maturity of the loans and interest on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other present and future indebtedness, obligations and liabilities of the Pledgor and any of its Subsidiaries to the Lender, and all renewals, rearrangements and extensions thereof, or any part thereof, now or hereafter owed to Lender by the Pledgor or any of its Subsidiaries arising from, by virtue of, or pursuant to any Loan Paper, or otherwise, together with all interest accruing thereon and all costs, expenses and attorneys’ fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by Lender, owed to some other person.

     “Stock Pledge Agreement” means this Stock Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

     “Pledged Stock” means the shares of capital stock of the Issuer listed on Schedule I hereto, together with all rights to receive from time to time Pledgor’s share of profits, income, surplus, compensation, return of capital, distributions, dividends and other reimbursements and payments from the Issuer (including, without limitation, specific properties of the Issuer upon dissolution, merger or otherwise) and all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgor while this Stock Pledge Agreement is in effect, and all Proceeds of the foregoing.

     “Proceeds” means all “proceeds” as such term is defined in Section 9.102(a)(65) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

     2.      Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Lender all the Pledged Stock and hereby grants to the Lender, a first and prior security interest and Bank Lien in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     3.      Stock Powers. Concurrently with the delivery to the Lender of each certificate representing one or more shares of Pledged Stock to the Lender, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Lender so requests, signature guaranteed.

     4.      Representations and Warranties. The Pledgor represents and warrants that:

(a)      the shares of Pledged Stock listed on Schedule I constitute all the issued and outstanding shares of all classes of capital stock of the Issuer;

(b)      all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

(c)      the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I, free of any and all Liens or options in favor of, or claims of, any other person, except the Bank Lien created by this Stock Pledge Agreement;

(d)      upon delivery to the Lender of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Stock Pledge Agreement will constitute a valid, perfected first priority Bank Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any person purporting to purchase any Collateral from the Pledgor; and

(e)      with respect to the Pledged Stock, the Pledgor has obtained from the Issuer and has delivered to the Lender an Acknowledgment and Consent, substantially in the form attached hereto as Annex I, executed by the Issuer.

     5.      Covenants. The Pledgor covenants and agrees with the Lender that, from and after the date of this Stock Pledge Agreement until the Obligations are paid in full:

(a)      If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock or other security, whether certificated or uncertificated (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Lender, and deliver the same forthwith to the Lender in the exact form received, duly indorsed by the Pledgor to the Lender, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Lender so requests, signature guaranteed, to be held by the Lender, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Lender to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer, or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Lender to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

(b)      Without the prior written consent of the Lender, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Collateral, or any interest therein, except for the Bank Lien provided for by this Stock Pledge Agreement. The Pledgor will defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all persons whomsoever.

(c)      At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Stock Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Stock Pledge Agreement.

(d)      The Pledgor agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Stock Pledge Agreement.

(e)      The Lender shall have the right, without the consent or joinder of the Pledgor, to execute and file with any governmental authority such financing statements, financing statement amendments and continuation statements as may, in the sole discretion of the Lender, be necessary or advisable to maintain, perfect or otherwise evidence the Bank Lien of the Lender in and to any of the Pledged Stock. The Pledgor hereby expressly authorizes the Lender to file any such financing statement without the signature of the Pledgor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction. In addition, and without limiting the foregoing, this Pledge Agreement may be attached to and made a part of any financing statement filed by the Lender.

     6.      Cash Dividends; Voting Rights; Interest and Principal Payments. Unless an Event of Default shall have occurred and be continuing and the Lender shall have given notice to the Pledgor of the Lender’s intent to exercise its corresponding rights pursuant to paragraph 7 below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuer, to the extent permitted in the Loan Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock, provided, however, that no vote shall be cast or corporate right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Loan Agreement, the Notes or this Stock Pledge Agreement.

     7.      Rights of the Lender. (a) If an Event of Default shall occur and be continuing and the Lender shall give notice of its intent to exercise such rights to the Pledgor, (i) the Lender shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Lender may determine and (ii) all shares of the Pledged Stock shall be registered in the name of the Lender or its nominee, and the Lender or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all right of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, conversion, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the Lender of any rights, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine).

     (b)      The rights of the Lender hereunder shall not be conditioned or contingent upon the pursuit by the Lender of any right or remedy against the Issuer, any Guarantor or any other person which may be or become liable in respect of all or any part of the Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. Lender shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Lender be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     8.      Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted in this Stock Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind to or upon the Pledgor, the Issuer or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived) may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as Lender may deem advisable and at such prices as Lender may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Lender shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements of counsel to the Lender, to the payment in whole or in part of the Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9.615(a)(3) of the Code, need the Lender account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral is required by law and may not be waived, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     9.      Private Sales. (a) If the Lender exercises its right to sell any or all of the Pledged Stock pursuant to paragraph 8 hereof, the Pledgor recognizes that the Lender may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Lender shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

     (b)      The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred under the Loan Agreement.

     10.      Limitation on Duties Regarding Collateral. The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9.207 of the Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar securities and property for its own account. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

     11.      Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     12.      Severability. Any provision of this Stock Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13.      Paragraph Headings. The paragraph headings used in this Stock Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     14.      No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to paragraph 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default under the Loan Agreement or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any rights, powers or privileges hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     15.      Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Stock Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Lender, provided that any provision of this Stock Pledge Agreement may be waived by the Lender in a letter or agreement executed by the Lender or by telex or facsimile transmission from the Lender. This Stock Pledge Agreement shall be binding upon the permitted successors and assigns of the Pledgor and shall inure to the benefit of the Lender and its successors and assigns.

     THIS STOCK PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     16.      Notices. Notices by the Lender to the Pledgor or the Issuer may be given by mail, by telegraph or by facsimile transmission, addressed or transmitted to the appropriate party at the Pledgor’s address set forth in the Loan Agreement and shall be effective (a) in the case of mail, three days after deposit in the postal system, postage pre-paid, (b)

in the case of facsimile notices, when sent and (c) in the case of telegraphic notice, when delivered to the telegraph company. The Pledgor and the Issuer may change their respective addresses and transmission numbers by written notice to the Lender.

     17.      Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Lender in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Stock Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

     IN WITNESS WHEREOF, the undersigned has caused this Stock Pledge Agreement to be duly executed and delivered as of the date first above written.

NATURAL GAS SERVICES GROUP, INC.
By:
Wallace C. Sparkman, President

WESTERN NATIONAL BANK
By:
Scott A. Lovett, Executive
Vice President

ANNEX I

ACKNOWLEDGMENT AND CONSENT

     The Issuer referred to in the foregoing Stock Pledge Agreement hereby (i) consents to the pledge of the Pledged Stock and waives any and all restrictions applicable thereto, (ii) acknowledges receipt of a copy of the Stock Pledge Agreement and (iii) agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer agrees to notify the Lender promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Stock Pledge Agreement.

SCREW COMPRESSION SYSTEMS, INC.
By:
Paul D. Hensley, President

SCHEDULE I
TO
STOCK PLEDGE AGREEMENT

DESCRIPTION OF PLEDGED STOCK

		Stock
	Class of	Certificate	No. of
Issuer	Stock*	No.	Shares

Screw Compression Systems, Inc.		1	70,000

Screw Compression Systems, Inc.		2	10,000

Screw Compression Systems, Inc.		3	20,000

			100,000

*	Common unless otherwise indicated

For Value Received, Natural Gas Services Group, Inc., a Colorado corporation, does hereby sell, assign and transfer unto              Seventy Thousand (70,000) shares of Common Stock, $.10 par value, of Screw Compression Systems, Inc., a Texas corporation, standing in the name of the undersigned on the books of said corporation, represented by Certificate No. 1 herewith, and does hereby irrevocably constitute and appoint             my attorney-in-fact to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated January 3, 2005

Natural Gas Services Group, Inc.
By:	_____________________________
Wallace C. Sparkman
President

In the presence of

_____________________________

For Value Received, Natural Gas Services Group, Inc., a Colorado corporation, does hereby sell, assign and transfer unto _________________ Ten Thousand (10,000) shares of Common Stock, $.10 par value, of Screw Compression Systems, Inc., a Texas corporation, standing in the name of the undersigned on the books of said corporation, represented by Certificate No. 2 herewith, and does hereby irrevocably constitute and appoint __________________ my attorney-in-fact to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated January 3, 2005

Natural Gas Services Group, Inc.
By:	_____________________________
Wallace C. Sparkman
President

In the presence of

_____________________________

For Value Received, Natural Gas Services Group, Inc., a Colorado corporation, does hereby sell, assign and transfer unto ____________________ Twenty Thousand (20,000) shares of Common Stock, $.10 par value, of Screw Compression Systems, Inc., a Texas corporation, standing in the name of the undersigned on the books of said corporation, represented by Certificate No. 3 herewith, and does hereby irrevocably constitute and appoint __________________ my attorney-in-fact to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated January 3, 2005

Natural Gas Services Group, Inc.
By:	_____________________________
Wallace C. Sparkman
President

In the presence of

_____________________________

EXHIBIT “J”

SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (“Security Agreement”), dated as of January 3. 2005, is made by NATURAL GAS SERVICES GROUP, INC., a Colorado corporation, with its principal offices at 2911 S. CR 1260, Midland, Texas 79706 in favor of WESTERN NATIONAL BANK, a national banking association with banking quarters at 500 West Wall, Suite 100, Midland, Texas 79701.

     WHEREAS, Natural Gas Services Group, Inc. and Western National Bank executed that certain Third Amended and Restated Loan Agreement, dated as of January 3, 2005 (said Third Amended and Restated Loan Agreement, together with all amendments and supplements thereto, is herein called the “Loan Agreement”), pursuant to which Western National Bank agreed, subject to certain terms and conditions therein stated, to make loans to Natural Gas Services Group, Inc. as provided in the Loan Agreement;

     WHEREAS, Natural Gas Services Group, Inc. has previously executed and delivered to Western National Bank that certain Security Agreement, dated as of March 26, 2003, as amended and restated in that certain Security Agreement dated as of November 3, 2003 (the “Prior Security Agreement”); and

     WHEREAS, the parties hereto desire to amend and restate the Prior Security Agreement as provided herein, and Western National Bank has conditioned its obligations under the Loan Agreement upon the execution and delivery by Natural Gas Services Group, Inc. of this Security Agreement, and Natural Gas Services Group, Inc. has agreed to make and deliver this Security Agreement.

     NOW, THEREFORE, (i) in compliance with the terms and conditions of the Loan Agreement, (ii) for and in consideration of the premises and the agreements herein contained, and (iii) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Natural Gas Services Group, Inc. and Western National Bank agree as follows:

SECTION 1. DEFINITIONS

     Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein are so used as so defined; and the following terms shall have the following meanings:

     (a) “Accounts” means all accounts receivable, leases receivable, book debts, notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Debtor (including under any trade names, styles or divisions thereof) whether arising out of goods sold or leased by it or services rendered by it or from any other transaction, whether or not the same involves the sale of goods or performance of services by Debtor (including, without limitation, any such obligation which would be characterized as an account, general intangible or chattel paper under the UCC) and all of Debtor’s rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services, and all of Debtor’s rights to any goods represented by any of the foregoing (including returned or repossessed goods and unpaid seller’s rights) and all moneys due or to become due to Debtor under all contracts for the sale of goods and/or the performance of services by it (whether or not yet earned by performance) or in connection with any other transaction, now in existence or hereafter arising, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

     (b) “Contracts” means the contracts between any person and Debtor, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of Debtor to damages arising out of, or from, breach or default in respect thereof and (iii) all rights of Debtor to perform and to exercise all remedies thereunder.

     (c) “Debtor” is Natural Gas Services Group, Inc., a Colorado corporation, and its permitted successors and assigns.

     (d) “Documents” has the meaning assigned in Section 9.102(a)(30) of the UCC.

     (e) “Equipment” means all machinery, equipment and gas compressors, now owned or hereafter acquired by Debtor, or in which Debtor now has or hereafter may acquire any right, title or interest and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, including, but not limited to, all equipment as defined in Section 9.102(a) (33) of the UCC.

     (f) “Instrument” has the meaning assigned in Section 9.102(a)(47) of the UCC.

     (g) “Inventory” means all inventory, wherever located, now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter may acquire any right, title or interest, including, without limitation, all goods and other personal property now or hereafter owned by the Debtor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the business of the Debtor, or in the processing, packaging or shipping of the same, and all finished goods, including, but not limited to, all inventory as defined in Section 9.102(a)(48) of the UCC.

     (h) “Obligations” means the unpaid principal of and interest on the Notes (including, without limitation, interest accruing after the maturity of the loans and interest on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Debtor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other present and future indebtedness, obligations and liabilities of the Debtor and any of its Subsidiaries to the Secured Party, and all renewals, rearrangements and extensions thereof, or any part thereof, now or hereafter owed to Secured Party by the Debtor or any of its Subsidiaries arising from, by virtue of, or pursuant to any Loan Paper, or otherwise, together with all interest accruing thereon and all costs, expenses and attorneys’ fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by Lender, owed to some other person.

     (i) “Proceeds” means all “proceeds” as such term is defined in Section 9.102(a)(65) of the UCC and, in any event, shall mean and include, but not be limited to, the following at any time whatsoever arising or receivable: (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, and (iii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of Governmental Authority).

     (j) “Secured Party” is Western National Bank, a national banking association, and its successors and assigns.

     (k) “UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas.

SECTION 2. GRANT OF SECURITY INTEREST

     As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Debtor hereby grants to the Secured Party a security interest and Bank Lien in all of the following property now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)	all Accounts;

(ii)	all Contracts;

(iii)	all Documents;

(iv)	all Equipment;

(v)	all Instruments;

(vi)	all Inventory; and

(vii)	all Proceeds and all present and future increases, combinations, reclassifications, improvements and products of, accessions, attachments, and other additions to, and substitutes and replacements for all or any part of the foregoing.

SECTION 3. DEBTOR’S REPRESENTATIONS AND WARRANTIES

     The Debtor hereby represents and warrants that:

     (a) Title; No Other Liens. Except for the Bank Lien granted to the Secured Party for the benefit of the Secured Party pursuant to this Security Agreement and the other Liens permitted to exist on the Collateral pursuant to the Loan Agreement, the Debtor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Secured Party, for the benefit of the Secured Party, pursuant to this Security Agreement or any other Loan Paper, and (ii) such as may have been filed by third parties to perfect Liens permitted by the Loan Agreement.

     (b) Perfected First Priority Liens. The Bank Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Secured Party, which are prior to all other Liens on the Collateral created by the Debtor and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from the Debtor and against any owner or purchaser of the real property where any of the Collateral is located and any present or future creditor obtaining a Lien on such real property.

     (c) Accounts. The amount represented by the Debtor to the Secured Party from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Debtor under or in connection with any Account is evidenced by any Instrument which has not been delivered to the Secured Party. Debtor’s Accounts arose in the ordinary course of Debtor’s business from the performance of services that Debtor has fully and satisfactorily performed or from the sale or lease of goods in which Debtor had sole and complete ownership. No such Account is subject to counterclaim or defense (other than discount for prompt payment as shown on the invoices).

     (d) Use and Protection of Collateral. The Collateral will be used for business purposes only and certain of the Collateral is of a type normally used in more than one state.

     (e) Debtor’s Address and Location of Collateral. Debtor’s chief executive office/chief place of business is located at 2911 S. CR 1260, Midland, Texas 79706. The Collateral will remain in Debtor’s possession or control at all times (at Debtor’s risk of loss) and will be kept at the locations described on Exhibit A hereto or at such other locations disclosed to Secured Party as required by the Loan Agreement.

     (f) Governmental Obligors. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

     (g) Consents. No consent of any party (other than the Debtor) to any Contract or any obligor in respect of any Account is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Each Account and each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the obligor in respect thereof or parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Accounts or Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Account or Contract to any material adverse limitation, either specific or general in nature. Neither the Debtor nor (to the best knowledge of the Debtor) any other party to any Account or Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. The Debtor has fully performed all its obligations under each Contract. The right, title and interest of the Debtor in, to and under each Account or Contract are not subject to any defense, offset, counterclaim, or claim which would materially adversely affect the value of such Account or Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Debtor as to any of the foregoing. Upon request by Secured Party, the

Debtor will deliver to the Secured Party a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto. No account payable to the Debtor under or in connection with any Account or Contract is evidenced by any Instrument which has not been delivered to the Secured Party.

     (h) Power and Authority; Authorization. The Debtor has the power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Bank Liens on the Collateral pursuant to, this Security Agreement and has taken all necessary corporate and other action to authorize its execution, delivery and performance of, and grant of the Bank Liens on the Collateral pursuant to, this Security Agreement.

     (i) Enforceability. This Security Agreement constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

     (j) No Conflict. The execution, delivery and performance of this Security Agreement will not violate or constitute a default under (i) any provision of any agreement to which Debtor is a party or by which any of its assets may be bound or subject to, or (ii) the articles of incorporation or by-laws of the Debtor, and (iii) will not result in the creation or imposition of any Lien on any of the properties or revenues of the Debtor except as contemplated hereby.

     (k) No Consents, etc. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other person (including, without limitation, any stockholder or creditor or Affiliate of the Debtor), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

     (l) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Debtor, threatened by or against the Debtor or against any of its properties or revenues which could reasonably be expected to have a Material Adverse Effect.

SECTION 4. DEBTOR’S COVENANTS

     The Debtor covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until the Obligations are paid in full:

     (a) Principal Obligations. Debtor shall pay the Obligations in accordance with the terms thereof and shall otherwise perform all covenants and agreements of Debtor contained in the Loan Agreement, this Security Agreement and in all other Loan Papers.

     (b) Debtor Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreements giving rise to each such Account or Contract in accordance with and pursuant to the terms and provisions of each such Contract or agreement giving rise to an Account.

     (c) Costs. Debtor shall pay Secured Party on demand every expense (including reasonable attorney’s fees and other legal expenses) incurred or paid by Secured Party in exercising or protecting its interests, rights, and remedies under this Security Agreement, plus interest at a rate per annum 2% above the Prime Rate on each such amount commencing on the date notice of such expenses is given to Debtor by Secured Party until paid by Debtor.

     (d) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of the Loan Agreement and this Security Agreement and of the rights and powers therein and herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Bank Liens created hereby. The Secured Party shall have the right, without the consent or joinder of the Debtor, to execute and file with any governmental authority such financing statements, financing statement amendments and continuation statements as may, in the sole discretion of the Secured Party, be necessary or advisable to maintain, perfect or otherwise evidence the Bank Lien of the Secured Party in and to any of the Collateral. In addition, and without limiting the foregoing, this Pledge Agreement may be attached to and made a part of any financing statement filed by the Secured Party. The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, such Instrument shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Security Agreement.

     (e) Indemnification. The Debtor agrees to pay, and to save the Secured Party harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Secured Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Debtor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Debtor.

     (f) Maintenance of Records. The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts and Contracts. The Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the further security of the Secured Party, the Secured Party shall have a security interest in all of the Debtor’s books and records pertaining to the Collateral, and the Debtor shall turn over any such books and records to the Secured Party or to its representatives during normal business hours at the request of the Secured Party.

     (g) Right of Inspection. The Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Debtor, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Debtor agrees to render to the Secured Party, at the Debtor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Party and its representatives shall at all times also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

     (h) Compliance with Laws, etc. The Debtor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Debtor’s businesses; provided, however, that the Debtor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Secured Party, adversely affect the Secured Party’s rights or the priority of its Bank Liens on the Collateral.

     (i) Compliance with Terms of Contracts, etc. The Debtor will perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Collateral.

     (j) Payment of Obligations. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with generally accepted accounting principles.

     (k) Limitation of Liens on Collateral. The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Bank Liens created hereby and other than as permitted pursuant to the Loan Agreement, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all persons whomsoever.

     (l) Limitations on Dispositions of Collateral. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as expressly permitted in the Loan Agreement.

     (m) Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts. The Debtor will not (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Secured Party a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account.

     (n) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Debtor over a period of time, the Debtor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (o) Maintenance of Equipment. The Debtor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

     (p) Maintenance of Insurance. The Debtor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Equipment and Inventory against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Secured Party and (ii) insuring the Debtor and the Secured Party against liability for personal injury and property damage relating to such Equipment and Inventory, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Secured Party, with losses payable to the Debtor and the Secured Party as its interests may appear. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Secured Party of written notice thereof, (ii) name the Secured Party as insured party, and (iii) be reasonably satisfactory in all other respects to the Secured Party. The Debtor shall deliver to the Secured Party a report of a reputable insurance broker or agent with respect to such insurance during a month specified by the Secured Party in its discretion in each calendar year and such supplemental reports with respect thereto as the Secured Party may from time to time reasonably request.

     (q) Further Identification of Collateral. The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

     (r) Notices. The Debtor will advise the Secured Party promptly, in reasonable detail, at its address set forth in the Loan Agreement, (i) of any Lien (other than Bank Liens created hereby or permitted under the Loan Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Bank Liens created hereunder.

     (s) Changes in Locations, Name. etc. The Debtor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 3 or (ii) change its name, identity or organizational structure to such an extent that any financing statement filed by the Secured Party in connection with this Security Agreement would become misleading.

SECTION 5. PERFORMANCE BY SECURED PARTY OF DEBTOR’S AGREEMENTS

     If the Debtor fails to perform or comply with any of the agreements contained herein and the Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Prime Rate, shall be payable by the Debtor to the Secured Party on demand and shall constitute Obligations secured hereby.

SECTION 6. SECURED PARTY’S APPOINTMENT AS ATTORNEY-IN-FACT

     (a) Attorney-in-Fact. Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

     (1) in the case of any Account, at any time when the authority of the Debtor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 9(c) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Debtor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due or with respect to such Collateral whenever payable;

     (2) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefore and the costs thereof; and

     (3) upon the occurrence and during the continuance of any Event of Default, (a) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (b) to ask for or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (c) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (e) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Bank Liens of the Secured Party thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Debtor might do.

     The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     (b) Other Powers. The Debtor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Sections 6(a) and 9(d), any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     SECTION 7. PROCEEDS

     In addition to the rights of the Secured Party specified in Section 9 with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (i) all Proceeds received by the Debtor consisting of cash, checks and other near-cash items shall be held by the Debtor, in trust for the Secured Party, segregated from other funds of the Debtor, and shall, forthwith upon receipt by the Debtor, be turned over to the Secured Party in the exact form received by the Debtor (duly indorsed by the Debtor to the Secured Party), and (ii) any and all such Proceeds received by the Secured Party (whether from the Debtor or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party for the Secured Party as collateral security for, and/or then or at any time thereafter may be applied by the Secured Party against, the Obligations (whether matured or unmatured), such application to be in such order as the Secured Party shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the same.

SECTION 8. EVENTS OF DEFAULT

     If any one or more of the following shall occur and shall not have been remedied in the period, if any, provided for, an “Event of Default” shall be deemed to have occurred hereunder and with respect to all of the Obligations, unless waived in writing by Secured Party:

     (a) default shall be made by Debtor in the payment when due of any installment of principal or interest on the Notes or any other Obligations;

     (b) any representation or warranty made by Debtor in this Security Agreement, or by Debtor in the Loan Agreement or in any of the other Loan Papers or in any certificate, document or financial or other statement furnished to Secured

Party under or in connection with this Security Agreement, the Loan Agreement or any other Loan Paper shall be or shall prove to have been incorrect or untrue or misleading in any material respect on or as of the date made or deemed made and shall continue unremedied for a period of 30 days after the earlier of (i) the Debtor becoming aware of such default or (ii) the Secured Party giving notice thereof to the Debtor;

     (c) default shall be made by Debtor or any Subsidiary in the due performance or observance of any covenant, condition or agreement contained in this Security Agreement, or default shall be made by Debtor in the due performance or observance of any covenant, condition or agreement contained in the Loan Agreement or in any of the other Loan Papers and such default shall continue unremedied for a period of 30 days after the earlier of (i) Debtor becoming aware of such default or (ii) the Secured Party giving notice thereof to the Debtor;

     (d) Debtor or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of all or a substantial part of its assets; (ii) be unable, or admit in writing its inability, or fail to confirm its ability (when requested to do so by Secured Party) to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy; (v) file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency law; (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or (vii) take any action for the purpose of effecting any of the foregoing;

     (e) an order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of Debtor or any of its Subsidiaries or appointing a receiver, trustee or liquidator of Debtor or any of its Subsidiaries or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed in effect for any period of 30 consecutive days;

     (f) the failure of Debtor or any of its Subsidiaries to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration or similar proceeding against any of its properties or assets having a value of $100,000.00 or more;

     (g) any acceleration, notice of default, filing of suit or notice of breach by any lender, lessor, creditor or other party to any Material Agreement to which Debtor or any of its Subsidiaries is a party, or to which its properties or assets are subject;

     (h) the occurrence of a Material Adverse Effect with respect to Debtor or any of its Subsidiaries ;

     (i) the occurrence of a Change of Control;

     (j) final judgment or judgments shall be entered against Debtor or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance or not otherwise covered by indemnity agreements acceptable to Secured Party in its sole discretion) of $100,000.00 or more, and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

     (k) the occurrence of any other Event of Default under the Loan Agreement.

SECTION 9. SECURED PARTY’S RIGHTS, REMEDIES AND POWERS

     (a) Analysis of Accounts. The Secured Party shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Debtor shall furnish all such assistance and information as the Secured Party may require in connection therewith. At any time and from time to time, upon the Secured Party’s request and at the expense of the Debtor, the Debtor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

     (b) Notice to Account Debtors and Contracting Parties. At any time after an Event of Default occurs and is continuing, upon the request of the Secured Party at any time, the Debtor shall notify account debtors of the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. The Secured Party may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

     (c) Collections on Accounts and Contracts. The Secured Party hereby authorizes the Debtor to collect the Accounts and Contracts, subject to the Secured Party’s direction and control, and the Secured Party may curtail or terminate said authority at any time. If required by the Secured Party at any time, any payments of Accounts and Contracts, when collected by the Debtor, shall be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly indorsed by the Debtor to the Secured Party if required, in a special collateral account maintained by the Secured Party, subject to withdrawal by the Secured Party for the account of the Secured Party only, as provided in this Security Agreement, and, until so turned over, shall be held by the Debtor in trust for the Secured Party, segregated from other funds of the Debtor. All Proceeds while held by the Secured Party (or by the Debtor in trust for the Secured Party) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in this Security Agreement. At such intervals as may be agreed upon by the Debtor and the Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at the Secured Party’s election, the Secured Party shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Secured Party may elect, and any part of such funds which the Secured Party elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Secured Party to the Debtor or to whomsoever may be lawfully entitled to receive the same. At the Secured Party’s request, the Debtor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts and Contracts, including, without limitation, all original orders, invoices and shipping receipts.

     (d) Remedies; Acceleration of Maturity of Obligations; Repossession and Sale of Collateral. At any time after an Event of Default occurs and is continuing, Secured Party may declare every Obligation to be immediately due and payable and may exercise, in addition to all other rights and remedies granted to it in this Security Agreement, the Loan Agreement and in any of the other Loan Papers securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable and at such prices as Secured Party may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. The Debtor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Debtor’s premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

     (e) Right of Setoff. In addition to the security interest and Lien herein described, Debtor expressly recognizes and grants Secured Party upon the occurrence of an Event of Default the right of setoff with respect to any money, checks, certificates of deposit or instruments deposited with Secured Party, whether in general or special deposits, which right may be exercised concurrently with or separately from any and all other rights of Secured Party against Debtor.

SECTION 10. LIMITATIONS ON SECURED PARTY’S DUTIES AND OBLIGATIONS

     (a) Limitations on Secured Party’s Obligations Under Accounts and Contracts. The Secured Party shall not have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor thereof under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (b) Limitation on Duties Regarding Preservation of Collateral. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

     (c) No Duty on the Part of Secured Party. The powers conferred on the Secured Party under this Security Agreement are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor or its officers, directors, employees, stockholders or agents for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

SECTION 11. GENERAL PROVISIONS

     (a) Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     (b) Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (c) Additional Definitions. The term “Debtor” as used in this Security Agreement is to be construed as singular or plural to correspond with the number of persons executing this instrument as Debtor. The pronouns used in this instrument are in the masculine gender but shall be construed as feminine or neuter as occasion may require. “Secured Party” and “Debtor” as used in this instrument include the heirs, executors or administrators, successors, representatives, receivers, trustees, custodians, and assigns of those parties.

     (d) Captions. The section and paragraph headings appearing in this instrument were inserted for convenience only and are not to be given any substantive meaning or significance in construing this Security Agreement.

     (e) Waivers and Amendments; Successors and Assigns. None of the terms or provision of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Secured Party, provided that any provision of this Security Agreement may be waived by the Secured Party in a written letter or agreement executed by the Secured Party or by telex or facsimile transmission from the Secured Party. This Security Agreement shall be binding upon the permitted successors and assigns of the Debtor and shall inure to the benefit of the Secured Party and its successors and assigns.

     (f) No Waiver; Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 11(e) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     (g) GOVERNING LAW. THE LAW GOVERNING THIS SECURED TRANSACTION SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ANY OF THE COLLATERAL SITUATED IN ANY OTHER STATE MAY BE GOVERNED BY THE LAWS OF SUCH OTHER STATE.

     (h) Renewal, Extension or Rearrangement. All provisions of this Security Agreement and of any other Loan Paper relating to the Notes or other Obligations shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Notes or any part of such other Obligations.

     (i) Assignment. Secured Party may from time to time assign this Security Agreement, Secured Party’s rights under this Security Agreement, or all or any of the Obligations. In any such case, the assignee will be entitled to all rights, privileges, and remedies granted in this Security Agreement to Secured Party, and Debtor will not assert against the assignee any claims or defenses Debtor may have against Secured Party (except those granted in this Security Agreement).

     (j) Notices. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the person to which it is being given at such person’s address or transmission number set forth in the Loan Agreement and shall be effective (a) in the case of mail, two days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent. The Debtor may change its address and transmission number by written notice to the Secured Party, and the Secured Party may change its address and transmission number by written notice to the Debtor.

SECTION 12. AMENDMENT AND RESTATEMENT.

     This Security Agreement renews, extends, restates, amends and supplements the Prior Security Agreement in its entirety, and all of the liens, rights, powers, privileges, superior titles, estates and security interests existing by virtue of the Prior Security Agreement are hereby renewed, extended, restated, amended, consolidated and spread to be coextensive with the lien and security interest hereof and to constitute a single lien and security interest, without interruption or lapse, and the terms, provisions and conditions of such liens, powers, privileges, superior titles, estates and security interests shall hereafter be governed in all respects by this Security Agreement and any amendments or supplements thereto.

     EXECUTED as of the date first above written.

SECURED PARTY

WESTERN NATIONAL BANK

By:

Scott A. Lovett, Executive Vice
President

DEBTOR

NATURAL GAS SERVICES GROUP, INC.

By:

Wallace C. Sparkman, President

EXHIBIT “A”
TO SECURITY AGREEMENT

LOCATION OF COLLATERAL

2911 S. CR 1260
Midland, Texas 79706

EXHIBIT “K”

GUARANTY AGREEMENT

     This GUARANTY AGREEMENT (this “Guaranty”), dated as of January 3, 2005, is made by NATURAL GAS SERVICES GROUP, INC. (“Guarantor”), a Colorado corporation, for the benefit of WESTERN NATIONAL BANK, a national banking association (“Lender”).

W I T N E S S E T H:

     WHEREAS, Lender and Natural Gas Services Group, Inc., as Borrower thereunder (referred to herein as “NGSG”) and Screw Compression Systems, Inc., a Texas corporation, as Guarantor thereunder (referred to herein as “SCG”), have entered into that certain Third Amended and Restated Loan Agreement, dated as of January 3, 2005 (said Third Amended and Restated Loan Agreement, as the same may hereafter be amended, restated or otherwise modified from time to time, the “Loan Agreement”), pursuant to which SCS executed that certain Term Promissory Note of even date therewith in the original principal amount of $1,415,836.00, and NGSG executed (i) that certain Term Promissory Note of even date therewith in the original principal amount of $8,000,000.00, and (ii) that certain Revolving Line of Credit Promissory Note of even date therewith, in the original principal amount of $2,000,000.00 (collectively, and together with all renewals, refinancings, modifications, increases and extensions thereof, and all existing Notes from NGSG to Lender, the “Notes”) under which NGSG and SCS have become indebted, and may from time to time be further indebted, to Lender with respect to loans (the “Loans”) made by the Lender to the NGSG and SCS which are further evidenced, secured or governed by other instruments and security documents executed in connection with the Loans (collectively, the “Security Documents”); and

     WHEREAS, Lender is not willing to make the Loans, or otherwise extend credit, to SCS unless NGSG guarantees payment to Lender of the Guaranteed Debt (as herein defined) pursuant to the following terms; and

     WHEREAS, NGSG will directly benefit from Lender’s making the Loans to SCS.

     NOW, THEREFORE, as a material inducement to Lender to enter into the Loan Agreement and make Loans to SCS thereunder, and to extend such additional credit as Lender may from time to time agree to extend thereunder, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

     1.1 Definition of Guaranteed Debt. As used herein, the term “Guaranteed Debt” means all of the following:

     (a) all principal, interest, attorneys’ fees, liabilities for costs and expenses and other indebtedness, obligations and liabilities of SCS to Lender at any time created or arising in connection with the Loans, or any amendment thereto or substitution therefore, including, but not limited to, all indebtedness, obligations and liabilities of SCS to Lender arising under the Notes, or under any renewals, modifications, increases and extensions of the Notes, or under the Loan Agreement and the Security Documents;

     (b) all liabilities of SCS for future advances, extensions of credit or other value at any time given or made by Lender to SCS arising under the Loan Agreement and the Security Documents;

     (c) any and all other indebtedness, liabilities, obligations and duties of every kind and character of SCS to Lender arising under the Loan Agreement and the Security Documents, whether now or hereafter existing or arising, regardless of whether such present or future indebtedness, liabilities, obligations or duties be direct or indirect, related or unrelated, liquidated or unliquidated, primary or secondary, joint, several, or joint and several, or fixed or contingent;

     (d) any and all other indebtedness, liabilities, obligations and duties of every kind and character of SCS to Lender, whether now or hereafter existing or arising, regardless of whether such present or future indebtedness, liabilities, obligations or duties be direct or indirect, related or unrelated, liquidated or unliquidated, primary or secondary, joint, several, or joint and several, or fixed or contingent;

     (e) any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; and

     (f) all costs, expenses and fees, including, but not limited to, court costs and attorneys’ fees arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of SCS to Lender described in items (a) through (e) of this Section 1.1.

     1.2 Guaranty of Obligation. NGSG hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Debt as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. NGSG hereby irrevocably and unconditionally covenants and agrees that NGSG is liable for the Guaranteed Debt as a primary obligor.

     1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by NGSG and shall continue to be effective with respect to any Guaranteed Debt arising or created after any attempted revocation by NGSG and after (if NGSG is a natural person) NGSG’s death (in which event this Guaranty shall be binding upon such NGSG’s estate and NGSG’s legal representative and heirs). This Guaranty may be enforced by Lender and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

     1.4 Guaranteed Debt Not Reduced by Offset. The Guaranteed Debt and the liabilities and obligations of NGSG to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of SCS, or any other party, against Lender or against payment of the Guaranteed Debt, whether such offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise. Without limiting the foregoing or NGSG’s liability hereunder, to the extent that Lender advances funds pursuant to the Notes and does not receive payments or benefits thereon in the amounts and at the times required or provided in the Notes, NGSG is absolutely liable to make such payments to (and confer such benefits on) Lender on a timely basis.

     1.5 Payment by NGSG. If all or any part of the Guaranteed Debt shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, NGSG shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

     1.6 No Duty to Pursue Others. It shall not be necessary for Lender (and NGSG hereby waives any rights which NGSG may have to require Lender), in order to enforce such payment by NGSG, first to (i) institute suit or exhaust its remedies against SCS or others liable on the Guaranteed Debt or any other person, (ii) enforce Lender’s rights against any collateral which shall have been given to secure the Guaranteed Debt, (iii) join SCS or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty, (iv) exhaust any remedies available to Lender against any collateral which shall have been given to secure the Guaranteed Debt, or (v) resort to any other means of obtaining payment of the Guaranteed Debt. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt.

     1.7 Waivers. NGSG agrees to the provisions of the Loan Agreement and the Security Documents, and hereby waives (a) all rights of NGSG under Rule 31, Texas Rules of Civil Procedure, or Chapter 34 of the Texas Business and Commerce Code, or Section 17.001 of the Texas Civil Practice and Remedies Code; (b) to the extent NGSG is subject to the Texas Revised Partnership Act (“TRPA”), compliance by Lender with Section 3.05(d) of TRPA and (c) notice of (i) any loans or advances made by Lender to SCS, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Notes, the Loan Agreement or of any other Security Documents, (iv) the execution and delivery by SCS and Lender of any other loan or credit agreement or of SCS’s execution and delivery of any promissory notes or other documents arising under the Loan Agreement, the Security Documents or in connection with the Collateral (as defined in the Loan Agreement or Security Documents), (v) the occurrence of any breach by SCS or Event of Default (as defined in the Loan Agreement), (vi) Lender’s transfer or disposition of the Guaranteed Debt, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt, (viii) protest, proof of non-payment or default by SCS, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Agreement, the Security Documents, or any other documents or agreements evidencing, securing or relating to any of the Guaranteed Debt and the obligations hereby guaranteed.

     1.8 Payment of Expenses. If NGSG breaches or fails to timely perform any provisions of this Guaranty, NGSG shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.8 shall survive the payment of the Guaranteed Debt.

     1.9 Effect of Bankruptcy. If, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty given to NGSG by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of SCS and NGSG that NGSG’s obligations hereunder shall not be discharged except by NGSG’s performance of such obligations and then only to the extent of such performance.

     1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, from and after the date hereof until payment to Lender in full of the Guaranteed Debt, NGSG shall not, and shall not attempt to, enforce, collect or exercise any rights NGSG may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the NGSG to the rights of Lender) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from SCS or any other party liable for payment of any or all of the Guaranteed Debt for any payment made by NGSG under or in connection with this Guaranty or otherwise. After payment to Lender in full of the Guaranteed Debt, Lender shall not contest the subrogation of NGSG to the rights of Lender under the Security Documents, it being expressly agreed that NGSG’s rights under such subrogation shall be and remain subordinate and inferior to the rights of Lender under the Security Documents until and unless all amounts due Lender by SCS under the Security Documents shall be paid in full.

     1.11 NGSG. The term “NGSG” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, conversion, consolidation, reorganization, amalgamation, sale, transfer or gift of SCS or any interest in SCS.

     1.12 SCS. The term “SCS” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, conversion, consolidation, reorganization, amalgamation, sale, transfer or gift of SCS or any interest in SCS.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING NGSG’S OBLIGATIONS

     NGSG hereby consents and agrees to each of the following, and agrees that NGSG’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which NGSG might otherwise have as a result of or in connection with any of the following:

     2.1 Modifications. Any renewal, refinancing, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Debt, the Notes, the Loan Agreement, the Security Documents, or any other document, instrument, contract or understanding between SCS and Lender, or any other parties, pertaining to the Guaranteed Debt or any failure of Lender to notify NGSG of any such action.

     2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to SCS or NGSG.

     2.3 Condition of SCS or NGSG. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, death, dissolution or lack of power of SCS, NGSG or any other party at any time liable for the payment of all or part of the Guaranteed Debt; or any changes in the owners, shareholders, partners or members of SCS or NGSG; or any reorganization of SCS or NGSG.

     2.4 Invalidity of Guaranteed Debt. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (iii) the officers or representatives executing the Notes, the Loan Agreement or the other Security Documents or otherwise creating the Guaranteed Debt acted in excess of their authority, (iv) the Guaranteed Debt violates applicable usury laws, (v) the SCS has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from SCS, (vi) the creation, performance or repayment of the Guaranteed Debt (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed Debt) is illegal, uncollectible or unenforceable, or (vii) the Notes, the Loan Agreement or any of the other Security Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that NGSG shall remain liable hereon regardless of whether SCS or any other person be found not liable on the Guaranteed Debt or any part thereof for any reason.

     2.5 Release of Obligors. Any full or partial release of the liability of SCS on the Guaranteed Debt, or any part thereof, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Debt, or any part thereof, it being recognized, acknowledged and agreed by NGSG that NGSG may be required to pay the Guaranteed Debt without assistance or support of any other party, and NGSG has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Debt, or that Lender will look to other parties to pay or perform the Guaranteed Debt.

     2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt.

     2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt.

     2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Debt or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Debt.

     2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by NGSG that it is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Debt.

     2.10 Offset. The Notes, the Guaranteed Debt and the liabilities and obligations of NGSG to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of SCS against Lender, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim or defense of SCS against Lender, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise.

     2.11 Merger. The reorganization, conversion, merger, amalgamation or consolidation of SCS into or with any other corporation or entity.

     2.12 Preference. Any payment by SCS to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to SCS or someone else.

     2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Agreement, the Security Documents, the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices NGSG or increases the likelihood that NGSG will be required to pay the Guaranteed Debt pursuant to the terms hereof, it being the unambiguous and unequivocal intention of NGSG that it shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Debt.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

     As material inducements to Lender to enter into the Loan Agreement and the Security Documents and extend credit to SCS, NGSG represents and warrants to Lender as follows:

     3.1 Benefit. NGSG is the owner of a direct or indirect interest in SCS, or has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Debt. The loans to SCS and any additional loans to it are for the direct benefit of SCS and its parent company, NGSG. SCS and NGSG are engaged as an integrated group in the manufacturing, leasing and sale of natural gas compressors and related equipment, systems and services for the oil and gas industry, and any benefits to SCS or NGSG are a benefit to both of them, both directly or indirectly, inasmuch as the successful operation and condition of SCS and NGSG is dependent upon the continued successful performance of the functions of the integrated group as a whole.

     3.2 Familiarity and Reliance. NGSG is familiar with, and has independently reviewed books and records regarding, the financial condition of SCS and is familiar with the value of any and all collateral intended to be created as security for the payment of the Notes or Guaranteed Debt; provided, however, NGSG is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

     3.3 No Representation by Lender. Neither Lender nor any other party has made any representation, warranty or statement to NGSG in order to induce the NGSG to execute this Guaranty.

     3.4 NGSG’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, NGSG is, and will be, solvent, and has and will have assets which, fairly valued, exceed NGSG’s obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay NGSG’s obligations and liabilities.

     3.5 Legality. All action on NGSG’s part requisite for the due execution, delivery and performance of this Guaranty and the other Security Documents to which NGSG is a party has been duly and effectively taken. The execution, delivery and performance by NGSG of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which NGSG is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which NGSG is a party or which may be applicable to NGSG. This Guaranty is a legal and binding obligation of NGSG and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

     3.6 Financial Statements. Each financial statement of NGSG delivered heretofore, concurrently herewith or hereafter to Lender completely and accurately discloses the financial condition of NGSG (including all contingent liabilities) as of the date thereof and for the period covered thereby, and there has been no material adverse change in NGSG’s financial condition subsequent to the date of the most recent financial statement of NGSG delivered to Lender, except as disclosed therein.

     3.7 Litigation. NGSG is not involved in, nor is NGSG aware of the threat of, any litigation, nor are there any outstanding or unpaid judgments against NGSG and there is no litigation that could, collectively or individually, create a material adverse change if determined adversely against NGSG.

     3.8 Taxes. All tax returns required to be filed by the NGSG with all governmental authorities have been filed, and all taxes, assessments, fees and other governmental charges upon NGSG or upon any of NGSG’s property, income or franchises which are due and payable, have been paid (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings); and no tax lien has been filed and, to the knowledge of NGSG, no claim is being asserted with respect to any such tax, fee or other charge.

     3.9 Survival. All representations and warranties made by NGSG herein shall survive the execution hereof.

ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

     4.1 Subordination of All NGSG Claims. As used herein, the term “NGSG’s Claims” shall mean all debts and liabilities of SCS to NGSG, whether such debts and liabilities now exist or are hereafter incurred or arise; or whether the obligations of SCS thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by NGSG. The NGSG’s Claims shall include, without limitation, all rights and claims of NGSG against SCS (arising as a result of subrogation or otherwise) as a result of NGSG’s payment of all or a portion of the Guaranteed Debt. Upon the occurrence of an Event of Default (as defined in the Loan Agreement) or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, NGSG shall not receive or collect, directly or indirectly, from SCS or any other party any amount upon the NGSG’s Claims.

     4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving NGSG as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon NGSG’s Claims. NGSG hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to NGSG, and which, as between SCS and NGSG, shall constitute a credit upon the NGSG’s Claims, then upon payment to Lender in full of the Guaranteed Debt, NGSG shall become subrogated to the rights of Lender to the extent that such payments to Lender on the NGSG’s Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to the proportion of the Guaranteed Debt which would have been unpaid if Lender had not received dividends or payments upon the NGSG’s Claims.

     4.3 Payments Held in Trust. If, notwithstanding anything to the contrary in this Guaranty, NGSG should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, NGSG agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and NGSG covenants promptly to pay the same to Lender.

     4.4 Liens Subordinate. NGSG agrees that any liens, security interests, judgment liens, charges or other encumbrances upon SCS’s assets securing payment of the NGSG’s Claims shall be and shall remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon SCS’s assets securing payment of the Guaranteed Debt, regardless of whether such encumbrances in favor of NGSG or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, NGSG shall not (i) exercise or enforce any creditor’s right it may have against SCS, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of SCS held by NGSG.

ARTICLE 5

AFFIRMATIVE COVENANTS

          5.1 Information. NGSG shall furnish such other and additional information regarding the business activities and financial condition of NGSG as Lender shall request from time to time.

ARTICLE 6

MISCELLANEOUS

     6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     6.2 Notices. Any notices or other communications required or permitted to be given by this Guaranty must be given in writing and either (i) mailed by prepaid certified or registered mail, return receipt requested, addressed to the party at the address herein provided, (ii) by delivery to a third party commercial delivery service with evidence of delivery to the office of the addressee, or (iii) by personal delivery to the addressee. The addresses of the parties hereto are as follows:

NGSG

Natural Gas Services Group, Inc.
2911 S. CR 1260
Midland, Texas 79706
Attention: Wallace C. Sparkman, President

Lender

Western National Bank
508 West Wall, Suite 1100
Midland, Texas 79701
Attention: Scott A. Lovett

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is delivered to the U.S. Post Office or third party delivery service as aforesaid or if delivered by other means, then upon actual receipt by the addressee. Any party may change its address for purposes of this Guaranty by giving notice of such change to the other party pursuant to this Section.

     6.3 Governing Law. THIS GUARANTY IS EXECUTED AND DELIVERED AS AN INCIDENT TO A LENDING TRANSACTION NEGOTIATED, CONSUMMATED, AND PERFORMABLE IN MIDLAND COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Any action or proceeding against NGSG under or in connection with this Guaranty shall be brought in any state or federal court in Midland County, Texas. NGSG hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. NGSG agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of Lender to serve process in any other matter permitted by law or shall limit the right of Lender to bring any action or proceeding against NGSG or with respect to any of NGSG’s property in courts in other jurisdictions. Any action or proceeding by NGSG against Lender shall be brought only in a court located in Midland County, Texas.

6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

     6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

     6.6 Parties Bound; Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that NGSG may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.

     6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

     6.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

     6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

     6.10 Rights and Remedies. If NGSG becomes liable for any indebtedness owing by SCS to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against NGSG. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     6.11 ENTIRETY. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF NGSG AND LENDER WITH RESPECT TO NGSG’S GUARANTY OF THE GUARANTEED DEBT AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY NGSG AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN NGSG AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN NGSG AND LENDER.

     6.12 APPLICABLE LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. COURTS WITHIN THE STATE OF TEXAS SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN NGSG AND LENDER, WHETHER IN LAW OR EQUITY, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT; AND VENUE IN ANY SUCH DISPUTE, WHETHER IN FEDERAL OR STATE COURT, SHALL BE LAID IN MIDLAND COUNTY, TEXAS.

     DATED to be effective from and as of the day and year first above written.

NATURAL GAS SERVICES GROUP, INC.

By:

Wallace C. Sparkman, President

WESTERN NATIONAL BANK

By:

Scott A. Lovett, Executive
Vice President

EXHIBIT “L”

NATURAL GAS SERVICES GROUP, INC.

OFFICER’S CERTIFICATE

     I, Scott Sparkman, the duly elected and acting Secretary of Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), hereby certify for and on behalf of the Company as follows in connection with the consummation of the transactions contemplated by that certain Third Amended and Restated Loan Agreement, dated as of January 3, 2005 (the “Loan Agreement”), among the Company, Western National Bank and the other guarantors parties thereto:

     (1) Exhibit 1 attached hereto contains true and correct copies of resolutions duly adopted by the Board of Directors of the Company and such resolutions are in full force and effect on the date hereof, and such resolutions have not been rescinded or modified in any respect.

     (2) Exhibit 2 attached hereto contains true, complete and correct copies of the articles of incorporation of the Company as the same may have been amended from time to time.

     (3) Exhibit 3 attached hereto contains true, complete and correct copies of the bylaws of the Company, as the same may have been amended from time to time.

     (4) There are no proceedings pending for the dissolution or liquidation of the Company or threatening its corporate existence.

     (5) No suit, action or other proceeding by a third party or any Governmental Authority (within the meaning of the Loan Agreement) is pending or threatened which relates to the Loan Agreement or the transactions contemplated thereby.

     (6) No Event of Default (within the meaning of the Loan Agreement) is in existence at the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand as of January                     , 2005, effective as of January 3, 2005.

Scott Sparkman, Secretary

CERTIFICATES

Exhibit 1

BORROWING RESOLUTIONS

Exhibit 2

ARTICLES OF INCORPORATION

Exhibit 3

BYLAWS

EXHIBIT “M”

GUARANTY AGREEMENT

     This GUARANTY AGREEMENT (this “Guaranty”), dated as of January 3, 2005, is made by SCREW COMPRESSION SYSTEMS, INC. (“Guarantor”), a Texas corporation and a wholly owned subsidiary of Natural Gas Services Group, Inc, for the benefit of WESTERN NATIONAL BANK, a national banking association (“Lender”).

W I T N E S S E T H:

     WHEREAS, Lender and Natural Gas Services Group, Inc. (the “Borrower”), a Colorado corporation, and Screw Compression Systems, Inc., as Guarantor, have entered into that certain Third Amended and Restated Loan Agreement, dated as of January 3, 2005 (said Third Amended and Restated Loan Agreement, as the same may hereafter be amended, restated or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Borrower has executed (i) that certain Term Promissory Note of even date therewith in the original principal amount of $8,000,000.00, and (ii) that certain Revolving Line of Credit Promissory Note of even date therewith in the original principal amount of $2,000,000.00, and Guarantor executed that certain term Promissory Note of even date therewith in the original principal amount of $1,415,836.00 (collectively, and together with all renewals, refinancings, modifications, increases and extensions thereof, and all existing Notes (the “Notes”) under which Borrower and Guarantor have become indebted, and may from time to time be further indebted, to Lender with respect to loans (the “Loans”) made by the Lender to the Borrower and Guarantor which are further evidenced, secured or governed by other instruments and security documents executed in connection with the Loans (collectively, the “Security Documents”); and

     WHEREAS, Lender is not willing to make the Loans, or otherwise extend credit, to Borrower unless Guarantor guarantees payment to Lender of the Guaranteed Debt (as herein defined) pursuant to the following terms; and

     WHEREAS, Guarantor will directly benefit from Lender’s making the Loans to Borrower.

     NOW, THEREFORE, as a material inducement to Lender to enter into the Loan Agreement and make Loans to Borrower thereunder, and to extend such additional credit as Lender may from time to time agree to extend thereunder, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

     1.1 Definition of Guaranteed Debt. As used herein, the term “Guaranteed Debt” means all of the following:

     (a) all principal, interest, attorneys’ fees, liabilities for costs and expenses and other indebtedness, obligations and liabilities of Borrower to Lender at any time created or arising in connection with the Loans, or any amendment thereto or substitution therefore, including, but not limited to, all indebtedness, obligations and liabilities of Borrower to Lender arising under the Notes, or under any renewals, modifications, increases and extensions of the Notes, or under the Loan Agreement and the Security Documents;

     (b) all liabilities of Borrower for future advances, extensions of credit or other value at any time given or made by Lender to Borrower arising under the Loan Agreement and the Security Documents;

     (c) any and all other indebtedness, liabilities, obligations and duties of every kind and character of Borrower to Lender arising under the Loan Agreement and the Security Documents, whether now or hereafter existing or arising, regardless of whether such present or future indebtedness, liabilities, obligations or duties be direct or indirect, related or unrelated, liquidated or unliquidated, primary or secondary, joint, several, or joint and several, or fixed or contingent;

     (d) any and all other indebtedness, liabilities, obligations and duties of every kind and character of Borrower to Lender, whether now or hereafter existing or arising, regardless of whether such present or future indebtedness, liabilities, obligations or duties be direct or indirect, related or unrelated, liquidated or unliquidated, primary or secondary, joint, several, or joint and several, or fixed or contingent;

     (e) any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; and

     (f) all costs, expenses and fees, including, but not limited to, court costs and attorneys’ fees arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Borrower to Lender described in items (a) through (e) of this Section 1.1.

     1.2 Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Debt as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that Guarantor is liable for the Guaranteed Debt as a primary obligor.

     1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Debt arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and Guarantor’s legal representative and heirs). This Guaranty may be enforced by Lender and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

     1.4 Guaranteed Debt Not Reduced by Offset. The Guaranteed Debt and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Debt, whether such offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise. Without limiting the foregoing or Guarantor’s liability hereunder, to the extent that Lender advances funds pursuant to the Notes and does not receive payments or benefits thereon in the amounts and at the times required or provided in the Notes, Guarantor is absolutely liable to make such payments to (and confer such benefits on) Lender on a timely basis.

     1.5 Payment by Guarantor. If all or any part of the Guaranteed Debt shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

     1.6 No Duty to Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce such payment by Guarantor, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Guaranteed Debt or any other person, (ii) enforce Lender’s rights against any collateral which shall have been given to secure the Guaranteed Debt, (iii) join Borrower or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty, (iv) exhaust any remedies available to Lender against any collateral which shall have been given to secure the Guaranteed Debt, or (v) resort to any other means of obtaining payment of the Guaranteed Debt. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt.

     1.7 Waivers. Guarantor agrees to the provisions of the Loan Agreement and the Security Documents, and hereby waives (a) all rights of Guarantor under Rule 31, Texas Rules of Civil Procedure, or Chapter 34 of the Texas Business and Commerce Code, or Section 17.001 of the Texas Civil Practice and Remedies Code; (b) to the extent Guarantor is subject to the Texas Revised Partnership Act (“TRPA”), compliance by Lender with Section 3.05(d) of TRPA and (c) notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Notes, the Loan Agreement or of any other Security Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Agreement, the Security Documents or in connection with the Collateral (as defined in the Loan Agreement or Security Documents), (v) the occurrence of any breach by Borrower or Event of Default (as defined in the Loan Agreement), (vi) Lender’s transfer or disposition of the

Guaranteed Debt, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Agreement, the Security Documents, or any other documents or agreements evidencing, securing or relating to any of the Guaranteed Debt and the obligations hereby guaranteed.

     1.8 Payment of Expenses. If Guarantor breaches or fails to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.8 shall survive the payment of the Guaranteed Debt.

     1.9 Effect of Bankruptcy. If, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

     1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, from and after the date hereof until payment to Lender in full of the Guaranteed Debt, Guarantor shall not, and shall not attempt to, enforce, collect or exercise any rights Guarantor may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Debt for any payment made by Guarantor under or in connection with this Guaranty or otherwise. After payment to Lender in full of the Guaranteed Debt, Lender shall not contest the subrogation of Guarantor to the rights of Lender under the Security Documents, it being expressly agreed that Guarantor’s rights under such subrogation shall be and remain subordinate and inferior to the rights of

Lender under the Security Documents until and unless all amounts due Lender by Borrower under the Security Documents shall be paid in full.

     1.11 Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, conversion, consolidation, reorganization, amalgamation, sale, transfer or gift of Borrower or any interest in Borrower.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

     Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

     2.1 Modifications. Any renewal, refinancing, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Debt, the Notes, the Loan Agreement, the Security Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Debt or any failure of Lender to notify Guarantor of any such action.

     2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

     2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, death, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Debt; or any changes in the owners, shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

     2.4 Invalidity of Guaranteed Debt. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (iii) the officers or representatives executing the Notes, the Loan Agreement or the other Security Documents or otherwise creating the Guaranteed Debt acted in excess of their authority, (iv) the Guaranteed Debt violates applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Debt (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed Debt) is illegal, uncollectible or unenforceable, or (vii) the Notes, the Loan Agreement or any of the other Security Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Debt or any part thereof for any reason.

     2.5 Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Debt, or any part thereof, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Debt, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Debt without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Debt, or that Lender will look to other parties to pay or perform the Guaranteed Debt.

     2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt.

     2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt.

     2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Debt or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Debt.

     2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that it is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Debt.

     2.10 Offset. The Notes, the Guaranteed Debt and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise.

     2.11 Merger. The reorganization, conversion, merger, amalgamation or consolidation of Borrower into or with any other corporation or entity.

     2.12 Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

     2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Agreement, the Security

Documents, the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Debt pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that it shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Debt.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

     As material inducements to Lender to enter into the Loan Agreement and the Security Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

     3.1 Benefit. Guarantor is the owner of a direct or indirect interest in Borrower, or has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Debt. The loans to Natural Gas Services Group, Inc. and its Subsidiaries and any additional loans to them are for the direct benefit of each of Natural Gas Services Group, Inc. and its Subsidiaries, including Guarantor. Natural Gas Services Group, Inc. and its Subsidiaries are engaged as an integrated group in the manufacturing, leasing and sale of natural gas compressors and related equipment, systems and services for the oil and gas industry, and any benefits to Natural Gas Services Group, Inc. or any of its Subsidiaries are a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of Natural Gas Services Group, Inc. and its Subsidiaries is dependent upon the continued successful performance of the functions of the integrated group as a whole.

     3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Notes or Guaranteed Debt; provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

     3.3 No Representation by Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

     3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed Guarantor’s obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay Guarantor’s obligations and liabilities.

     3.5 Legality. All action on Guarantor’s part requisite for the due execution, delivery and performance of this Guaranty and the other Security Documents to which Guarantor is a party has been duly and effectively taken. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

     3.6 Financial Statements. Each financial statement of Guarantor delivered heretofore, concurrently herewith or hereafter to Lender completely and accurately discloses the financial condition of Guarantor (including all contingent liabilities) as of the date thereof and for the period covered thereby, and there has been no material adverse change in Guarantor’s financial condition subsequent to the date of the most recent financial statement of Guarantor delivered to Lender, except as disclosed therein.

     3.7 Litigation. Guarantor is not involved in, nor is Guarantor aware of the threat of, any litigation, nor are there any outstanding or unpaid judgments against Guarantor and there is no litigation that could, collectively or individually, create a material adverse change if determined adversely against Guarantor.

     3.8 Taxes. All tax returns required to be filed by the Guarantor with all governmental authorities have been filed, and all taxes, assessments, fees and other governmental charges upon Guarantor or upon any of Guarantor’s property, income or franchises which are due and payable, have been paid (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings); and no tax lien has been filed and, to the knowledge of Guarantor, no claim is being asserted with respect to any such tax, fee or other charge.

     3.9 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

     4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor’s Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise; or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor’s Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Debt. Upon the occurrence of an Event of Default (as defined in the Loan Agreement) or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor’s Claims.

     4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor’s Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor’s Claims, then upon payment to Lender in full of the Guaranteed Debt, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor’s Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to the proportion of the Guaranteed Debt which would have been unpaid if Lender had not received dividends or payments upon the Guarantor’s Claims.

     4.3 Payments Held in Trust. If, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

     4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor’s Claims shall be and shall remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Debt, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE 5

AFFIRMATIVE COVENANTS

          5.1 Information. Guarantor shall furnish such other and additional information regarding the business activities and financial condition of Guarantor as Lender shall request from time to time.

ARTICLE 6

MISCELLANEOUS

     6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     6.2 Notices. Any notices or other communications required or permitted to be given by this Guaranty must be given in writing and either (i) mailed by prepaid certified or registered mail, return receipt requested, addressed to the party at the address herein provided, (ii) by delivery to a third party commercial delivery service with evidence of delivery to the office of the addressee, or (iii) by personal delivery to the addressee. The addresses of the parties hereto are as follows:

Guarantor

Screw Compression Systems, Inc.
5725 Bird Creek Avenue
Catoosa, Oklahoma 74015
Attention: Paul D. Hensley, President

Lender

Western National Bank
508 West Wall, Suite 1100

Midland, Texas 79701
Attention: Scott A. Lovett

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is delivered to the U.S. Post Office or third party delivery service as aforesaid or if delivered by other means, then upon actual receipt by the addressee. Any party may change its address for purposes of this Guaranty by giving notice of such change to the other party pursuant to this Section.

     6.3 Governing Law. THIS GUARANTY IS EXECUTED AND DELIVERED AS AN INCIDENT TO A LENDING TRANSACTION NEGOTIATED, CONSUMMATED, AND PERFORMABLE IN MIDLAND COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Any action or proceeding against Guarantor under or in connection with this Guaranty shall be brought in any state or federal court in Midland County, Texas. Guarantor hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Guarantor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of Lender to serve process in any other matter permitted by law or shall limit the right of Lender to bring any action or proceeding against Guarantor or with respect to any of Guarantor’s property in courts in other jurisdictions. Any action or proceeding by Guarantor against Lender shall be brought only in a court located in Midland County, Texas.

     6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

     6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

     6.6 Parties Bound; Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.

     6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

     6.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

     6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

     6.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     6.11 ENTIRETY. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO

GUARANTOR’S GUARANTY OF THE GUARANTEED DEBT AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

     6.12 APPLICABLE LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. COURTS WITHIN THE STATE OF TEXAS SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN GUARANTOR AND LENDER, WHETHER IN LAW OR EQUITY, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT; AND VENUE IN ANY SUCH DISPUTE, WHETHER IN FEDERAL OR STATE COURT, SHALL BE LAID IN MIDLAND COUNTY, TEXAS.

     DATED to be effective from and as of the day and year first above written.

SCREW COMPRESSION SYSTEMS, INC.

By:
Paul D. Hensley, President

WESTERN NATIONAL BANK

By:

Scott A. Lovett, Executive
Vice President

EXHIBIT “N”

SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (“Security Agreement”), dated as of January 3, 2005, is made by SCREW COMPRESSION SYSTEMS, INC., a Texas corporation, with its principal offices at 5725 Bird Creek Avenue, Catoosa, OK 74015-3008, in favor of WESTERN NATIONAL BANK, a national banking association with banking quarters at 500 West Wall, Suite 100, Midland, Texas 79701.

     WHEREAS, Natural Gas Services Group, Inc. and Western National Bank executed that certain Third Amended and Restated Loan Agreement, dated as of January 3, 2005 (said Third Amended and Restated Loan Agreement, together with all amendments and supplements thereto, is herein called the “Loan Agreement”), pursuant to which Western National Bank agreed, subject to certain terms and conditions therein stated, to make loans to Natural Gas Services Group, Inc. as provided in the Loan Agreement;

     WHEREAS, Western National Bank has conditioned its obligations under the Loan Agreement upon the execution and delivery by Screw Compression Systems, Inc. of this Security Agreement, and Screw Compression Systems, Inc. has agreed to make and deliver this Security Agreement.

     NOW, THEREFORE, (i) in compliance with the terms and conditions of the Loan Agreement, (ii) for and in consideration of the premises and the agreements herein contained, and (iii) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Screw Compression Systems, Inc. and Western National Bank agree as follows:

SECTION 1. DEFINITIONS

     Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein are so used as so defined; and the following terms shall have the following meanings:

     (a) “Accounts” means all accounts receivable, leases receivable, book debts, notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Pledgor (including under any trade names, styles or divisions thereof) whether arising out of goods sold or leased by it or services rendered by it or from any other transaction, whether or not the same involves the sale of goods or performance of services by Pledgor (including, without limitation, any such obligation which would be characterized as an account, general intangible or chattel paper under the UCC) and all of Pledgor’s rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services, and all of Pledgor’s rights to any goods represented by any of the foregoing (including returned or repossessed goods and unpaid seller’s rights) and all moneys due or to become due to Pledgor under all contracts for the sale of goods and/or the performance of services by it (whether or not yet earned by performance) or in connection with any other transaction, now in existence or hereafter arising, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

     (b) “Contracts” means the contracts between any person and Pledgor, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of Pledgor to damages arising out of, or from, breach or default in respect thereof and (iii) all rights of Pledgor to perform and to exercise all remedies thereunder.

     (c) “Debtor” is Natural Gas Services Group, Inc., a Colorado corporation, and its permitted successors and assigns.

     (d) “Documents” has the meaning assigned in Section 9.102(a)(30) of the UCC.

     (e) “Equipment” means all machinery, equipment and gas compressors, now owned or hereafter acquired by Pledgor, or in which Pledgor now has or hereafter may acquire any right, title or interest and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, including, but not limited to, all equipment as defined in Section 9.102(a)(33) of the UCC.

     (f) “Instrument” has the meaning assigned in Section 9.102(a)(47) of the UCC.

     (g) “Inventory” means all inventory, wherever located, now owned or hereafter acquired by the Pledgor or in which the Pledgor now has or hereafter may acquire any right, title or interest, including, without limitation, all goods and other personal property now or hereafter owned by the Pledgor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the business of the Pledgor, or in the processing, packaging or shipping of the same, and all finished goods, including, but not limited to, all inventory as defined in Section 9.102(a)(48) of the UCC.

     (h) “Obligations” means the unpaid principal of and interest on the Notes (including, without limitation, interest accruing after the maturity of the loans and interest on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other present and future indebtedness, obligations and liabilities of the Debtor and any of its Subsidiaries to the Secured Party, and all renewals, rearrangements and extensions thereof, or any part thereof, now or hereafter owed to Secured Party by the Debtor or any of its Subsidiaries arising from, by virtue of, or pursuant to any Loan Paper, or otherwise, together with all interest accruing thereon and all costs, expenses and attorneys’ fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by Lender, owed to some other person.

     (i) “Pledgor” means Screw Compression Systems, Inc., and its permitted successors and assigns.

     (j) “Proceeds” means all “proceeds” as such term is defined in Section 9.102(a)(65) of the UCC and, in any event, shall mean and include, but not be limited to, the following at any time whatsoever arising or receivable: (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Pledgor from time to time with respect to any of the Collateral, and (iii) any and all payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of Governmental Authority).

     (k) “Secured Party” is Western National Bank, a national banking association, and its successors and assigns.

     (l) “UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas.

SECTION 2. GRANT OF SECURITY INTEREST

     As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby grants to the Secured Party a security interest and Bank Lien in all of the following property now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)	all Accounts;

(ii)	all Contracts;

(iii)	all Documents;

(iv)	all Equipment;

(v)	all Instruments;

(vi)	all Inventory;

(vii)	all Proceeds and all present and future increases, combinations, reclassifications, improvements and products of, accessions, attachments, and other additions to, and substitutes and replacements for all or any part of the foregoing; and

(viii)	all Real Property.

SECTION 3. PLEDGOR’S REPRESENTATIONS AND WARRANTIES

     The Pledgor hereby represents and warrants that:

     (a) Title; No Other Liens. Except for the Bank Lien granted to the Secured Party for the benefit of the Secured Party pursuant to this Security Agreement and the other Liens permitted to exist on the Collateral pursuant to the Loan Agreement, the Pledgor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Secured Party, for the benefit of the Secured Party, pursuant to this Security Agreement or any other Loan Paper, and (ii) such as may have been filed by third parties to perfect Liens permitted by the Loan Agreement.

     (b) Perfected First Priority Liens. The Bank Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Secured Party, which are prior to all other Liens on the Collateral created by the Pledgor and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from the Pledgor and against any owner or purchaser of the real property where any of the Collateral is located and any present or future creditor obtaining a Lien on such real property.

     (c) Accounts. The amount represented by the Pledgor to the Secured Party from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Pledgor under or in connection with any Account is evidenced by any Instrument which has not been delivered to the Secured Party. Pledgor’s Accounts arose in the ordinary course of Pledgor’s business from the performance of services that Pledgor has fully and satisfactorily performed or from the sale or lease of goods in which Pledgor had sole and complete ownership. No such Account is subject to counterclaim or defense (other than discount for prompt payment as shown on the invoices).

     (d) Use and Protection of Collateral. The Collateral will be used for business purposes only and certain of the Collateral is of a type normally used in more than one state.

     (e) Pledgor’s Address and Location of Collateral. Pledgor’s chief executive office/chief place of business is located at 5725 Bird Creek Ave., Catoosa, Oklahoma 74015. The Collateral will remain in Pledgor’s possession or control at all times (at Pledgor’s risk of loss) and will be kept at the locations described on Exhibit A hereto or at other locations disclosed to Secured Party as required by the Loan Agreement.

     (f) Governmental Obligors. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

     (g) Consents. No consent of any party (other than the Pledgor) to any Contract or any obligor in respect of any Account is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Each Account and each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the obligor in respect thereof or parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Accounts or Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Account or Contract to any material adverse limitation, either specific or general in nature. Neither the Pledgor nor (to the best knowledge of the Pledgor) any other party to any Account or Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. The Pledgor has fully performed all its obligations under each Contract. The right, title and interest of the Pledgor in, to and under each Account or Contract are not subject to any defense, offset, counterclaim, or claim which would materially adversely affect the value of such Account or Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Pledgor as to any of the foregoing. Upon request by Secured Party, the Pledgor will deliver to the Secured Party a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto. No account payable to the Pledgor under or in connection with any Account or Contract is evidenced by any Instrument which has not been delivered to the Secured Party.

     (h) Power and Authority; Authorization. The Pledgor has the power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Bank Liens on the Collateral pursuant to, this Security Agreement and has taken all necessary corporate and other action to authorize its execution, delivery and performance of, and grant of the Bank Liens on the Collateral pursuant to, this Security Agreement.

     (i) Enforceability. This Security Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

     (j) No Conflict. The execution, delivery and performance of this Security Agreement will not violate or constitute a default under (i) any provision of any agreement to which Pledgor is a party or by which any of its assets may be bound or subject to, or (ii) the articles of incorporation or bylaws of the Pledgor, and (iii) will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor except as contemplated hereby.

     (k) No Consents, etc. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other person (including, without limitation, any stockholder or creditor or Affiliate of the Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

     (l) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues which could reasonably be expected to have a Material Adverse Effect.

SECTION 4. PLEDGOR’S COVENANTS

     The Pledgor covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until the Obligations are paid in full:

     (a) Pledgor Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreements giving rise to each such Account or Contract in accordance with and pursuant to the terms and provisions of each such Contract or agreement giving rise to an Account.

     (b) Costs. Pledgor shall pay Secured Party on demand every expense (including reasonable attorney’s fees and other legal expenses) incurred or paid by Secured Party in exercising or protecting its interests, rights, and remedies under this Security Agreement, plus interest at a rate per annum 2% above the Prime Rate on each such amount commencing on the date notice of such expenses is given to Pledgor by Secured Party until paid by Pledgor.

     (c) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of the Loan Agreement and this Security Agreement and of the rights and powers therein and herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Bank Liens created hereby. The Secured Party shall have the right, without the consent or joinder of the Pledgor, to execute and file with any governmental authority such financing statements, financing statement amendments and continuation statements as may, in the sole discretion of the Secured Party, be necessary or advisable to maintain, perfect or otherwise evidence the Bank Lien of the Secured Party in and to any of the Collateral. In addition, and without limiting the foregoing, this Pledge Agreement may be attached to and made a part of any financing statement filed by the Secured Party. The Pledgor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, such Instrument shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Security Agreement.

     (d) Indemnification. The Pledgor agrees to pay, and to save the Secured Party harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Secured Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Pledgor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Pledgor.

     (e) Maintenance of Records. The Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts and Contracts. The Pledgor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the further security of the Secured Party, the Secured Party shall have a security interest in all of the Pledgor’s books and records pertaining to the Collateral, and the Pledgor shall turn over any such books and records to the Secured Party or to its representatives during normal business hours at the request of the Secured Party.

     (f) Right of Inspection. The Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Pledgor, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Pledgor agrees to render to the Secured Party, at the Pledgor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Party and its representatives shall at all times also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

     (g) Compliance with Laws, etc. The Pledgor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Pledgor’s businesses; provided, however, that the Pledgor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Secured Party, adversely affect the Secured Party’s rights or the priority of its Bank Liens on the Collateral.

     (h) Compliance with Terms of Contracts, etc. The Pledgor will perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Collateral.

     (i) Payment of Obligations. The Pledgor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Pledgor’s books in accordance with generally accepted accounting principles.

     (j) Limitation of Liens on Collateral. The Pledgor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Bank Liens created hereby and other than as permitted pursuant to the Loan Agreement, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all persons whomsoever.

     (k) Limitations on Dispositions of Collateral. The Pledgor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as expressly permitted in the Loan Agreement.

     (l) Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts. The Pledgor will not (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Secured Party a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account.

     (m) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Pledgor over a period of time, the Pledgor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (n) Maintenance of Equipment. The Pledgor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

     (o) Maintenance of Insurance. The Pledgor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Equipment and Inventory against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Secured Party and (ii) insuring the Pledgor and the Secured Party against liability for personal injury and property damage relating to such Equipment and

Inventory, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Secured Party, with losses payable to the Pledgor and the Secured Party as its interests may appear. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Secured Party of written notice thereof, (ii) name the Secured Party as insured party, and (iii) be reasonably satisfactory in all other respects to the Secured Party. The Pledgor shall deliver to the Secured Party a report of a reputable insurance broker or agent with respect to such insurance during a month specified by the Secured Party in its discretion in each calendar year and such supplemental reports with respect thereto as the Secured Party may from time to time reasonably request.

     (p) Further Identification of Collateral. The Pledgor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

     (q) Notices. The Pledgor will advise the Secured Party promptly, in reasonable detail, at its address set forth in the Loan Agreement, (i) of any Lien (other than Bank Liens created hereby or permitted under the Loan Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Bank Liens created hereunder.

     (r) Changes in Locations, Name. etc. The Pledgor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 3 or (ii) change its name, identity or organizational structure to such an extent that any financing statement filed by the Secured Party in connection with this Security Agreement would become misleading.

SECTION 5. PERFORMANCE BY SECURED PARTY OF PLEDGOR’S AGREEMENTS

     If the Pledgor fails to perform or comply with any of the agreements contained herein and the Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Prime Rate, shall be payable by the Pledgor to the Secured Party on demand and shall constitute Obligations secured hereby.

SECTION 6. SECURED PARTY’S APPOINTMENT AS ATTORNEY-IN-FACT

     (a) Attorney-in-Fact. Pledgor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Secured Party’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Secured Party the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:

     (1) in the case of any Account, at any time when the authority of the Pledgor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 9(c) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Pledgor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due or with respect to such Collateral whenever payable;

     (2) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefore and the costs thereof; and

     (3) upon the occurrence and during the continuance of any Event of Default, (a) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (b) to ask for or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (c) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (e) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and the Pledgor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Bank Liens of the Secured Party thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Pledgor might do.

     The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     (b) Other Powers. The Pledgor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Sections 6(a) and 9(d), any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

SECTION 7. PROCEEDS

     In addition to the rights of the Secured Party specified in Section 9 with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (i) all Proceeds received by the Pledgor consisting of cash, checks and other near-cash items shall be held by the Pledgor, in trust for the Secured Party, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Secured Party in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Secured Party), and (ii) any and all such Proceeds received by the Secured Party (whether from the Pledgor or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party for the Secured Party as collateral security for, and/or then or at any time thereafter may be applied by the Secured Party against, the Obligations (whether matured or unmatured), such application to be in such order as the Secured Party shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive the same.

SECTION 8. EVENTS OF DEFAULT

     If any one or more of the following shall occur and shall not have been remedied in the period, if any, provided for, an “Event of Default” shall be deemed to have occurred hereunder and with respect to all of the Obligations, unless waived in writing by Secured Party:

     (a) default shall be made by Debtor in the payment when due of any installment of principal or interest on the Notes or any other Obligations;

     (b) any representation or warranty made by Pledgor in this Security Agreement, or by Debtor in the Loan Agreement or in any of the other Loan Papers or in any certificate, document or financial or other statement furnished to Secured Party under or in connection with this Security Agreement, the Loan Agreement or any other Loan Paper shall be or shall prove to have been incorrect or untrue or misleading in any material respect on or as of the date made or deemed made and shall continue unremedied for a period of 30 days after the earlier of (i) the Pledgor becoming aware of such default or

(ii) the Secured Party giving notice thereof to the Pledgor;

     (c) default shall be made by Pledgor in the due performance or observance of any covenant, condition or agreement contained in this Security Agreement, or default shall be made by Debtor in the due performance or observance of any covenant, condition or agreement contained in the Loan Agreement or in any of the other Loan Papers and such default shall continue unremedied for a period of 30 days after the earlier of (i) Pledgor becoming aware of such default or (ii) the Secured Party giving notice thereof to the Pledgor;

     (d) Pledgor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of Pledgor or of all or a substantial part of Pledgor’s assets; (ii) be unable, or admit in writing its inability, or fail to confirm its ability (when requested to do so by Secured Party) to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy; (v) file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency law; (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or (vii) take any action for the purpose of effecting any of the foregoing;

     (e) an order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of Pledgor or appointing a receiver, trustee or liquidator of Pledgor or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed in effect for any period of 30 consecutive days;

     (f) the failure of Pledgor to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration or similar proceeding against any of its properties or assets having a value of $100,000.00 or more;

     (g) any acceleration, notice of default, filing of suit or notice of breach by any lender, lessor, creditor or other party to any Material Agreement to which Pledgor is a party, or to which its properties or assets are subject;

     (h) the occurrence of a Material Adverse Effect with respect to Pledgor;

     (i) the occurrence of a Change of Control;

     (j) final judgment or judgments shall be entered against Pledgor involving in the aggregate a liability (not paid or fully covered by insurance or not otherwise covered by indemnity agreements acceptable to Lender in its sole discretion) of $100,000.00 or more, and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

     (k) the occurrence of any other Event of Default under the Loan Agreement.

SECTION 9. SECURED PARTY’S RIGHTS, REMEDIES AND POWERS

     (a) Analysis of Accounts. The Secured Party shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Pledgor shall furnish all such assistance and information as the Secured Party may require in connection therewith. At any time and from time to time, upon the Secured Party’s request and at the expense of the Pledgor, the Pledgor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

     (b) Notice to Account Debtors and Contracting Parties. At any time after an Event of Default occurs and is continuing, upon the request of the Secured Party at any time, the Pledgor shall notify account debtors of the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. The Secured

Party may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

     (c) Collections on Accounts and Contracts. The Secured Party hereby authorizes the Pledgor to collect the Accounts and Contracts, subject to the Secured Party’s direction and control, and the Secured Party may curtail or terminate said authority at any time. If required by the Secured Party at any time, any payments of Accounts and Contracts, when collected by the Pledgor, shall be forthwith (and, in any event, within two Business Days) deposited by the Pledgor in the exact form received, duly indorsed by the Pledgor to the Secured Party if required, in a special collateral account maintained by the Secured Party, subject to withdrawal by the Secured Party for the account of the Secured Party only, as provided in this Security Agreement, and, until so turned over, shall be held by the Pledgor in trust for the Secured Party, segregated from other funds of the Pledgor. All Proceeds while held by the Secured Party (or by the Pledgor in trust for the Secured Party) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in this Security Agreement. At such intervals as may be agreed upon by the Pledgor and the Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at the Secured Party’s election, the Secured Party shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Secured Party may elect, and any part of such funds which the Secured Party elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Secured Party to the Pledgor or to whomsoever may be lawfully entitled to receive the same. At the Secured Party’s request, the Pledgor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts and Contracts, including, without limitation, all original orders, invoices and shipping receipts.

     (d) Remedies; Acceleration of Maturity of Obligations; Repossession and Sale of Collateral. At any time after an Event of Default occurs and is continuing, Secured Party may declare every Obligation to be immediately due and payable and may exercise, in addition to all other rights and remedies granted to it in this Security Agreement, the Loan Agreement and in any of the other Loan Papers securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable and at such prices as Secured Party may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Pledgor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Pledgor’s premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

     (e) Right of Setoff. In addition to the security interest and Lien herein described, Pledgor expressly recognizes and grants Secured Party upon the occurrence of an Event of Default the right of setoff with respect to any money, checks, certificates of deposit or instruments deposited with Secured Party, whether in general or special deposits, which right may be exercised concurrently with or separately from any and all other rights of Secured Party against Pledgor.

SECTION 10. LIMITATIONS ON SECURED PARTY’S DUTIES AND OBLIGATIONS

     (a) Limitations on Secured Party’s Obligations Under Accounts and Contracts. The Secured Party shall not have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Pledgor thereof under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (b) Limitation on Duties Regarding Preservation of Collateral. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

     (c) No Duty on the Part of Secured Party. The powers conferred on the Secured Party under this Security Agreement are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor or its officers, directors, employees, stockholders or agents for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

SECTION 11. GENERAL PROVISIONS

     (a) Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     (b) Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (c) Additional Definitions. The term “Pledgor” as used in this Security Agreement is to be construed as singular or plural to correspond with the number of persons executing this instrument as Pledgor. The pronouns used in this instrument are in the masculine gender but shall be construed as feminine or neuter as occasion may require. “Secured Party”, “Pledgor” and “Debtor” as used in this instrument include the heirs, executors or administrators, successors, representatives, receivers, trustees, custodians, and assigns of those parties.

     (d) Captions. The section and paragraph headings appearing in this instrument were inserted for convenience only and are not to be given any substantive meaning or significance in construing this Security Agreement.

     (e) Waivers and Amendments; Successors and Assigns. None of the terms or provision of this Security Agreement may be waived,

amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Secured Party, provided that any provision of this Security Agreement may be waived by the Secured Party in a written letter or agreement executed by the Secured Party or by telex or facsimile transmission from the Secured Party. This Security Agreement shall be binding upon the permitted successors and assigns of the Pledgor and shall inure to the benefit of the Secured Party and its successors and assigns.

     (f) No Waiver; Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 11(e) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     (g) GOVERNING LAW. THE LAW GOVERNING THIS SECURED TRANSACTION SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ANY OF THE COLLATERAL SITUATED IN ANY OTHER STATE MAY BE GOVERNED BY THE LAWS OF SUCH OTHER STATE.

     (h) Renewal, Extension or Rearrangement. All provisions of this Security Agreement and of any other Loan Paper relating to the Notes or other Obligations shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Notes or any part of such other Obligations.

     (i) Assignment. Secured Party may from time to time assign this Security Agreement, Secured Party’s rights under this Security Agreement,

or all or any of the Obligations. In any such case, the assignee will be entitled to all rights, privileges, and remedies granted in this Security Agreement to Secured Party, and Pledgor will not assert against the assignee any claims or defenses Pledgor may have against Secured Party (except those granted in this Security Agreement).

     (j) Notices. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the person to which it is being given at such person’s address or transmission number set forth in the Loan Agreement and shall be effective (a) in the case of mail, two days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent. The Pledgor may change its address and transmission number by written notice to the Secured Party, and the Secured Party may change its address and transmission number by written notice to the Pledgor.

     EXECUTED as of the date first above written.

SECURED PARTY

WESTERN NATIONAL BANK

By:

Scott A. Lovett, Executive Vice
President

PLEDGOR

SCREW COMPRESSION SYSTEMS, INC.

By:

Paul Hensley, President

EXHIBIT “A”
TO SECURITY AGREEMENT

LOCATIONS OF COLLATERAL

5725 Bird Creek Avenue
Catoosa, OK 74015

EXHIBIT “O”

SCREW COMPRESSION SYSTEMS, INC.

OFFICER’S CERTIFICATE

     I, Paul D. Hensley, the duly elected and acting President of Screw Compression Systems, Inc., a Texas corporation (the “Company”), hereby certify for and on behalf of the Company as follows in connection with the consummation of the transactions contemplated by that certain Third Amended and Restated Loan Agreement, dated as of January 3, 2005 (the “Loan Agreement”), among the Company, Natural Gas Services Group, Inc., and Western National Bank:

     (1) Exhibit 1 attached hereto contains true and correct copies of resolutions duly adopted by the Board of Directors of the Company and such resolutions are in full force and effect on the date hereof, and such resolutions have not been rescinded or modified in any respect.

     (2) Exhibit 2 attached hereto contains true, complete and correct copies of the articles of incorporation of the Company as the same may have been amended from time to time.

     (3) Exhibit 3 attached hereto contains true, complete and correct copies of the bylaws of the Company, as the same may have been amended from time to time.

     (4) There are no proceedings pending for the dissolution or liquidation of the Company or threatening its corporate existence.

     (5) No suit, action or other proceeding by a third party or any Governmental Authority (within the meaning of the Loan Agreement) is pending or threatened which relates to the Loan Agreement or the transactions contemplated thereby.

     (6) No Event of Default (within the meaning of the Loan Agreement) is in existence at the date hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand as of                     , effective as of January 3, 2005.

Paul D. Hensley, President

CERTIFICATES

Exhibit 1

BORROWING RESOLUTIONS

Exhibit 2

ARTICLES OF INCORPORATION

Exhibit 3

BYLAWS

EXHIBIT “P”

COMPLIANCE CERTIFICATE

     Certification. Reference is made to that certain Third Amended and Restated Loan Agreement, dated as of January 3, 2005, by and among Natural Gas Services Group, Inc. (the “Borrower”), the Guarantor party thereto and Western National Bank (the “Lender”) (the “Loan Agreement”). Pursuant to the provisions of the Loan Agreement, the undersigned chief executive officer or principal financial officer of Borrower hereby certifies and represents to Lender that, except as set forth below: (i) there exists no Event of Default under the Loan Agreement or any of the other Loan Papers, (ii) there exists no set of circumstances or event which, with lapse of time or notice or both, would constitute an Event of Default under the Loan Agreement or the other Loan Papers, and (iii) during the period covered by this certificate, all of the terms and provisions of the Loan Agreement and the other Loan Papers have been fully performed and complied with.

     Exceptions to the above certification. (State “none” if applicable, or list and specify any exceptions and the actions taken or proposed to be taken to remedy or correct same.)

     Period covered: For the month ended                     , 200     .

     Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     Dated:                     , 200     .

(Chief Executive Officer or Principal
Financial Officer of Borrower)

EXHIBIT “Q”

Consolidated Current Ratio Calculation

1.	Sum of current assets of Borrower and its consolidated Subsidiaries	$

2.	Sum of current liabilities of Borrower and its consolidated Subsidiaries	$

	Current Ratio	1 ÷ 2

EXHIBIT “R”

Consolidated Tangible Net Worth Calculation

1.	Sum of (a) all amounts included under stockholders’ equity on consolidated balance sheet of Borrower and its Subsidiaries and (b) the Subordinated Notes	$

2.	Sum of aggregate book value of Borrower’s and its Subsidiaries Consolidated Intangible Assets	$

3.	Consolidated Tangible Net Worth	$ 1 - 2

EXHIBIT “S”

Debt Service Ratio

(A)	Consolidated Cash Flow:

	(1)	Sum of consolidated pre-tax net income (or loss), less actual taxes paid, from continuing operations of the Borrower and its Subsidiaries (excluding extraordinary income but including extraordinary expenses)	$

	(2)	Sum of depreciation, depletion, amortization and interest expenses deducted in determining consolidated net income (or loss) of the Borrower and its Subsidiaries	$

	(3)	Consolidated Cash Flow	$ (1) + (2)

(B)	Consolidated Fixed Charges:

	(1)	Sum of aggregate principal amount of all Debt of the Borrower and its Subsidiaries paid or due and payable	$

	(2)	All interest, including imputed interest in connection with Financing Leases, paid or accrued by the Borrower and its Subsidiaries	$

	(3)	Consolidated Fixed Charges	$ (1) + (2)

		Debt Service Ratio	(A)(3)÷B(3)

EXHIBIT “T”

Ratio of Consolidated Debt to
Consolidated Tangible Net Worth

1.	Sum of all Debt (excluding Subordinated Notes) of the Borrower and its Subsidiaries	$

2.	Consolidated Tangible Net Worth	$

	Ratio of Consolidated Debt to Consolidated Tangible Net Worth	(1) ÷ (2)